Exhibit 4.4

AMERICAN INTERNATIONAL GROUP, INC.

Ninth Supplemental Indenture
Dated as of May 20, 2008

(Supplemental to the Junior Subordinated Debt Indenture Dated as of March 13, 2007)

THE BANK OF NEW YORK,
as Trustee

     NINTH SUPPLEMENTAL INDENTURE, dated as of May 20, 2008, between American International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (herein called “Trustee”);
RECITALS:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Junior Subordinated Debt Indenture, dated as of March 13, 2007 (the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Indenture;
     WHEREAS, Section 901 of the Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form and terms of a series of Securities;
     WHEREAS, Section 201 of the Indenture permits the form of Securities of a series to be established in an indenture supplemental to the Indenture;
     WHEREAS, Section 301 of the Indenture permits certain terms of a series of Securities to be established pursuant to an indenture supplemental to the Indenture;
     WHEREAS, pursuant to Sections 201 and 301 of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Ninth Supplemental Indenture;
     WHEREAS, all things necessary to make this Ninth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;
     NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities of the series established by this Ninth Supplemental Indenture by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.1 Relation to Indenture
     This Ninth Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Ninth Supplemental Indenture, shall apply to the Debentures) in respect of the Debentures but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.
Section 1.2 Definitions
     For all purposes of this Ninth Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned hereto in this Section 1.2 and (ii) which are defined in the Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Indenture. For all purposes of this Ninth Supplemental Indenture:
     1.2.1 Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this Ninth Supplemental Indenture;
     1.2.2 The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Ninth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
     1.2.3 (a) The terms defined in this Section 1.2.3 have the meanings assigned to them in this Section and include the plural as well as the singular:
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Agent Member” means any member of, or participant in, the Depositary.
     “APM Commencement Date” means, with respect to any Deferral Period, the earlier of (i) the Business Day following the fifth anniversary of the commencement of such Deferral Period and (ii) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the Debentures.

     “APM Common Stock” means shares of Common Stock, including any shares of Common Stock held in treasury, and any shares of Common Stock sold pursuant to the Company’s dividend reinvestment or similar plan or sold pursuant to any Employee Benefit Plan.
     “APM Qualifying Securities” means APM Common Stock, Qualifying Warrants, Qualifying Non-Cumulative Preferred Stock and Mandatorily Convertible Preferred Stock; provided that, subject to Section 2.1(h), the Company may amend the definition of APM Qualifying Securities to eliminate APM Common Stock, Qualifying Warrants or Mandatorily Convertible Preferred Stock (but not both APM Common Stock and Qualifying Warrants) from the definition if, after May 13, 2008, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Company’s earnings per share as calculated for financial reporting purposes.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Debenture, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.
     “Assurance Agreement” means the agreement of the Company, dated as of June 27, 2005, in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time).
     “Available Shares” has the meaning set forth in Section 2.1(h).
     “Bankruptcy Event” means an Event of Default set forth in Sections 501(5) or (6) of the Indenture.
     “Business Combination” means a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other Person or a similar transaction.
     “Business Day” is any day, other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (ii) on or after May 15, 2038, a day that is not a London Banking Day.
     “Calculation Agent” means AIG Financial Products Corp., or any other firm appointed by the Company, acting as calculation agent for the Debentures. Any successor or substitute Calculation Agent may be an Affiliate of the Company.

     “Capital Stock” for any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.
     “Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor securities clearing agency).
     “Closing Date” means May 20, 2008.
     “Commercially Reasonable Efforts” means, for purposes of selling APM Qualifying Securities or Qualifying Capital Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities or Qualifying Capital Securities, as applicable, to third parties that are not Subsidiaries of the Company in public offerings or private placements. The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of APM Qualifying Securities or Qualifying Capital Securities, as applicable, if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.
     “Common Stock” means the common stock, par value $2.50 per share, of the Company.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by an independent investment bank selected by the Calculation Agent as having a maturity comparable to the term remaining from the Redemption Date to May 15, 2038 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.
     “Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.
     “Continuing Director” means a director who was a director of the Company at the time of the initial approval of the definitive agreement relating to a Business Combination transaction by the Company’s Board of Directors.
     “Current Stock Market Price” of the APM Common Stock on any date shall mean (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded, or (ii) if the Common Stock is not listed on any U.S. securities exchange on the relevant date, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     “Debentures” has the meaning set forth in Section 2.1(a).
     “Deferral Period” means each period beginning on an Interest Payment Date with respect to which the Company either (A) elects pursuant to Section 2.1(g) to defer all or part of any interest payment due on an Interest Payment Date or (B) fails to pay all or any part of any interest payment due on an Interest Payment Date within five Business Days after the Interest Payment Date and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and previously unpaid interest on the Debentures.
     “Depositary” means, with respect to the Debentures issuable or issued in whole or in part in the form of one or more Global Securities, DTC, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.
     “DTC” means The Depository Trust Company.
     “Eligible APM Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that the Company has received during the 180-days prior to the related Interest Payment Date from the issuance or sale of APM Qualifying Securities to Persons that are not Subsidiaries, up to the Maximum Share Number in the case of APM Qualifying Securities that are APM Common Stock or Mandatorily Convertible Preferred Stock, up to the Maximum Warrant Number in the case of APM Qualifying Securities that are Qualifying Warrants, and up to the Preferred Stock Issuance Cap in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock. This includes, without limitation, sales pursuant to any dividend reinvestment or similar plan and sales made pursuant to any Employee Benefit Plan.
     “Eligible Repayment Proceeds” means, with respect to any Repayment Date, the Applicable Percentage of the net proceeds the Company has received from the issuance of Qualifying Capital Securities that the Company has sold during a 180-day period ending on a notice date not more than 30 or less than 10 Business Days prior to such Repayment Date.
     “Employee Benefit Plan” means any written purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan or arrangement or any written compensatory contract or arrangement.
     “Enforcement Event” means any one of the following events:
     (1) failure by the Company to observe, satisfy or perform any of the covenants or agreements contained in this Ninth Supplemental Indenture or the Indenture (other than (i) any covenant or agreement in the Indenture expressly declared inapplicable herein, (ii) a covenant or agreement in respect of the Debentures a default in whose observance, satisfaction or performance is elsewhere specifically dealt with in this Ninth Supplemental Indenture or the Indenture (including without limitation Article X of the Indenture), or (iii) an event which is, or with the passage of time and/or giving of notice would result in, an Event of Default) on the part of the Company in respect of the Debentures that continues following a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that it is a notice with respect to an Enforcement Event hereunder, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of at least a majority in the aggregate principal amount of the Debentures at the time Outstanding; or
     (2) unless otherwise provided for in Section 2.1(d), the Company’s failure to use Commercially Reasonable Efforts to raise sufficient Eligible Repayment Proceeds as required by Section 2.1(d); or
     (3) the Company’s failure (a) to use Commercially Reasonable Efforts to raise Eligible APM Proceeds, or (b) to pay deferred interest on the Debentures, in either case as required by Section 2.1(h) or (i).
     “Equity Units” means the units, initially consisting of contracts to purchase shares of Common Stock and junior subordinated debentures, issued by the Company and as described in the Company’s prospectus supplement dated May 12, 2008.
     “Euroclear” means the Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear System.
     “Exchange Debentures” means the Debentures issued pursuant to the Exchange Offer. The Exchange Debentures shall be deemed to constitute the same series as the Original Debentures for which they are exchanged.
     “Exchange Offer” has the meaning specified in the form of Debenture contained in Annex A.
     “Final Maturity Date” has the meaning set forth in Section 2.1(d)(iii).
     “Fixed Commitments” has the meaning set forth in Section 2.1(h).
     “Global Security” means any certificated Debenture in global form evidencing all or part of the Debentures, issued to the Depositary, and registered in the name of the Depositary or its nominee. The Restricted Global Security, the Regulation S Global Security and the Unrestricted Global Security shall each be a Global Security.
     “Indebtedness” means all indebtedness and obligations (other than the Debentures) of, or Guaranteed or assumed by, the Company that (i) are for borrowed money or (ii) are evidenced by bonds, debentures, notes or other similar instruments.

     “Indenture” has the meaning set forth in the Recitals.
     “Initial Purchasers” means Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Lehman Brothers Inc., Mitsubishi UFJ Securities International plc, Mizuho Securities USA Inc., Daiwa Securities America Inc., RBC Capital Markets Corporation, Santander Investment Securities Inc., KeyBanc Capital Markets, Inc., Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, ANZ Securities, Inc., nabCapital Securities, LLC, BMO Capital Markets Corp., TD Securities (USA) LLC, ING Bank N.V., Calyon Securities, SunTrust Robinson Humphrey, Inc., NatCity Investments, Inc., BBVA Securities, Inc. and CIBC World Markets Corp.
     “interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including (unless context otherwise requires) Special Interest, if any.
     “Interest Payment Date” has the meaning set forth in Section 2.1(e).
     “Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, May 20, 2008) to but excluding the next Interest Payment Date.
     “LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Interest Period.
     “London Banking Day” means any day on which dealings in dollars are transacted in the London interbank market.
     “Make-Whole Redemption Price” means:
     (a) 100% of the principal amount of the Debentures to be redeemed; or
     (b) if greater, the sum, as determined by the Calculation Agent, of the present values of the remaining scheduled payments of principal (assuming for this purpose that the Debentures are to be redeemed at their principal amount on May 15, 2038) discounted from May 15, 2038 and interest thereon that would have been payable to and including May 15, 2038 (not including any portion of such payments of interest accrued to the Redemption Date) discounted from the relevant Interest Payment Date to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.50%;
plus, in either case, accrued and unpaid interest on the Debentures to be redeemed to the Redemption Date.
     “Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the Company, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.
     “Market Disruption Event” means, for purposes of sales of APM Qualifying Securities pursuant to Section 2.1(h) or sales of Qualifying Capital Securities pursuant to Section 2.1(d), as applicable (collectively, the “Permitted Securities”), the occurrence or existence of any of the following events or sets of circumstances:
     (a) trading in securities generally (or in the Company’s Capital Stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which the Company’s Capital Stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant regulatory body or governmental agency having jurisdiction that materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Permitted Securities;
     (b) the Company would be required to obtain the consent or approval of its stockholders or the consent or approval of, license from, or registration with, a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue and sell Permitted Securities, and the Company fails to obtain that consent or approval or to receive such license or effect such registration notwithstanding its commercially reasonable efforts to obtain that consent, approval, license or registration;
     (c) an event occurs and is continuing as a result of which the offering document for the offer and sale of Permitted Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading, provided that (i) one or more events described under this clause (c) shall not constitute a Market Disruption Event with respect to a period of more than 90 days in any 180-day period and (ii) multiple suspension periods contemplated by this clause (c) shall not exceed an aggregate of 180 days in any 360-day period;
     (d) the Company reasonably believes that the offering document for the offer and the sale of Permitted Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in clause (c) of this definition) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that (i) one or more events described under this clause (d) shall not constitute a Market Disruption Event with respect to a period of more than 90 days in any 180-day period and (ii) multiple suspension periods contemplated by this clause (d) shall not exceed an aggregate of 180 days in any 360-day period;

     (e) a banking moratorium shall have been declared by the federal or state authorities of the United States that results in a material disruption of any of the markets on which Permitted Securities are trading;
     (f) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;
     (g) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis, such that market trading in the Company’s Capital Stock has been materially disrupted; or
     (h) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, that materially disrupts the capital markets such as to make it, in the Company’s judgment, impracticable or inadvisable to proceed with the offer and sale of Permitted Securities.
     “Maximum Share Number” has the meaning set forth in Section 2.1(h).
     “Maximum Warrant Number” has the meaning set forth in Section 2.1(h).
     “Original Debentures” means all Debentures other than Exchange Debentures and Unrestricted Debentures.
     “Outstanding” has the meaning set forth in Section 2.1(d)(iv).
     “Outstanding Parity Securities” has the meaning set forth in Section 2.1(u)(iv).
     “pari passu”, as applied to the ranking of any obligation of a Person in relation to any other obligation of such Person, means in any bankruptcy, insolvency or receivership proceeding that each such obligation either (i) is not subordinated or junior in right of payment to any other obligation or (ii) is subordinate or junior in right of payment to the same obligations as is the other, and is so subordinate or junior to the same extent, and is not subordinate or junior in right of payment to each other or to any obligation as to which the other is not so subordinate or junior.
     “Preferred Stock Issuance Cap” has the meaning set forth in Section 2.1(i)(1).
     “Qualifying Non-Cumulative Preferred Stock” means the Company’s non-cumulative perpetual preferred stock that (i) contains no remedies other than Permitted Remedies and (ii)(a) is redeemable, but is subject to Intent-Based Replacement Disclosure, and has a provision that provides for mandatory suspension of distributions upon its failure to satisfy one or more financial tests set forth therein or (b) is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant.
     “Qualifying Warrants” means net share settled warrants to purchase shares of APM Common Stock that (i) have an exercise price per share greater than the Current Stock Market Price as of the date of pricing thereof, and (ii) the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to repurchase for cash in any circumstances.
     “Rating Agency” means any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act (or any successor provision), that publishes a rating for the Company on the relevant date.
     “Rating Agency Event” means that any Rating Agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in:
     (a) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on May 20, 2008; or
     (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on May 20, 2008.
     “Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and any other Primary Treasury Dealer selected by the Calculation Agent after consultation with the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Calculation Agent, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by that Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
     “Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated as of May 20, 2008, by and among the Company and the Initial Purchasers.

     “Regular Record Date” for the payment of any current interest payable on any Interest Payment Date, the date specified in Section 2.1(f) and for the payment of deferred interest, the date specified in Section 2.1(g)(ii).
     “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Regulation S Debentures” means all Debentures initially distributed in connection with the offering of the Debentures by the Initial Purchasers in reliance upon Regulation S.
     “Regulation S Global Security” has the meaning specified in Section 2.1(c).
     “Regulation S Legend” means a legend substantially in the form of the legend required in the form of Debenture set forth in Annex A to be placed upon each Regulation S Debenture.
     “Repayment Date” means the Scheduled Maturity Date and each Interest Payment Date thereafter until the Company shall have repaid, redeemed, defeased or otherwise acquired all of the Debentures.
     “Replacement Capital Covenant” means the replacement capital covenant, dated as of May 20, 2008, of the Company, as the same may be amended or supplemented from time to time in accordance with the provisions hereof and thereof.
     “Restricted Global Security” has the meaning specified in Section 2.1(c).
     “Restricted Period” means the period of 41 consecutive days beginning on the later of (i) the day on which Debentures are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date, except that any offer or sale by a distributor (as defined in Regulation S) of an unsold allotment shall be deemed to be made during the Restricted Period.
     “Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.
     “Restricted Security Legend” means a legend substantially in the form of the legend required in the form of Debenture set forth in Annex A to be placed upon each Rule 144A Debenture.
     “Reuters Screen LIBOR01” means the display designated on Reuters Screen LIBOR01 (or such other page or service as may replace the Reuters Screen LIBOR01 as selected by the Calculation Agent for the purposes of displaying Three-month LIBOR interest rates of major banks or, if not available, such other page and service as may be selected by the Calculation Agent from time to time).

     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A Debentures” means all Debentures initially distributed in connection with the offering of the Debentures by the Initial Purchasers in reliance upon Rule 144A.
     “Scheduled Maturity Date” has the meaning set forth in Section 2.1(d).
     “Securities” has the meaning set forth in the Recitals.
     “Securities Act Legend” means the Restricted Securities Legend and/or the Regulation S Legend, as applicable.
     “Special Interest” means all amounts, if any, payable pursuant to Section 2(c) of the Registration Rights Agreement.
     “Stock and Warrant Issuance Cap” has the meaning set forth in Section 2.1(i)(1).
     “Tax Event” means that the Company has requested and received an Opinion of Counsel (which counsel need not be satisfactory to the Trustee) experienced in such matters to the effect that, as a result of any:
     (a) amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after May 13, 2008;
     (b) proposed change in those laws or regulations that is announced after May 13, 2008;
     (c) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after May 13, 2008; or
     (d) threatened challenge asserted in connection with an audit of the Company, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures;
there is more than an insubstantial risk that interest payable by the Company on the Debentures is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
     “Three-month LIBOR” means, with respect to any quarterly Interest Period, the rate (expressed as a percentage per annum and determined by the Calculation Agent) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period that appears on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Interest Period. If such rate does not appear on Reuters Screen LIBOR01, Three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Interest Period, in an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in that market at that time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-month LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, Three-month LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Interest Period and in an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in that market at that time. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-month LIBOR for that Interest Period will be the same as Three-month LIBOR as determined for the previous Interest Period or, in the case of the Interest Period beginning on May 15, 2038, 2.676%. The establishment of Three-month LIBOR for each Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.
     “Unrestricted Debenture” means any Debenture represented by the Unrestricted Global Security.
     “Unrestricted Global Security” means a Global Security that does not contain a Securities Act Legend. On the Closing Date, the Unrestricted Global Security will have an initial principal amount of zero.
     “Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex C.
     “Voting Stock” means equity securities which ordinarily have voting power for the election of directors, whether at all times or only so long as no senior class of equity securities has such voting power by reason of any contingency.
     (b) “Applicable Percentage”, “Intent-Based Replacement Disclosure”, “Permitted Remedies” and “Qualifying Capital Securities” shall have the respective meanings set forth in the Replacement Capital Covenant as in effect on the date hereof and as it may be amended pursuant to its terms consistent with Section 2.1(r).

ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.1 Terms of Debentures
     Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:
     (a) Designation. The Securities of this series shall be known and designated as the “8.175% Series A-6 Junior Subordinated Debentures” of the Company (the “Debentures”). The CUSIP numbers for the Debentures are U02687 BW7 (Reg S) and 026874 BR7 (144A).
     (b) Aggregate Principal Amount. The maximum aggregate principal amount of the Debentures that may be authenticated and delivered under the Indenture and this Ninth Supplemental Indenture is $4,000,000,000 (except for Debentures authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture or Section 3.5 of this Ninth Supplemental Indenture).
     (c) Form and Denominations. The Debentures will be issued only in fully registered form, and the authorized denominations of the Debentures shall be $1,000 principal amount and integral multiples of $1,000 in excess thereof. The Debentures will initially be issued in the form of one or more Global Securities substantially in the form of Annex A (attached hereto), with such modifications thereto as may be approved by the authorized officer executing the same. The Debentures will be denominated in U.S. dollars and payments of principal and interest will be made in U.S. dollars.
     Upon their original issuance, the Rule 144A Debentures and the Regulation S Debentures shall be issued in the form of separate Global Securities registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Debentures represented thereby (or such other accounts as they may direct). Each such Global Security will constitute a single Security for all purposes of the Indenture. The Global Securities representing Rule 144A Debentures are collectively herein called the “Restricted Global Securities.” The Global Securities representing Regulation S Debentures are collectively herein called the “Regulation S Global Securities.”
     All Exchange Debentures issued upon any exchange of the Original Debentures (as described in Annex A) shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Original Debentures surrendered upon such exchange. Subject to the second paragraph of Section 307 of the Indenture, each Exchange Debenture delivered in exchange for an

Original Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such Original Debenture.
     (d) Scheduled Maturity Date.
     (i) The principal amount of, and all accrued and unpaid interest on, the Outstanding Debentures shall be payable in full on May 15, 2058, or if such day is not a Business Day, the next Business Day (the “Scheduled Maturity Date”); provided that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vi) of this Section 2.1(d) in connection with the Scheduled Maturity Date, (A) the principal amount of Debentures payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment accompanying such Officers’ Certificate, (B) such specified principal amount of Debentures shall be repaid on the Scheduled Maturity Date pursuant to Article III, and (C) subject to clause (ii) of this Section 2.1(d), the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 2.1(q) or shall become due and payable pursuant to Section 502 of the Indenture or clause (iii) of this Section 2.1(d). The Outstanding Debentures shall be due and payable on the Scheduled Maturity Date except to the extent otherwise specified in an Officers’ Certificate delivered to the Trustee not more than 30 and not less than 10 Business Days immediately preceding the Scheduled Maturity Date.
     (ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vi) of this Section 2.1(d) in connection with any Repayment Date, the principal amount of Debentures payable on such Repayment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, such principal amount of Debentures shall be repaid on such Repayment Date pursuant to Article III, and the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Repayment Date or such earlier date on which they are redeemed pursuant to Section 2.1(q) or shall become due and payable pursuant to Section 502 of the Indenture or clause (iii) of this Section 2.1(d). The Outstanding Debentures shall be due and payable on any Repayment Date except to the extent otherwise specified in an Officers’ Certificate delivered to the Trustee not more than 30 and no less than 10 Business Days immediately preceding such Repayment Date.
     (iii) Notwithstanding anything to the contrary set forth in this Ninth Supplemental Indenture, the principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on the Final Maturity Date. The “Final Maturity Date” means May 15, 2068 (or, if this day is not a Business Day, the following Business Day).

     (iv) Any repayment of principal and current interest on the Debentures pursuant to this Section 2.1(d) on any date prior to the Final Maturity Date shall not affect the Company’s obligations under Section 2.1(h) with respect to the payment of deferred interest on the Debentures. For the purpose of clarity, it is possible that the Company may repay the principal and current interest on a Debenture pursuant to this Section 2.1(d) but still be obligated to pay deferred interest on the Debenture. For the purposes of the definition of “Outstanding” in the Indenture, a Debenture, as to which principal and current interest has been repaid, redeemed or otherwise satisfied by the Company, shall for all purposes of the Indenture and this Ninth Supplemental Indenture, other than for purposes of Article XI of the Indenture and this Section 2.1(d) and Article III of this Ninth Supplemental Indenture, be deemed Outstanding so long as any deferred interest on such Debenture remains unpaid.
     (v) Until the principal of and current interest on all Outstanding Debentures are paid in full, the principal of all Outstanding Debentures is automatically accelerated as provided in Section 2.1(k) or a declaration of acceleration pursuant to Section 502 of the Indenture occurs, the Company shall use Commercially Reasonable Efforts, subject to a Market Disruption Event:
     (A) to raise sufficient Eligible Repayment Proceeds during a 180-day period ending on a date not more than 30 and not less than 10 Business Days prior to the Scheduled Maturity Date to permit repayment of the principal and current interest on all Outstanding Debentures in full on the Scheduled Maturity Date; and
     (B) if the Company is unable for any reason to raise sufficient Eligible Repayment Proceeds to permit repayment in full of the principal amount of and current interest on all the Outstanding Debentures on the Scheduled Maturity Date or any subsequent Interest Payment Date, to raise sufficient Eligible Repayment Proceeds to permit repayment of the principal and current interest on all Outstanding Debentures in full on the next Interest Payment Date pursuant to clause (ii) of this Section 2.1(d).
     (vi) The Company shall, if it has not raised sufficient Eligible Repayment Proceeds in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee no more than 30 and no less than 10 Business Days in advance of such Repayment Date stating the amount of Eligible Repayment Proceeds, if any, raised pursuant to clause (v) of this Section 2.1(d) in connection with such Repayment Date. Each Officers’ Certificate delivered pursuant to this clause (vi), unless no principal amount of Debentures is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 3.1 setting forth the principal amount of the Debentures to be repaid on such Repayment Date, which amount shall be determined after giving effect to clause (viii) of this Section 2.1(d).

     (vii) The Company shall be excused from its obligation to use Commercially Reasonable Efforts to sell Qualifying Capital Securities pursuant to clause (v) of this Section 2.1(d) if such Officers’ Certificate further certifies that: (A) a Market Disruption Event was existing at any time during the period commencing 180 days prior to the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity Date, the period commencing on the immediately preceding Interest Payment Date and ending on the Business Day immediately preceding the date of such Officers’ Certificate; and (B) either (1) the Market Disruption Event continued for the entire 180-day period or, in the case of any Repayment Date after the Scheduled Maturity Date, the period since the most recent Interest Payment Date, as the case may be, or (2) the Market Disruption Event continued for only part of the relevant period, but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible Repayment Proceeds during the rest of that period to permit repayment of the Debentures in full.
     (viii) Payments on the Debentures on any Repayment Date shall be applied, first, to the extent permitted by Section 2.1(i), to deferred interest to the extent of Eligible APM Proceeds raised pursuant to Section 2.1(i), second, to current interest and, third, to the repayment of the principal of Debentures; provided that if the Company is obligated to sell Qualifying Capital Securities and repay any outstanding pari passu securities in addition to the Debentures, then on any date and for any period such payments shall be applied (A) first, to any pari passu securities having an earlier scheduled maturity date than the Debentures, until the principal of and all accrued and unpaid interest on those securities has been paid in full, and (B) second, to the Debentures and any other pari passu securities having the same scheduled maturity date as the Debentures pro rata in accordance with their respective outstanding principal amounts. None of such payments shall be applied to any other pari passu securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full, except to the extent permitted by clause (vii) of Section 2.1(g) and the first sentence of Section 2.1(h). If the Company has raised less than $5,000,000 of Eligible Repayment Proceeds during the relevant 180-day or three-month period, the Company will not be required to repay any Debentures on the relevant Repayment Date. On the next Interest Payment Date as of which the Company has raised at least $5,000,000 of Eligible Repayment Proceeds during the 180-day period preceding the applicable notice date (or, if shorter, the period since the Company last repaid any principal amount of the Debentures), the Company shall repay a principal amount of Debentures equal to the Eligible Repayment Proceeds from the sale of Qualifying Capital Securities during such 180-day or shorter period.
     (e) Rate of Interest. The Debentures shall bear interest on their principal amount (i) from and including May 20, 2008 to but excluding May 15, 2038 at the rate of 8.175% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months, and (ii) thereafter at an annual rate equal to Three-month LIBOR plus 4.195%, computed on the basis of a 360-day year and the actual number of days elapsed. All percentages resulting from any calculation of Three-month LIBOR will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. Subject to Sections 2.1(g) and (h): in the case of Section 2.1(e)(i), interest on the Debentures shall be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2008 and in the case of Section 2.1(e)(ii), interest on the Debentures shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2038 (each such date, an “Interest Payment Date”). In the event any Interest Payment Date on or before May 15 , 2038 falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day and no interest shall accrue as a result of such postponement. If any Interest Payment Date after May 15, 2038 would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the following Business Day and interest will accrue to the actual Interest Payment Date, unless such postponement would cause the day to fall in the next calendar month, in which case it shall be brought forward to the immediately preceding Business Day. Any installment of interest (or portion thereof) deferred in accordance with Section 2.1(g) or otherwise unpaid shall bear additional interest, to the extent permitted by law, at the rate of interest then in effect from time to time on the Debentures, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with Section 2.1(h).
     (f) To Whom Interest is Payable. Interest (other than deferred interest which shall be payable to the Persons specified pursuant to Section 2.1(g)(ii)) shall be payable to the Person in whose name the Debentures are registered at the close of business on the Business Day next preceding the Interest Payment Date, or in the event the Debentures cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to that Interest Payment Date, whether or not a Business Day.
     (g) Option to Defer Interest Payments.
     (i) The Company shall have the right, at any time and from time to time prior to the Final Maturity Date, to defer the payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period shall extend beyond the Final Maturity Date or the earlier redemption of the Debentures. If an Event of Default has occurred and is continuing or the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary, subject to the exceptions specified in clause (vii) of this Section 2.1(g), to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of Capital Stock of the Company, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any debt securities of the

Company that rank pari passu with or junior to the Debentures or (c) make any payments with respect to any Guarantee by the Company of securities of any Subsidiary if such Guarantee ranks pari passu with, or junior to, the Debentures.
     (ii) At the end of any Deferral Period, the Company shall pay all deferred interest on the Debentures (together with compounded interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name the Debentures are registered at the close of business on the Business Day next preceding the Interest Payment Date at the end of such Deferral Period or, in the event the Debentures cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to the end of the Deferral Period, whether or not a Business Day.
     (iii) Upon termination of any Deferral Period and upon the payment of all deferred interest and any compounded interest then due on any Interest Payment Date, the Company may elect to begin a new Deferral Period pursuant to clause (i) of this Section 2.1(g).
     (iv) The Company may elect to pay deferred interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 2.1(h).
     (v) The Company shall give written notice to the Trustee and the Holders of the Debentures of its election to begin any Deferral Period at least one Business Day prior to the Regular Record Date for that Interest Payment Date. Notwithstanding the previous sentence, the Company’s failure to pay any interest due within five Business Days after any Interest Payment Date shall automatically and without any further action by any Person be deemed to commence a Deferral Period.
     (vi) If any Deferral Period lasts longer than one year, the Company shall not, and shall cause its Subsidiaries not to, purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to pay deferred interest during such Deferral Period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions set forth in clause (vii) below. If the Company is involved in a Business Combination where immediately after the consummation of the Business Combination more than 50% of the surviving or resulting entity’s Voting Stock is owned by the shareholders of the other party to the Business Combination or Continuing Directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity, then neither the restrictions set forth in this clause (vi) nor the provisions of Section 2.1(h) shall apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the Business Combination.

     (vii) The restrictions in clauses (i) and (vi) of this Section 2.1(g) do not apply to (a) purchases, redemptions or other acquisitions of shares of the Company’s Capital Stock in connection with (1) any Employee Benefit Plan or the Assurance Agreement or (2) a dividend reinvestment, stock purchase plan or other similar plan, (b) any exchange or conversion of any class or series of the Company’s Capital Stock (or the Capital Stock of any Subsidiary) for any class or series of the Company’s Capital Stock or of any class or series of Indebtedness of the Company for any class or series of the Company’s Capital Stock, (c) the purchase of fractional interests in shares of the Capital Stock of the Company in accordance with the conversion or exchange provisions of the Company’s Capital Stock or the security or instrument being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders’ right plan, or the issuance of rights, equity securities or other property under any stockholders’ right plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan, (e) any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such equity securities, (f) any payment during a Deferral Period of current or deferred interest in respect of any debt securities of the Company that rank pari passu with the Debentures that is made pro rata to the amounts due on pari passu securities and the Debentures (provided that such payments are made in accordance with Section 2.1(h) to the extent it applies) and any payments of deferred interest on such pari passu securities that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu securities, (g) any payment of principal in respect of any pari passu securities having an earlier scheduled maturity date than the Debentures, as required under a provision of such pari passu securities that is substantially the same as Section 2.1(d) or any such payment in respect of any pari passu securities having the same scheduled maturity date as the Debentures that is made on a pro rata basis among one or more series of such securities and the Debentures, (h) any repurchase of pari passu securities (including the junior subordinated debentures initially included in the Equity Units) in exchange for Common Stock in connection with a failed remarketing or similar event, or any payment of deferred interest on any pari passu securities (including such junior subordinated debentures) in the form of additional debentures that will rank pari passu with the Debentures and any repayment of any such additional debentures at maturity or (i) any repayment or redemption of a security necessary to avoid a breach of the instrument governing that security.
          (h) Payment of Deferred Interest. The Company shall not pay deferred interest (including compounded interest thereon) on the Debentures on any Interest Payment Date during any Deferral Period prior to the Final Maturity Date from any source other than Eligible APM Proceeds unless (x) required by an applicable regulatory authority, (y) permitted under clause (vi) of Section 2.1(g) or (z) an Event of

Default has occurred and is continuing. Notwithstanding the foregoing, the Company may pay current interest during a Deferral Period from any available funds. To the extent that the Company is able to raise some, but not all, Eligible APM Proceeds to pay accrued and unpaid interest on the applicable Interest Payment Date, such Eligible APM Proceeds shall be allocated first to deferred payments of accrued and unpaid interest in chronological order based on the date each payment was first deferred. If any Indebtedness of the Company that ranks pari passu with the Debentures is outstanding in addition to the Debentures under which the Company is obligated to sell APM Qualifying Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of Eligible APM Proceeds received by the Company from such sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and such pari passu securities on a pro rata basis up to, in the case of Common Stock, the Stock and Warrant Issuance Cap and the Maximum Share Number, in the case of Qualifying Warrants, the Stock and Warrant Issuance Cap and the Maximum Warrant Number, in the case of Mandatorily Convertible Preferred Stock, the Maximum Share Number and the Preferred Stock Issuance Cap, and, in the case of Qualifying Non-Cumulative Preferred Stock, the Preferred Stock Issuance Cap (or comparable provisions in the instruments governing such pari passu securities) in proportion to the total amounts that are due on the Debentures and such pari passu securities. The Company may make such pro rata payments on such pari passu securities so long as it shall have paid or deposited with the paying agent for the Debentures or shall have segregated and holds in trust for payment the pro rata proceeds applicable to the Debentures that have not been paid.
          The “Maximum Share Number” will equal 400,000,000 and the “Maximum Warrant Number” will equal 400,000,000 (or 800,000,000 if the Company amends the definition of APM Qualifying Securities to eliminate Common Stock) if the shareholders of the Company approve an increase in the number of the authorized shares of Common Stock, which the Company will propose for shareholder vote at its annual shareholder meeting in 2009. Unless and until such time as the number of the authorized shares of Common Stock is increased by at least 1,225,000,000 shares, the Maximum Share Number is 185,000,000 and the Maximum Warrant Number is zero and, to the extent permitted by law, the Company shall use commercially reasonable efforts to obtain shareholder approval of such increase at future annual meetings of shareholders if approval is not obtained at the 2009 annual shareholder meeting. The Company will not be permitted to amend the definition of APM Qualifying Securities to eliminate Common Stock prior to such time as the number of the authorized shares of Common Stock is increased by at least 1,225,000,000 shares. On each Interest Payment Date during a Deferral Period, the Company will increase the Maximum Share Number, as necessary, for so long as such Deferral Period is continuing, such that it is at least equal to the number of shares of Common Stock that the Company would need to issue to raise sufficient proceeds to pay, assuming a price per share equal to the average of the Current Stock Market Price over the ten-trading day period preceding such Interest Payment Date, three times the then outstanding deferred interest on the Debentures (including compounded interest thereon) up to a maximum of 10 years’ of interest (including compounded interest thereon); provided that the Company will only be required to increase the Maximum Share Number to the extent that such increase does not result in a Maximum Share Number that is greater than the number of Available Shares. “Available Shares” shall mean, as of any date, the number of shares of Common Stock calculated by the Company by subtracting from the number of authorized and unissued shares of Common Stock on such date the maximum number of shares of Common Stock that can be issued under existing options, warrants, convertible securities, equity-linked contracts, equity compensation plans and other agreements of any type that requires the Company to issue a determinable maximum number of shares of Common Stock, including without limitation for the purpose of funding deferred distributions (such maximum number the “Fixed Commitments”). The Available Shares will be allocated on a pro rata basis to all of the Company’s obligations under any similar commitments under which the Company is required to increase its maximum obligation to issue shares of Common Stock in comparable circumstances. If the increase in the Maximum Share Number required by this paragraph is limited by the number of Available Shares, to the extent permitted by law, the Company will use commercially reasonable efforts to obtain shareholder consent at the next annual meeting of the Company’s shareholders to increase the number of shares of the authorized Common Stock so that it is no longer limited. If the Company amends the definition of APM Qualifying Securities to eliminate Common Stock, the foregoing obligations shall apply to the Maximum Warrant Number, assuming a price per qualifying warrant equal to 50% of the average of the Current Stock Market Price over the relevant period. For purposes of determining the amounts accruing during any period after May 15, 2038, the interest will be computed by reference to Three-month LIBOR on the calculation date plus a margin equal to 4.195%. The Company will provide notice to the Trustee if the Company increases the Maximum Share Number or Maximum Warrant Number.
     If, as of a date no more than 15 and no less than 10 Business Days in advance of any Interest Payment Date, the Company has not raised sufficient Eligible APM Proceeds to pay all deferred interest (including compounded interest thereon) on the Debentures on such Interest Payment Date as a result of the foregoing limitation, the Company will provide written certification to the Trustee (which the Trustee will promptly forward upon receipt to each holder of record of Debentures) of the Company’s calculation of the Maximum Share Number or Maximum Warrant Number, as the case may be, the number of authorized and unissued shares of Common Stock, the Fixed Commitments and the number of shares of Common Stock issued (or issuable upon exercise of such Qualifying Warrants) that the Company has sold pursuant to Section 2.1(i) during the 180-day period preceding the date of such notice.
     (i) Alternative Payment Mechanism. Immediately following any APM Commencement Date and until the termination of the related Deferral Period, the Company will be required to use Commercially Reasonable Efforts to sell APM Qualifying Securities until the Company has raised an amount of Eligible APM Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the Debentures (including compounded interest thereon) and applied such Eligible APM

Proceeds on the next Interest Payment Date to the payment of deferred interest (including compounded interest thereon) in accordance with Section 2.1(h); provided that:
     (1) the foregoing obligations shall not apply (i) to the issuance of Common Stock and Qualifying Warrants during the first five years of any Deferral Period to the extent the number of shares of Common Stock issued and the number of shares of Common Stock subject to such Qualifying Warrants, together with the number of shares of Common Stock previously issued, and the number of shares of Common Stock subject to Qualifying Warrants previously issued, during such Deferral Period to pay interest on the Debentures pursuant to this Section 2.1(i), would, in the aggregate, exceed 2% of the total number of issued and outstanding shares of Common Stock as of the date of the Company’s most recent publicly available consolidated financial statements on the date of determination (the “Stock and Warrant Issuance Cap”) or (ii) to the issuance of Qualifying Non-Cumulative Preferred Stock and Mandatorily Convertible Preferred Stock at any time to the extent the Eligible APM Proceeds raised from such issuance, together with the Eligible APM Proceeds of all prior issuances of Qualifying Non-Cumulative Preferred Stock and still outstanding Mandatorily Convertible Preferred Stock pursuant to this Section 2.1(i) applied to pay deferred interest on the Debentures, would exceed $1,000,000,000 (the “Preferred Stock Issuance Cap”);
     (2) the foregoing obligations shall not apply in respect of any Interest Payment Date if the Company shall have provided to the Trustee (which the Trustee will promptly forward upon receipt to each Holder of the Debentures whose name appears in the Security Register) no more than 30 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event occurred after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (B) the Market Disruption Event continued for only part of such period but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible APM Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered;
     (3) the sale of Mandatorily Convertible Preferred Stock to pay deferred interest is an option that may be exercised at the Company’s sole discretion, and the Company will not be obligated to sell Mandatorily Convertible Preferred Stock or to apply the proceeds of any such sale to pay deferred interest on the Debentures, and no class of investors of the Company’s securities or other obligations, or any other Person, may require the Company to issue Mandatorily Convertible Preferred Stock; and

     (4) to the extent that the Company has raised some but not all Eligible APM Proceeds necessary to pay all deferred interest on any Interest Payment Date, such Eligible APM Proceeds shall be applied in accordance with Section 2.1(h).
     Once the Company reaches the Stock and Warrant Issuance Cap for a Deferral Period, the Company will not be required to issue more shares of Common Stock or Qualifying Warrants under this Section 2.1(i) during the first five years of such Deferral Period even if the Stock and Warrant Issuance Cap subsequently increases because of a subsequent increase in the number of outstanding shares of Common Stock. The Stock and Warrant Issuance Cap will cease to apply after the fifth anniversary of the commencement of any Deferral Period, at which point the Company must pay any deferred interest, regardless of the time at which it was deferred pursuant to Section 2.1(h), subject to the limitations in Section 2.1(g), the Preferred Stock Issuance Cap, the Maximum Share Number, the Maximum Warrant Number and any Market Disruption Event. In addition, if the Stock and Warrant Issuance Cap is reached during a Deferral Period and the Company subsequently pays all deferred interest, the Stock and Warrant Issuance Cap will cease to apply at the termination of such Deferral Period, reset to zero and will not apply again unless and until the start of a new Deferral Period. The Preferred Stock Issuance Cap shall not reset to zero even if the Company pays all deferred interest for a Deferral Period, and the Eligible APM Proceeds from sales of Qualifying Non-Cumulative Preferred Stock and then outstanding Mandatorily Convertible Preferred Stock applied pursuant to Section 2.1(h) during such Deferral Period and all prior Deferral Periods cumulate as Qualifying Non-Cumulative Preferred Stock is issued or so long as Mandatorily Convertible Preferred Stock is outstanding, to pay deferred interest. The Company will not be excused from its obligations under this Section 2.1(i) if it determines not to pursue or complete the sale of APM Qualifying Securities due to pricing, dividend rate or dilution considerations.
     If the Company eliminates Common Stock from the definition of APM Qualifying Securities, the Company must use commercially reasonable efforts, subject to the Maximum Warrant Number, to set the terms of any Qualifying Warrants that the Company issues pursuant to this Section 2.1(i) so that the proceeds from the issuance of Qualifying Warrants, together with the proceeds from the sale of any other APM Qualifying Securities are sufficient proceeds to pay all deferred interest on the Debentures in accordance with this Section 2.1(i).
     (j) Events of Default. The Debentures shall not be entitled to the benefits of the Events of Default in clauses (1) through (4) of Section 501 of the Indenture. The Debentures shall be entitled to the benefits of the Events of Default in clauses (5) and (6) of Section 501 of the Indenture. The following events shall be Events of Default with respect to the Debentures (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen of the Indenture or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of interest, including compounded interest, in full on any Debenture for a period of 30 days after the tenth anniversary of the commencement of any Deferral Period if such Deferral Period has not ended prior to such tenth anniversary; and
     (2) default in the payment of the principal of the Debentures at the Final Maturity Date or upon a call for redemption.
Except as provided in this paragraph (j), no breach or default by the Company of any other covenant or obligation under the Indenture or the terms of the Debentures shall constitute an Event of Default.
     (k) Acceleration of Maturity; Rescission of Amendment. The remedies provided to the Trustee and Holders by Section 502 of the Indenture will apply only to an Event of Default under clause (1) of Section 2.1(j). If an Event of Default specified in Section 501(5) or 501(6) of the Indenture occurs, then in every such case the principal amount of all the Debentures shall automatically become due and payable immediately, without any declaration or other action on the part of the Trustee or any Holder. An Event of Default in clause (2) of Section 2.1(j) shall not entitle the Holders to the benefits of Section 502 of the Indenture.
     (l) Collection of Indebtedness and Suits From Enforcement by Trustee. The Debentures shall not have the benefits of the first paragraph of Section 503 of the Indenture.
     (m) Limitation on Suits. For purposes of the Debentures, Section 507 of the Indenture is hereby amended (i) by adding “or Enforcement Event” after “Event of Default” in clause (1) thereof, and (ii) by adding at the end of clause (2) thereof: “or the Holders of no less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Enforcement Event in its own name as Trustee hereunder;”
     (n) Unconditional Right of Holders to Receive Principal, Premium and Interest. For purposes of the Debentures, Section 508 of the Indenture is hereby amended and restated in its entirety:
“Notwithstanding any other provision in this Indenture or the Ninth Supplemental Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional (subject to withholding tax (if any) and backup withholding tax (if any)), to receive payment of the principal of and any premium and (subject to Section 2.1(g)(ii) of the Ninth Supplemental Indenture and Section 307 of the Indenture) interest on such Debenture when due, it being understood (i) that, in the case of a Deferral Period, interest shall only become due and payable at the time and in the manner provided for in Sections 2.1(g) and (h) of the Ninth Supplemental Indenture, and interest shall, in the case of Section 2.1(i) of the Ninth Supplemental Indenture, only become due and payable in the amount determined in accordance with such Section, and (ii) that the extent to which Holders have a right to receive payment of principal on any Repayment Date is determined in accordance with Section 2.1(d) of the Ninth Supplemental Indenture. Any Holder’s right to institute suit for the enforcement of any such payment, and such rights referred to in this Section 508 shall not be impaired without the consent of such Holder.”
For the purposes of Section 316(b) of the Trust Indenture Act, it is understood and agreed that no payment of principal or interest shall be deemed due and payable under the provisions of Sections 2.1(d), 2.1(g)(ii) and 2.1(h) until the Company has received Eligible Repayment Proceeds or Eligible APM Proceeds, respectively, to pay such principal or interest.
     (o) Waiver of Past Defaults. Notwithstanding anything to the contrary in Section 513 of the Indenture, for the purposes of the Debentures, a past default that is an Event of Default under Section 501(5) or 501(6) of the Indenture cannot be waived, with respect to the Debentures and its consequences, without the consent of each Holder of the Debentures.
     (p) Notice of Defaults and Enforcement Events. For purposes of the Debentures, Section 602 of the Indenture is hereby amended (i) by adding “and Enforcement Events” after “Defaults” in the header thereof, and (ii) by adding “or Enforcement Event” after “default” in the first and second line of such Section.
     (q) Redemption. The Debentures shall be redeemable in accordance with Article Eleven of the Indenture, provided that the Debentures shall be redeemable at the Company’s option, (i) on any Interest Payment Date on or after May 15, 2038, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, (ii) at any time prior to May 15, 2038, in whole or in part, at the Make-Whole Redemption Price and (iii) at any time prior to May 15, 2038, in connection with a Tax Event or a Rating Agency Event, in whole but not in part, at the Make-Whole Redemption Price; provided that if the Company exercises its right to redeem the Debentures in part prior to May 15, 2038, the aggregate principal amount thereof outstanding after such redemption must be at least $50,000,000. For purposes of the Debentures, the first sentence of Section 1104 of the Indenture is replaced in its entirety with the following: “Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holders of Securities to be redeemed, at his address appearing in the Security Register.”
     (r) Replacement Capital Covenant. The Company shall not modify the Replacement Capital Covenant to (A) amend the definitions incorporated into this Ninth

Supplemental Indenture pursuant to Section 1.2.3(b) in a manner adverse to the Holders or (B) impose additional restrictions on the type or amount of Qualifying Capital Securities that the Company may include for purposes of determining the extent to which repayment, redemption, defeasance or repurchase of the Debentures is permitted, except with the consent of the holders of a majority of the principal amount of Outstanding Debentures. Except as expressly provided in the preceding sentence, the Company may modify the Replacement Capital Covenant at any time and in any manner without the consent of the Holders of the Debentures.
     (s) Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. To the extent permitted by law, each Holder, by such Holder’s acceptance of the Debentures, agrees that if a Bankruptcy Event shall occur prior to the redemption, repayment or defeasance of such Debentures, such Holder shall only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Deferral Period for which interest has not been paid.
     (t) Sinking Fund; Holder Repurchase Right. The Debentures shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Holders. Article XII of the Indenture shall not be applicable to the Debentures.
     (u) Subordination. The Debentures shall be subject to Article XIV of the Indenture, subject to the following modifications:
     (i) For purposes of the Debentures, the “or” before clause (iii) of the definition of Senior Debt in the Indenture is deleted, and the following clauses are added to the definition of Senior Debt in the Indenture after the word “contracts,” in clause (iii) for purposes of the Debentures:
     “, (iv) any subordinated or junior subordinated debt that by its terms is not expressly pari passu or subordinated to the Debentures, (v) any Guarantee of any indebtedness, obligation or security issued by any Person that is an Affiliate of the Company and such Person is viewed by the Company as a vehicle to finance its operations, and (vi) Indebtedness of the Company to its Subsidiaries”; and
     (ii) For purposes of the Debentures, the following provision is added to the end of the definition of Senior Debt in the Indenture after the word “Securities”: “provided that (a) trade account payables and accrued liabilities arising in the ordinary course of the Company’s business, (b) the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures and 7.70% Series A-5 Junior Subordinated Debentures, (c) prior to the settlement of any successful remarketing of the junior subordinated debentures included in the Equity Units, such junior subordinated debentures and (d) any other indebtedness, Guarantee or other obligation that is specifically designated as being subordinate, or not superior, in right of payment to the Debentures, shall not be considered Senior Debt”.
     (iii) For purposes of the Debentures, the provisions of Section 1404 of the Indenture shall only apply in the case where (A) there has been an event of default with respect to Senior Debt within the meaning of clause (i) of the definition of Senior Debt, (B) the principal amount of such Senior Debt has been accelerated, (C) the outstanding principal amount of Senior Debt at the time of acceleration is at least $100,000,000 and (D) the event of default has not been cured, waived, or ceased to exist or the acceleration has not been rescinded. In no other case and to no other Senior Debt shall Section 1404 apply.
     (iv) The Debentures shall rank pari passu with the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures and 7.70% Series A-5 Junior Subordinated Debentures, and prior to the settlement of any successful remarketing of the junior subordinated debentures included in the Equity Units, such junior subordinated debentures (the “Outstanding Parity Securities”).
     (v) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints The Bank of New York as Security Registrar, Authenticating Agent and Paying Agent with respect to the Debentures. The Debentures may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in The City of New York, New York and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the Debentures shall be the Paying Agent’s office in New York, New York.
     (w) Defeasance. Until May 15, 2058, the Debentures will be subject to Sections 1302 and 1303 of the Indenture.
     (x) Special Interest. If Special Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such Special Interest is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no Special Interest is payable. If the Company has paid Special Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
Section 2.2 Transfers and Exchanges; Securities Act Legends
     (a) Certain Transfers and Exchanges. Transfers and exchanges of Debentures and beneficial interests in Global Securities of the kinds specified in this Section 2.2 shall be made only in accordance with this Section 2.2.

     (i) Restricted Global Security to Regulation S Global Security or Unrestricted Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security or the Unrestricted Global Security, such transfer may be effected only in accordance with the provisions of this Section 2.2(a)(i) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security or Unrestricted Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Security in an equal amount be debited from the same or another specified Agent Member’s account and (ii) an Unrestricted Securities Certificate, satisfactory to the Company and duly executed by the Holder of such Restricted Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of such Restricted Global Security and increase the principal amount of the Regulation S Global Security or the Unrestricted Global Security by such specified principal amount, provided that if the transfer is to occur during the Restricted Period, then such Person will take delivery in the form of a Regulation S Global Security.
     (ii) Regulation S Global Security to Restricted Global Security. If during the Restricted Period, the owner of a beneficial interest in the Regulation S Global Security wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Section 2.2(a)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from the same or another specified Agent Member’s account and (ii) a Restricted Securities Certificate, satisfactory to the Company and duly executed by the Holder of such Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of such Regulation S Global Security and increase the principal amount of such Restricted Global Security by such specified principal amount.
     (b) Securities Act Legends. Rule 144A Debentures shall bear the Restricted Securities Legend and Regulation S Debentures shall bear the Regulation S Legend.

ARTICLE THREE
REPAYMENT OF THE DEBENTURES
     3.1. Repayment
     The Company shall, not more than 30 nor less than 10 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of Debentures to be repaid on such date pursuant to Section 2.1(d).
     3.2. Selection of Securities to be Repaid
     If less than all the Debentures are to be repaid on any Repayment Date, the particular Debentures to be repaid shall be selected not more than 30 days prior to such Repayment Date by the Trustee, from the Outstanding Debentures not previously repaid or redeemed or as to which notice of repayment or redemption has been given, by such other method as the Trustee may deem fair and appropriate and which may provide for the selection for repayment of a portion of the principal amount of any Debenture, provided that the portion of the principal amount of any Debenture not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination).
     The Trustee shall promptly notify the Company in writing of the Debentures selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Debentures shall relate, in the case of any Debenture repaid or to be repaid only in part, to the portion of the principal amount of such Debenture which has been or is to be repaid.
     3.3. Notice of Repayment
     Notice of repayment shall be given by first-class mail, postage prepaid, mailed at least 10 calendar days, but no more than 15 calendar days, prior to the Repayment Date, to each Holder of Debentures to be repaid, at the address of such Holder as it appears in the Security Register.
     Each notice of repayment shall identify the Debentures to be repaid (including CUSIP number, if a CUSIP number has been assigned to the Debentures) and shall state:
     (a) the Repayment Date;
     (b) if less than all Outstanding Debentures are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Debentures to be repaid;

     (c) that on the Repayment Date, the principal amount of the Debentures or portions thereof to be repaid will become due and payable, and that interest thereon, if any, shall cease to accrue on and after said date;
     (d) whether any deferred interest shall remain outstanding on any Debentures to be repaid, and if so, the amount of such deferred interest and that compound interest thereon shall continued to accrue on and after said date until paid; and
     (e) the place or places where such Debentures are to be surrendered for payment of the principal amount thereof.
     Notice of repayment shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.
     3.4. Deposit of Repayment Amount
     Prior to 10:00 a.m., New York City time, on the Repayment Date specified in the notice of repayment given as provided in Section 3.3, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to pay the principal amount of, and (except to the extent the payment of such accrued interest shall be prohibited pursuant to Section 2.1(h)) any accrued interest (including compounded interest) on, all the Debentures which are to be repaid on that date.
     3.5. Payment of Debentures Subject to Repayment
     If any notice of repayment has been given as provided in Section 3.3, the Debentures or portion of the Debentures with respect to which such notice has been given shall become due and payable on the Repayment Date. On presentation and surrender of such Debentures as provided in the notice of repayment, such Debentures or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest (including any compounded interest) to the Repayment Date (except to the extent the payment of such accrued interest shall be prohibited pursuant to Section 2.1(h)); provided that, except in the case of a repayment in full of all Outstanding Debentures, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Debentures, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307 of the Indenture and Section 2.1(g)(ii) of this Ninth Supplemental Indenture.
     Section 1107 of the Indenture shall apply to any Debenture repaid in part pursuant to this Article III.

     If any Debenture subject to repayment shall not be so repaid upon surrender thereof, the principal of such Debenture shall, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefore in the Debenture.
ARTICLE FOUR
MISCELLANEOUS
Section 4.1 Relationship to Existing Indenture
     The Ninth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture. The Indenture, as supplemented and amended by this Ninth Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Debentures, the Indenture, as supplemented and amended by this Ninth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
Section 4.2 Modification of the Existing Indenture
     Except as expressly modified by this Ninth Supplemental Indenture, the provisions of the Indenture shall govern the terms and conditions of the Debentures.
Section 4.3 Governing Law
     This instrument shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.4 Counterparts
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 4.5 Trustee Makes No Representation
     The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Ninth Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Debentures).

     In Witness Whereof, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed and attested all as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Robert A. Gender
	Name:	Robert A. Gender
	Title:	Vice President and Treasurer

Attest:

/s/ Patrick M. Burke
Patrick M. Burke
Assistant Secretary

THE BANK OF NEW YORK, as Trustee
By:	/s/ Sherma Thomas
	Name:	Sherma Thomas
	Title:	Assistant Treasurer

ANNEX A
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION OR ITS DIRECT PARTICIPANTS (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     [INCLUDE IF SECURITY IS A RESTRICTED GLOBAL SECURITY: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR (3) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS, PURSUANT TO THE TERMS AND CONDITIONS OF REGULATION S UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE

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WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]
     [INCLUDE IF SECURITY IS A REGULATION S GLOBAL SECURITY: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THESE SECURITIES WERE FIRST OFFERED AND (2) THE DATE OF ISSUANCE OF THESE SECURITIES, MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A, OR (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]
     EACH PURCHASER AND TRANSFEREE OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT EITHER (A) IT IS NOT ACQUIRING THIS SECURITY WITH THE ASSETS OF (1) ANY “EMPLOYEE BENEFIT PLAN” (SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS OR ACCOUNTS THEREIN OR (2) ANY GOVERNMENTAL OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY DOES NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, THE CODE, OR ANY SIMILAR LAWS. SUCH HOLDER FURTHER REPRESENTS AND COVENANTS THAT THROUGHOUT THE PERIOD IT HOLDS THIS SECURITY, THE FOREGOING REPRESENTATIONS SHALL BE TRUE.
     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS

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SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
AMERICAN INTERNATIONAL GROUP, INC.

No.	CUSIP No.: [026874BR7 (144A) / U02687BW7 (REG S)]
$
     American International Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of       Dollars ($           ) on May 15, 2068 (or, if this day is not a Business Day, the following Business Day) (the “Final Maturity Date”); provided that the principal amount of, and all accrued and unpaid interest on, this Security shall be payable in full on May 15, 2058, or if such day is not a Business Day, the next Business Day (the “Scheduled Maturity Date”), or any subsequent Interest Payment Date (as hereinafter defined) to the extent set forth in the Indenture hereinafter referred to. As provided in the Indenture, the principal of this Security is payable on the Scheduled Maturity Date only to the extent the Company has raised sufficient Eligible Repayment Proceeds during the relevant period. The Company’s obligation to raise Eligible Repayment Proceeds is subject to certain limitations and restrictions described in the Ninth Supplemental Indenture hereinafter referred to. In connection with the issuances of this Security, the Company has entered into a Replacement Capital Covenant that contains restrictions on the Company’s ability to repay the principal of this Security.
     This Security shall bear interest (i) from and including May 15, 2008 to but excluding May 15, 2038, payable (subject to deferral as set forth herein and in the Indenture) at the rate of 8.175% per annum semi-annually in arrears on May 15 and November 15 in each year, beginning on November 15, 2008 (computed on the basis of a 360-day year comprised of twelve 30-day months), and (ii) from and including May 15, 2038, at an annual rate equal to Three-month LIBOR (as defined in the Indenture) plus 4.195% (computed on the basis of a 360-day year and the actual number of days elapsed), payable (subject to deferral as set forth herein and in the Indenture) quarterly in arrears on February 15, May 15, August 15 and November 15 in each year, beginning on August 15, 2038, until the principal hereof is paid or made available for payment (each such date referred to in clause (i) or (ii), an “Interest Payment Date”). In the event that any Interest Payment Date on or before May 15, 2038 falls on a day that is not a Business Day, the interest payment due on that date shall be postponed to the next day that is a Business Day and no interest shall accrue as a result of that postponement. In the event that any Interest Payment Date after May 15, 2038 would otherwise fall on a day that is not a Business Day, that Interest Payment Date shall be postponed to the next day that is a Business Day and interest will accrue to the actual Interest Payment Date, unless such postponement would cause the day to fall in the next calendar month, in which case it shall be brought forward to the immediately preceding Business Day. Any installment of interest (or portion thereof) deferred in accordance with the Indenture or otherwise

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unpaid on the relevant Interest Payment Date shall bear additional interest, to the extent permitted by law, at the rate of interest then in effect on this Security, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with the Indenture.
     A “Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (ii) on or after May 15, 2038, a day which is not a London Banking Day.
     The interest (other than deferred interest) so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered (i) at the close of business on the Business Day next preceding the Interest Payment Date if this Security is issued in the form of a Global Security, or (ii) at the close of business on the day 15 days prior to that Interest Payment Date (whether or not a Business Day), if this Security is not issued in the form of a Global Security. Any such interest not so punctually paid or duly provided for (other than deferred interest) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Any deferred interest shall be payable to the holder of record of this Security as provided below.
     The Company shall have the right, at any time and from time to time, prior to the Final Maturity Date to defer the payment of interest on this Security for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period shall extend beyond the Final Maturity Date or the earlier redemption of the Securities of this series. As provided in the Indenture, the payment of deferred interest is subject to the Company’s ability to raise Eligible APM Proceeds. The Company’s obligation to raise Eligible APM Proceeds is subject to certain limitations, restrictions and exceptions described in the Ninth Supplemental Indenture.
     At the end of any Deferral Period, the Company shall pay all deferred interest on this Security (together with compounded interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name this Security is registered at the close of business on the Business Day next preceding the Interest Payment Date at the end of such Deferral Period or, in the event this Security ceases to be held in the form of a Global Security, at the close of business on the date 15 days prior to the end of the Deferral Period, whether or not a Business Day. Upon termination of any Deferral Period and upon the payment of all deferred interest and any compounded interest then due on any Interest Payment Date, the Company may elect to begin a new Deferral Period, subject to

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the above requirements and those in the Indenture. The Company may elect to pay deferred interest on any Interest Payment Date during any Deferral Period to the extent permitted, and shall pay deferred interest (including compounded interest thereon) to the extent required, by the Indenture.
     To the extent permitted by law, each Holder of this Security, by such Holder’s acceptance of this Security agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Security, such Holder shall only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Deferral Period for which interest has not so been paid.
     The Company shall give written notice to the Trustee and the Holders of this Security of its election to begin any Deferral Period at least one Business Day prior to the Regular Record Date for that Interest Payment Date, provided, however, that the Company’s failure to pay any interest due within five Business Days after any Interest Payment Date shall automatically and without any further action by any Person be deemed to commence a Deferral Period.
     [INCLUDE IF SECURITY IS AN ORIGINAL DEBENTURE — Pursuant to the Exchange and Registration Rights Agreement, dated as of May 20, 2008 (the “Registration Rights Agreement”), by and among the Company and the Initial Purchasers (as defined therein), the Company has agreed for the benefit of the Holders from time to time of this Security that it will (i) file under the Securities Act, no later than 270 days after the date on which this Security is initially issued (the “Issue Date”), a registration statement (the “Exchange Offer Registration Statement”) relating to an offer to exchange the Securities for new junior subordinated debentures having terms substantially identical to the Securities but that are registered under the Securities Act (the “Exchange Offer”), (ii) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 360 days following the Issue Date and (iii) use its commercially reasonable efforts to commence and complete the Exchange Offer promptly, but no later than 30 days after the Exchange Offer Registration Statement has become effective; provided, however, that if on or prior to the time the Exchange Offer is completed, existing interpretations of the Securities and Exchange Commission are changed such that this Security is not or would not be, upon receipt under the Exchange Offer, transferable by the Holder of this Security without restriction under the Securities Act, the Company has agreed to file under the Securities Act no later than 360 days after the Issue Date, a “shelf” registration statement providing for the registration of and the sale on a continuous or delayed basis by the Holder of this Security (such registration statement, the “Shelf Registration Statement”) and to use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 30 days after the Shelf Registration Statement is filed.
     In the event that (i) the Exchange Offer has not been completed within 390 days after the Issue Date, (ii) a Shelf Registration Statement is required to be filed and is not effective within 390 days of the Issue Date, or (iii) the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement is filed and declared

A-5

effective but shall thereafter either be withdrawn by the Company or shall cease to be effective except as permitted by the Registration Rights Agreement, in each case (i) through (iii) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, until the earlier of such time as no Registration Default is in effect or the second anniversary of the Issue Date, a “Registration Default Period”), then special interest (“Special Interest”) will accrue (in addition to any stated interest on this Security) at a per annum rate of 0.125% for the first 90 days of the Registration Default Period and increase by 0.125% per annum thereafter for the remaining portion of the Registration Default Period; provided that in no event shall Special Interest accrue at a rate in excess of 0.25% per annum in the aggregate.]
     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-6

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

American International Group, Inc.
By:
Name:
Title:

Attest:

[Secretary or Assistant Secretary]
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

The Bank of New York, as Trustee
By:
Name:
Title:

(Signature Page for Series A-6 Security)

A-7

REVERSE OF SECURITY
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Debt Indenture, dated as of March 13, 2007 (herein called the “Base Indenture”), which term shall have the meaning assigned to it in such instrument, as supplemented by a Ninth Supplemental Indenture, dated as of May 20, 2008 (herein called the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case, between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $4,000,000,000 (except for Securities authenticated and delivered upon registration or transfer of, or exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, or 1107 of the Base Indenture or Section 3.5 of the Ninth Supplemental Indenture).
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Securities of this series are subject to redemption upon not less than 10 days nor more than 60 days’ prior notice by first class mail, postage pre-paid, to each Holder of Securities to be redeemed, at the option of the Company, (i) on any Interest Payment Date on or after May 15, 2038, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, (ii) at any time prior to May 15, 2038, in whole or in part, at the Make-Whole Redemption Price and (iii) at any time prior to May 15, 2038, in whole but not in part, in connection with a Tax Event or a Rating Agency Event, at the Make-Whole Redemption Price.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and of an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives

A-8

all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or Guaranteed, and waives reliance by each such holder of Senior Debt upon said provisions.
     The Indenture contains provisions for defeasance of the entire indebtedness of this Security at any time prior to the Scheduled Maturity Date upon compliance with certain conditions set forth in the Indenture.
     The Securities of this series are entitled to the benefits of the Events of Default described in Section 2.1(j) of the Ninth Supplemental Indenture and the Enforcement Events as defined in the Ninth Supplemental Indenture. The Holder of this Security and the Trustee shall be entitled to the remedies provided by Section 502 of the Base Indenture only if an Event of Default specified in clause (1) of Section 2.1(j) of the Ninth Supplemental Indenture shall occur with respect to the Securities of this series. If an Event of Default specified in Section 501(5) or Section 501(6) of the Base Indenture shall occur with respect to the Securities of this series, then in every such case the principal amount of all the Securities of this series shall become automatically due and payable immediately, without any declaration or other action on the part of the Trustee or any Holder. An Event of Default specified in clause (2) of Section 2.1(j) of the Ninth Supplemental Indenture shall not entitle the Holders to the benefits of Section 502 of the Base Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Enforcement Event with respect to the Securities of this series, the Holders of not less than 25% (or, in the case of an Enforcement Event, a majority) in principal amount of the Securities of this series at the time Outstanding shall have made written

A-9

request to the Trustee to institute proceedings in respect of such Event of Default or Enforcement Event, as the case may be, as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates to the extent provided by Section 2.1(n) of the Ninth Supplemental Indenture.
     As provided in the Indenture and subject to the transfer restrictions and limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer and any other written certification required by the Indenture, in each case in a form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000.00 and integral multiples of $1,000.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness of the Company.
     THE BASE INDENTURE, THE NINTH SUPPLEMENTAL INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

A-10

ANNEX B — Form of Restricted Securities Certificate
RESTRICTED SECURITIES CERTIFICATE
The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attn: Corporate Trust Administration
Re: 8.175% Series A-6 Junior Subordinated Debentures of American International Group, Inc. (the “Securities”)
     Reference is made to the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between American International Group, Inc. (the “Company”) and The Bank of New York, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to U.S.$                     principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
     CUSIP No(s).
     ISIN
     COMMON CODE
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

B-1

     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies the transfer is being effected in accordance with Rule 144A:
     (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
     (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)
By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

B-2

ANNEX C — Form of Unrestricted Securities Certificate
UNRESTRICTED SECURITIES CERTIFICATE
The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attn: Corporate Trust Administration
Re:	8.175% Series A-6 Junior Subordinated Debentures of American International Group, Inc. (the “Securities”)
     Reference is made to the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between American International Group, Inc. (the “Company”) and The Bank of New York, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Regulation S, Rule 144 or Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to U.S. $                     principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
     CUSIP No(s).
     ISIN
     COMMON CODE
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the` Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Global Security (if certification is given during the Restricted Period pursuant to paragraph (1) below) or

C-1

an Unrestricted Global Security (if certification is given (a) after the Restricted Period pursuant to paragraph (1) or (b) pursuant to paragraph (2)). In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:
     (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904 of Regulation S:
     (A) the Owner is not a Distributor of the Securities, an affiliate of the Company or any such Distributor or a person acting on behalf of any of the foregoing;
     (B) the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;
     (C) either:
     (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
     (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
     (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and
     (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

C-2

provided that if the transfer is to occur during the Restricted Period, then the Transferee will take delivery in the form of a Regulation S Global Security.
     (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
     (A) the transfer is occurring after a holding period of at least six months has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance the requirements of Rule 144; and
     (B) if the transfer is occurring prior to the first anniversary of the date of issuance of the Securities, the Company is, and has been for a period of at least 90 days immediately before the transfer, subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

C-3

EXECUTION COPY

AMERICAN INTERNATIONAL GROUP, INC.

Tenth Supplemental Indenture
Dated as of May 22, 2008

(Supplemental to the Junior Subordinated Debt Indenture Dated as of March 13, 2007)

THE BANK OF NEW YORK,
as Trustee

     TENTH SUPPLEMENTAL INDENTURE, dated as of May 22, 2008, between American International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (herein called “Trustee”);
RECITALS:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Junior Subordinated Debt Indenture, dated as of March 13, 2007 (the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Indenture;
     WHEREAS, Section 901 of the Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form and terms of a series of Securities;
     WHEREAS, Section 201 of the Indenture permits the form of Securities of a series to be established in an indenture supplemental to the Indenture;
     WHEREAS, Section 301 of the Indenture permits certain terms of a series of Securities to be established pursuant to an indenture supplemental to the Indenture;
     WHEREAS, pursuant to Sections 201 and 301 of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Tenth Supplemental Indenture;
     WHEREAS, all things necessary to make this Tenth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;
     NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities of the series established by this Tenth Supplemental Indenture by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.1 Relation to Indenture
     This Tenth Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Tenth Supplemental Indenture, shall apply to the Debentures) in respect of the Debentures but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.
Section 1.2 Definitions
     For all purposes of this Tenth Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned hereto in this Section 1.2 and (ii) which are defined in the Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Indenture. For all purposes of this Tenth Supplemental Indenture:
     1.2.1 Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this Tenth Supplemental Indenture;
     1.2.2 The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Tenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
     1.2.3 (a) The terms defined in this Section 1.2.3 have the meanings assigned to them in this Section and include the plural as well as the singular:
     “Actual/Actual (ICMA)” means, (a) if the Interest Period is not a full annual Interest Period, the number of days in such period divided by 365 days (or in the case of a leap year, 366 days); and (b) if the Interest Period is longer than one full annual Interest Period, the sum of: (x) the number of days in such period falling in the Interest Period in which it begins divided by 365 days (or in the case of a leap year, 366) and (y) the number of days in such period falling in the next Interest Period divided by 365 days (or in the case of a leap year, 366).
     “Additional Amounts” has the meaning set forth in Section 2.1(x).
     “Additional Debentures” has the meaning set forth in Section 2.1(b).

     “Agent Member” means any member of, or participant in, Euroclear or Clearstream.
     “APM Commencement Date” means, with respect to any Deferral Period, the earlier of (i) the Business Day following the fifth anniversary of the commencement of such Deferral Period and (ii) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the Debentures.
     “APM Common Stock” means shares of Common Stock, including any shares of Common Stock held in treasury, and any shares of Common Stock sold pursuant to the Company’s dividend reinvestment or similar plan or sold pursuant to any Employee Benefit Plan.
     “APM Qualifying Securities” means APM Common Stock, Qualifying Warrants, Qualifying Non-Cumulative Preferred Stock and Mandatorily Convertible Preferred Stock; provided that, subject to Section 2.1(h), the Company may amend the definition of APM Qualifying Securities to eliminate APM Common Stock, Qualifying Warrants or Mandatorily Convertible Preferred Stock (but not both APM Common Stock and Qualifying Warrants) from the definition if, after May 15, 2008, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Company’s earnings per share as calculated for financial reporting purposes.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Debenture, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.
     “Assurance Agreement” means the agreement of the Company, dated as of June 27, 2005, in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time).
     “Available Shares” has the meaning set forth in Section 2.1(h).
     “Bankruptcy Event” means an Event of Default set forth in Sections 501(5) or (6) of the Indenture.
     “Beneficial Owner” means a beneficial owner of the Debentures for U.S. federal income tax purposes.

     “Business Combination” means a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other Person or a similar transaction.
     “Business Day” is any day, other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (ii) a day that is not a TARGET Settlement Day.
     “Calculation Agent” means AIG Financial Products Corp., or any other firm appointed by the Company, acting as calculation agent for the Debentures. Any successor or substitute Calculation Agent may be an Affiliate of the Company.
     “Capital Stock” for any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.
     “Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor securities clearing agency).
     “Closing Date” means May 22, 2008.
     “Commercially Reasonable Efforts” means, for purposes of selling APM Qualifying Securities or Qualifying Capital Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities or Qualifying Capital Securities, as applicable, to third parties that are not Subsidiaries of the Company in public offerings or private placements. The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of APM Qualifying Securities or Qualifying Capital Securities, as applicable, if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.
     “Common Stock” means the common stock, par value $2.50 per share, of the Company.
     “Comparable Bundesobligationen Issue” means the 4.00% German Bundesobligationen due January 4, 2018, or, if such security is no longer in issue, the German Bundesobligationen security selected by an independent investment bank selected by the Calculation Agent as having a maturity comparable to the term remaining from the Redemption Date to May 22, 2018 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.
     “Continuing Director” means a director who was a director of the Company at the time of the initial approval of the definitive agreement relating to a Business Combination transaction by the Company’s Board of Directors.

     “Current Stock Market Price” of the APM Common Stock on any date shall mean (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded, or (ii) if the Common Stock is not listed on any U.S. securities exchange on the relevant date, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Debentures” has the meaning set forth in Section 2.1(a).
     “Deferral Period” means each period beginning on an Interest Payment Date with respect to which the Company either (A) elects pursuant to Section 2.1(g) to defer all or part of any interest payment due on an Interest Payment Date or (B) fails to pay all or any part of any interest payment due on an Interest Payment Date within five Business Days after the Interest Payment Date and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and previously unpaid interest on the Debentures.
     “Depositary” means, with respect to the Debentures issuable or issued in whole or in part in the form of one or more Global Securities, The Bank of New York Depository (Nominees) Limited, as depositary for Euroclear and Clearstream, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor depositary as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.
     “Eligible APM Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that the Company has received during the 180-days prior to the related Interest Payment Date from the issuance or sale of APM Qualifying Securities to Persons that are not Subsidiaries, up to the Maximum Share Number in the case of APM Qualifying Securities that are APM Common Stock or Mandatorily Convertible Preferred Stock, up to the Maximum Warrant Number in the case of APM Qualifying Securities that are Qualifying Warrants, and up to the Preferred Stock Issuance Cap in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock. This includes, without limitation, sales pursuant to any dividend reinvestment or similar plan and sales made pursuant to any Employee Benefit Plan.
     “Eligible Repayment Proceeds” means, with respect to any Repayment Date, the Applicable Percentage of the net proceeds the Company has received from the issuance of Qualifying Capital Securities that the Company has sold during a 180-day period ending on a notice date not more than 30 or less than 10 Business Days prior to such Repayment Date.
     “Employee Benefit Plan” means any written purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan or arrangement or any written compensatory contract or arrangement.
     “Enforcement Event” means any one of the following events:
     (1) failure by the Company to observe, satisfy or perform any of the covenants or agreements contained in this Tenth Supplemental Indenture or the Indenture (other than (i) any covenant or agreement in the Indenture expressly declared inapplicable herein, (ii) a covenant or agreement in respect of the Debentures a default in whose observance, satisfaction or performance is elsewhere specifically dealt with in this Tenth Supplemental Indenture or the Indenture (including without limitation Article X of the Indenture), or (iii) an event which is, or with the passage of time and/or giving of notice would result in, an Event of Default) on the part of the Company in respect of the Debentures that continues following a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that it is a notice with respect to an Enforcement Event hereunder, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of at least a majority in the aggregate principal amount of the Debentures at the time Outstanding; or
     (2) unless otherwise provided for in Section 2.1(d), the Company’s failure to use Commercially Reasonable Efforts to raise sufficient Eligible Repayment Proceeds as required by Section 2.1(d); or
     (3) the Company’s failure (a) to use Commercially Reasonable Efforts to raise Eligible APM Proceeds, or (b) to pay deferred interest on the Debentures, in either case as required by Section 2.1(h) or (i).
     “Equity Units” means the units, initially consisting of contracts to purchase shares of Common Stock and junior subordinated debentures, issued by the Company and as described in the Company’s prospectus supplement dated May 12, 2008.
     “Euroclear” means the Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear System.
     “Federal Republic of Germany Obligation” means any security which is (i) a direct obligation of the Federal Republic of Germany for the payment of which the full faith and credit of the Federal Republic of Germany is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

     “Final Maturity Date” has the meaning set forth in Section 2.1(d)(iii).
     “Fixed Commitments” has the meaning set forth in Section 2.1(h).
     “Global Security” means any certificated Debenture in global form evidencing all or part of the Debentures, issued to the Depositary, and registered in the name of the Depositary or its nominee. The Restricted Global Security, the Regulation S Global Security and the Unrestricted Global Security shall each be a Global Security.
     “Indebtedness” means all indebtedness and obligations (other than the Debentures) of, or Guaranteed or assumed by, the Company that (i) are for borrowed money or (ii) are evidenced by bonds, debentures, notes or other similar instruments.
     “Indenture” has the meaning set forth in the Recitals.
     “Initial Purchasers” means Citigroup Global Markets Limited, J.P. Morgan Securities Ltd., BNP Paribas, Deutsche Bank AG, London Branch, Société Générale, Banco Santander, S.A., Banca IMI S.p.A., ING Bank N.V., CALYON, Westpac Banking Corporation, Bayerische Landesbank, Landesbank Hessen-Thüringen Girozentrale, Landesbank Baden-Württemberg, Natixis, Bayerische Hypo-Und Vereinsbank AG, Skandinaviska Enskilda Banken AB (publ) and Svenska Handelsbanken AB (publ).
     “Interest Payment Date” has the meaning set forth in Section 2.1(e).
     “Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, May 22, 2008) to but excluding the next Interest Payment Date.
     “Make-Whole Redemption Price” means:
     (a) 100% of the principal amount of the Debentures to be redeemed; or
     (b) if greater, the sum, as determined by the Calculation Agent, of the present values of the remaining scheduled payments of principal (assuming for this purpose that the Debentures are to be redeemed at their principal amount on May 22, 2018) discounted from May 22, 2018, and interest thereon that would have been payable to and including May 22, 2018 (not including any portion of any payment of interest accrued to the Redemption Date) discounted from the relevant Interest Payment Date to the Redemption Date on an annual basis at the then current yield on the Comparable Bundesobligationen Issue plus 0.50%;
plus, in either case, accrued and unpaid interest on the Debentures to be redeemed to the Redemption Date.
     “Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the Company, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.
     “Market Disruption Event” means, for purposes of sales of APM Qualifying Securities pursuant to Section 2.1(h) or sales of Qualifying Capital Securities pursuant to Section 2.1(d), as applicable (collectively, the “Permitted Securities”), the occurrence or existence of any of the following events or sets of circumstances:
     (a) trading in securities generally (or in the Company’s Capital Stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which the Company’s Capital Stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant regulatory body or governmental agency having jurisdiction that materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Permitted Securities;
     (b) the Company would be required to obtain the consent or approval of its stockholders or the consent or approval of, license from, or registration with, a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue and sell Permitted Securities, and the Company fails to obtain that consent or approval or to receive such license or effect such registration notwithstanding its commercially reasonable efforts to obtain that consent, approval, license or registration;
     (c) an event occurs and is continuing as a result of which the offering document for the offer and sale of Permitted Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading, provided that (i) one or more events described under this clause (c) shall not constitute a Market Disruption Event with respect to a period of more than 90 days in any 180-day period and (ii) multiple suspension periods contemplated by this clause (c) shall not exceed an aggregate of 180 days in any 360-day period;
     (d) the Company reasonably believes that the offering document for the offer and the sale of Permitted Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in clause (c) of this definition) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that (i) one or more events described under this clause (d) shall not constitute a Market Disruption Event with respect to a period of more than 90 days in any 180-day period and (ii) multiple suspension periods contemplated by this clause (d) shall not exceed an aggregate of 180 days in any 360-day period;

     (e) a banking moratorium shall have been declared by the federal or state authorities of the United States that results in a material disruption of any of the markets on which Permitted Securities are trading;
     (f) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;
     (g) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis, such that market trading in the Company’s Capital Stock has been materially disrupted; or
     (h) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, that materially disrupts the capital markets such as to make it, in the Company’s judgment, impracticable or inadvisable to proceed with the offer and sale of Permitted Securities.
     “Maximum Share Number” has the meaning set forth in Section 2.1(h).
     “Maximum Warrant Number” has the meaning set forth in Section 2.1(h).
     “Net Payment” means a payment by the Company or any Paying Agent on the Debentures, including payment of principal and interest, after deduction for any present or future U.S. tax, assessment, or other governmental charge on the Additional Amounts.
     “Non-U.S. Person” means any Person who, for U.S. federal income tax purposes is (a) an individual that is a nonresident alien, (b) a corporation organized or created under non-U.S. law, (c) a foreign partnership, one or more members of which, for U.S. federal income tax purposes, is a corporation organized or created under non-U.S. law, a nonresident alien individual or a nonresident alien fiduciary of a non-U.S. estate or trust or (d) a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from a Debenture.
     “Outstanding” has the meaning set forth in Section 2.1(d)(iv).
     “pari passu”, as applied to the ranking of any obligation of a Person in relation to any other obligation of such Person, means in any bankruptcy, insolvency or receivership proceeding that each such obligation either (i) is not subordinated or junior in right of payment to any other obligation or (ii) is subordinate or junior in right of payment to the same obligations as is the other, and is so subordinate or junior to the same extent, and is not subordinate or junior in right of payment to each other or to any obligation as to which the other is not so subordinate or junior.

     “Preferred Stock Issuance Cap” has the meaning set forth in Section 2.1(i)(1).
     “Qualifying Non-Cumulative Preferred Stock” means the Company’s non-cumulative perpetual preferred stock that (i) contains no remedies other than Permitted Remedies and (ii)(a) is redeemable, but is subject to Intent-Based Replacement Disclosure, and has a provision that provides for mandatory suspension of distributions upon its failure to satisfy one or more financial tests set forth therein or (b) is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant.
     “Qualifying Warrants” means net share settled warrants to purchase shares of APM Common Stock that (i) have an exercise price per share greater than the Current Stock Market Price as of the date of pricing thereof, and (ii) the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to repurchase for cash in any circumstances.
     “Rating Agency” means any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act (or any successor provision), that publishes a rating for the Company on the relevant date.
     “Rating Agency Event” means that any Rating Agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in:
     (a) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on May 22, 2008; or
     (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on May 22, 2008.
     “Regular Record Date” for the payment of any current interest payable on any Interest Payment Date, the date specified in Section 2.1(f) and for the payment of deferred interest, the date specified in Section 2.1(g)(ii).
     “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Regulation S Debentures” means all Debentures initially distributed in connection with the offering of the Debentures by the Initial Purchasers in reliance upon Regulation S.
     “Regulation S Global Security” has the meaning specified in Section 2.1(c).

     “Regulation S Legend” means a legend substantially in the form of the legend required in the form of Debenture set forth in Annex A to be placed upon each Regulation S Debenture.
     “Repayment Date” means the Scheduled Maturity Date and each Interest Payment Date thereafter until the Company shall have repaid, redeemed, defeased or otherwise acquired all of the Debentures.
     “Replacement Capital Covenant” means the replacement capital covenant, dated as of May 22, 2008, of the Company, as the same may be amended or supplemented from time to time in accordance with the provisions hereof and thereof.
     “Restricted Global Security” has the meaning specified in Section 2.1(c).
     “Restricted Period” means the period of 41 consecutive days beginning on the later of (i) the day on which Debentures are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date, except that any offer or sale by a distributor (as defined in Regulation S) of an unsold allotment shall be deemed to be made during the Restricted Period.
     “Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.
     “Restricted Security Legend” means a legend substantially in the form of the legend required in the form of Debenture set forth in Annex A to be placed upon each Rule 144A Debenture.
     “Reuters Screen EURIBOR01” means the display designated on Reuters Screen EURIBOR01 or any successor service or page for the purpose of displaying EURIBOR offered rates of major banks, as determined by the Calculation Agent.
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A Debentures” means all Debentures initially distributed in connection with the offering of the Debentures by the Initial Purchasers in reliance upon Rule 144A.
     “Scheduled Maturity Date” has the meaning set forth in Section 2.1(d).
     “Securities” has the meaning set forth in the Recitals.
     “Securities Act Legend” means the Restricted Securities Legend and/or the Regulation S Legend, as applicable.
     “Stock and Warrant Issuance Cap” has the meaning set forth in Section 2.1(i)(1).

     “TARGET Settlement Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.
     “Tax Event” means that the Company has requested and received an Opinion of Counsel (which counsel need not be satisfactory to the Trustee) experienced in such matters to the effect that, as a result of any:
     (a) amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after May 15, 2008;
     (b) proposed change in those laws or regulations that is announced after May 15, 2008;
     (c) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after May 15, 2008; or
     (d) threatened challenge asserted in connection with an audit of the Company, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures;
there is more than an insubstantial risk that interest payable by the Company on the Debentures is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
     “Three-month EURIBOR” means, with respect to any quarterly Interest Period, the rate (expressed as a percentage per annum) for deposits in euro for a three-month period that appears on Reuters Screen EURIBOR01 as of 11:00 a.m., Brussels time, on the second TARGET Settlement Day immediately preceding the first day of such Interest Period. If the Reuters Screen EURIBOR01 does not include such a rate or is unavailable on such date, the Calculation Agent will request the principal London office of each of four major banks in the Euro-zone inter-bank market, as selected by the Calculation Agent (after consultation with the Company), to provide such bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 am., Brussels time, on such date, to prime banks in the Euro-zone inter-bank market for deposits in an amount in euro that is representative for a single transaction in such market and for a three-month period beginning on the day that is two TARGET Settlement Days after such date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in the Euro-zone inter-bank market, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., Brussels time, on such date. Rates quoted will be for loans in euro to leading European banks for a three-month period beginning on the day that is two TARGET Settlement Days after such date based on a principal amount that is representative of a single transaction in that market at that time. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period, or, in the case of the quarterly Interest Period beginning on May 22, 2018, three-month EURIBOR will be 4.858%.
     “Unrestricted Debenture” means any Debenture represented by the Unrestricted Global Security.
     “Unrestricted Global Security” means a Global Security that does not contain a Securities Act Legend. On the Closing Date, the Unrestricted Global Security will have an initial principal amount of zero.
     “Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex C.
     “U.S.” means (except for purposes of the term “U.S. person,” as used in Annex C to this Tenth Supplemental Indenture) the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.
     “Voting Stock” means equity securities which ordinarily have voting power for the election of directors, whether at all times or only so long as no senior class of equity securities has such voting power by reason of any contingency.
     (b) “Applicable Percentage”, “Intent-Based Replacement Disclosure”, “Permitted Remedies” and “Qualifying Capital Securities” shall have the respective meanings set forth in the Replacement Capital Covenant as in effect on the date hereof and as it may be amended pursuant to its terms consistent with Section 2.1(r).
ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.1 Terms of Debentures
     Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:
     (a) Designation. The Securities of this series shall be known and designated as the “8.000% Series A-7 Junior Subordinated Debentures” of the Company (the “Debentures”). The ISIN numbers for the Debentures are XS0365323608 (Reg S) and XS0365324838 (144A).

     (b) Aggregate Principal Amount. The maximum aggregate principal amount of the Debentures that may be authenticated and delivered under the Indenture and this Tenth Supplemental Indenture is €750,000,000 (except for Debentures authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture or Section 3.5 of this Tenth Supplemental Indenture); provided, however, that the Company may from time to time authenticate and deliver under the Indenture and this Tenth Supplemental Indenture up to €500,000,000 additional amount of Debentures (“Additional Debentures”), which Additional Debentures may accrue interest from a different date than the Debentures, as may be specified pursuant to Section 301 of the Indenture, so long as the Company reasonably determines that the Additional Debentures so authenticated and delivered will be fungible with the Debentures for all United States federal income tax purposes. From time to time the Company may execute and deliver, and upon Company Order the Trustee shall authenticate and deliver, Additional Debentures.
     (c) Form and Denominations. The Debentures will be issued only in fully registered form, and the authorized denominations of the Debentures shall be €50,000 principal amount and even multiples thereof. The Debentures will initially be issued in the form of one or more Global Securities substantially in the form of Annex A (attached hereto), with such modifications thereto as may be approved by the authorized officer executing the same. The Debentures will be denominated in euro and payments of principal and interest will be made in euro. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Debentures will be made in U.S. dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro as determined by the Calculation Agent. Any payment in U.S. dollars pursuant to this Section 2.1(c) will not be deemed a default or Enforcement Event under the Indenture.
     Upon their original issuance, the Rule 144A Debentures and the Regulation S Debentures shall be issued in the form of separate Global Securities registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Debentures represented thereby (or such other accounts as they may direct). Each such Global Security will constitute a single Security for all purposes of the Indenture. The Global Securities representing Rule 144A Debentures are collectively herein called the “Restricted Global Securities.” The Global Securities representing Regulation S Debentures are collectively herein called the “Regulation S Global Securities.”
     (d) Scheduled Maturity Date.

     (i) The principal amount of, and all accrued and unpaid interest on, the Outstanding Debentures shall be payable in full on May 22, 2038, or if such day is not a Business Day, the next Business Day (the “Scheduled Maturity Date”); provided that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vi) of this Section 2.1(d) in connection with the Scheduled Maturity Date, (A) the principal amount of Debentures payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment accompanying such Officers’ Certificate, (B) such specified principal amount of Debentures shall be repaid on the Scheduled Maturity Date pursuant to Article III, and (C) subject to clause (ii) of this Section 2.1(d), the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 2.1(q) or shall become due and payable pursuant to Section 502 of the Indenture or clause (iii) of this Section 2.1(d). The Outstanding Debentures shall be due and payable on the Scheduled Maturity Date except to the extent otherwise specified in an Officers’ Certificate delivered to the Trustee not more than 30 and not less than 10 Business Days immediately preceding the Scheduled Maturity Date.
     (ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vi) of this Section 2.1(d) in connection with any Repayment Date, the principal amount of Debentures payable on such Repayment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, such principal amount of Debentures shall be repaid on such Repayment Date pursuant to Article III, and the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Repayment Date or such earlier date on which they are redeemed pursuant to Section 2.1(q) or shall become due and payable pursuant to Section 502 of the Indenture or clause (iii) of this Section 2.1(d). The Outstanding Debentures shall be due and payable on any Repayment Date except to the extent otherwise specified in an Officers’ Certificate delivered to the Trustee not more than 30 and no less than 10 Business Days immediately preceding such Repayment Date.
     (iii) Notwithstanding anything to the contrary set forth in this Tenth Supplemental Indenture, the principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on the Final Maturity Date. The “Final Maturity Date” means May 22, 2068 (or, if this day is not a Business Day, the following Business Day).
     (iv) Any repayment of principal and current interest on the Debentures pursuant to this Section 2.1(d) on any date prior to the Final Maturity Date shall not affect the Company’s obligations under Section 2.1(h) with respect to the payment of deferred interest on the Debentures. For the purpose of clarity, it is possible that the Company may repay the principal and current interest on a

Debenture pursuant to this Section 2.1(d) but still be obligated to pay deferred interest on the Debenture. For the purposes of the definition of “Outstanding” in the Indenture, a Debenture, as to which principal and current interest has been repaid, redeemed or otherwise satisfied by the Company, shall for all purposes of the Indenture and this Tenth Supplemental Indenture, other than for purposes of Article XI of the Indenture and this Section 2.1(d) and Article III of this Tenth Supplemental Indenture, be deemed Outstanding so long as any deferred interest on such Debenture remains unpaid.
     (v) Until the principal of and current interest on all Outstanding Debentures are paid in full, the principal of all Outstanding Debentures is automatically accelerated as provided in Section 2.1(k) or a declaration of acceleration pursuant to Section 502 of the Indenture occurs, the Company shall use Commercially Reasonable Efforts, subject to a Market Disruption Event:
     (A) to raise sufficient Eligible Repayment Proceeds during a 180-day period ending on a date not more than 30 and not less than 10 Business Days prior to the Scheduled Maturity Date to permit repayment of the principal and current interest on all Outstanding Debentures in full on the Scheduled Maturity Date; and
     (B) if the Company is unable for any reason to raise sufficient Eligible Repayment Proceeds to permit repayment in full of the principal amount of and current interest on all the Outstanding Debentures on the Scheduled Maturity Date or any subsequent Interest Payment Date, to raise sufficient Eligible Repayment Proceeds to permit repayment of the principal and current interest on all Outstanding Debentures in full on the next Interest Payment Date pursuant to clause (ii) of this Section 2.1(d).
     (vi) The Company shall, if it has not raised sufficient Eligible Repayment Proceeds in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee no more than 30 and no less than 10 Business Days in advance of such Repayment Date stating the amount of Eligible Repayment Proceeds, if any, raised pursuant to clause (v) of this Section 2.1(d) in connection with such Repayment Date. Each Officers’ Certificate delivered pursuant to this clause (vi), unless no principal amount of Debentures is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 3.1 setting forth the principal amount of the Debentures to be repaid on such Repayment Date, which amount shall be determined after giving effect to clause (viii) of this Section 2.1(d).
     (vii) The Company shall be excused from its obligation to use Commercially Reasonable Efforts to sell Qualifying Capital Securities pursuant to clause (v) of this Section 2.1(d) if such Officers’ Certificate further certifies that: (A) a Market Disruption Event was existing at any time during the period commencing 180 days prior to the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity Date, the period commencing on the immediately preceding Interest Payment Date and ending on the Business Day immediately preceding the date of such Officers’ Certificate; and (B) either (1) the Market Disruption Event continued for the entire 180-day period or, in the case of any Repayment Date after the Scheduled Maturity Date, the period since the most recent Interest Payment Date, as the case may be, or (2) the Market Disruption Event continued for only part of the relevant period, but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible Repayment Proceeds during the rest of that period to permit repayment of the Debentures in full.
     (viii) Payments on the Debentures on any Repayment Date shall be applied, first, to the extent permitted by Section 2.1(i), to deferred interest to the extent of Eligible APM Proceeds raised pursuant to Section 2.1(i), second, to current interest and, third, to the repayment of the principal of Debentures; provided that if the Company is obligated to sell Qualifying Capital Securities and repay any outstanding pari passu securities in addition to the Debentures, then on any date and for any period such payments shall be applied (A) first, to any pari passu securities having an earlier scheduled maturity date than the Debentures, until the principal of and all accrued and unpaid interest on those securities has been paid in full, and (B) second, to the Debentures and any other pari passu securities having the same scheduled maturity date as the Debentures pro rata in accordance with their respective outstanding principal amounts. None of such payments shall be applied to any other pari passu securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full, except to the extent permitted by clause (vii) of Section 2.1(g) and the first sentence of Section 2.1(h). If the Company has raised less than $5,000,000 of Eligible Repayment Proceeds during the relevant 180-day or three-month period, the Company will not be required to repay any Debentures on the relevant Repayment Date. On the next Interest Payment Date as of which the Company has raised at least $5,000,000 of Eligible Repayment Proceeds during the 180-day period preceding the applicable notice date (or, if shorter, the period since the Company last repaid any principal amount of the Debentures), the Company shall repay a principal amount of Debentures equal to the Eligible Repayment Proceeds from the sale of Qualifying Capital Securities during such 180-day or shorter period.
     (e) Rate of Interest. The Debentures shall bear interest on their principal amount (i) from and including May 22, 2008 to but excluding May 22, 2018 at the rate of 8.000% per annum, computed on the basis of Actual/Actual (ICMA), and (ii) thereafter at an annual rate equal to Three-month EURIBOR plus 4.450%, computed on the basis of a 360-day year and the actual number of days elapsed. All percentages resulting from any calculation of Three-month EURIBOR will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

Subject to Sections 2.1(g) and (h): in the case of Section 2.1(e)(i), interest on the Debentures shall be payable annually in arrears on May 22 of each year, beginning on May 22, 2009 and in the case of Section 2.1(e)(ii), interest on the Debentures shall be payable quarterly in arrears on February 22, May 22, August 22 and November 22 of each year, beginning on August 22, 2018 (each such date, an “Interest Payment Date”). In the event any Interest Payment Date on or before May 22, 2018 falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day and no interest shall accrue as a result of such postponement. If any Interest Payment Date after May 22, 2018 would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the following Business Day and interest will accrue to the actual Interest Payment Date, unless such postponement would cause the day to fall in the next calendar month, in which case it shall be brought forward to the immediately preceding Business Day. Any installment of interest (or portion thereof) deferred in accordance with Section 2.1(g) or otherwise unpaid shall bear additional interest, to the extent permitted by law, at the rate of interest then in effect from time to time on the Debentures, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with Section 2.1(h).
     (f) To Whom Interest is Payable. Interest (other than deferred interest which shall be payable to the Persons specified pursuant to Section 2.1(g)(ii)) shall be payable to the Person in whose name the Debentures are registered at the close of business on the day preceding the Interest Payment Date, whether or not a Business Day, or in the event the Debentures cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to that Interest Payment Date, whether or not a Business Day.
     (g) Option to Defer Interest Payments.
     (i) The Company shall have the right, at any time and from time to time prior to the Final Maturity Date, to defer the payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period shall extend beyond the Final Maturity Date or the earlier redemption of the Debentures. If an Event of Default has occurred and is continuing or the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary, subject to the exceptions specified in clause (vii) of this Section 2.1(g), to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of Capital Stock of the Company, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any debt securities of the Company that rank pari passu with or junior to the Debentures or (c) make any payments with respect to any Guarantee by the Company of securities of any Subsidiary if such Guarantee ranks pari passu with, or junior to, the Debentures.

     (ii) At the end of any Deferral Period, the Company shall pay all deferred interest on the Debentures (together with compounded interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name the Debentures are registered at the close of business on the Business Day next preceding the Interest Payment Date at the end of such Deferral Period or, in the event the Debentures cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to the end of the Deferral Period, whether or not a Business Day.
     (iii) Upon termination of any Deferral Period and upon the payment of all deferred interest and any compounded interest then due on any Interest Payment Date, the Company may elect to begin a new Deferral Period pursuant to clause (i) of this Section 2.1(g).
     (iv) The Company may elect to pay deferred interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 2.1(h).
     (v) The Company shall give written notice to the Trustee and the Holders of the Debentures of its election to begin any Deferral Period at least one Business Day prior to the Regular Record Date for that Interest Payment Date. Notwithstanding the previous sentence, the Company’s failure to pay any interest due within five Business Days after any Interest Payment Date shall automatically and without any further action by any Person be deemed to commence a Deferral Period.
     (vi) If any Deferral Period lasts longer than one year, the Company shall not, and shall cause its Subsidiaries not to, purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to pay deferred interest during such Deferral Period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions set forth in clause (vii) below. If the Company is involved in a Business Combination where immediately after the consummation of the Business Combination more than 50% of the surviving or resulting entity’s Voting Stock is owned by the shareholders of the other party to the Business Combination or Continuing Directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity, then neither the restrictions set forth in this clause (vi) nor the provisions of Section 2.1(h) shall apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the Business Combination.
     (vii) The restrictions in clauses (i) and (vi) of this Section 2.1(g) do not apply to (a) purchases, redemptions or other acquisitions of shares of the Company’s Capital Stock in connection with (1) any Employee Benefit Plan or the Assurance Agreement or (2) a dividend reinvestment, stock purchase plan or other similar plan, (b) any exchange or conversion of any class or series of the Company’s Capital Stock (or the Capital Stock of any Subsidiary) for any class or series of the Company’s Capital Stock or of any class or series of Indebtedness of the Company for any class or series of the Company’s Capital Stock, (c) the purchase of fractional interests in shares of the Capital Stock of the Company in accordance with the conversion or exchange provisions of the Company’s Capital Stock or the security or instrument being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders’ right plan, or the issuance of rights, equity securities or other property under any stockholders’ right plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan, (e) any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such equity securities, (f) any payment during a Deferral Period of current or deferred interest in respect of any debt securities of the Company that rank pari passu with the Debentures that is made pro rata to the amounts due on pari passu securities and the Debentures (provided that such payments are made in accordance with Section 2.1(h) to the extent it applies) and any payments of deferred interest on such pari passu securities that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu securities, (g) any payment of principal in respect of any pari passu securities having an earlier scheduled maturity date than the Debentures, as required under a provision of such pari passu securities that is substantially the same as Section 2.1(d) or any such payment in respect of any pari passu securities having the same scheduled maturity date as the Debentures that is made on a pro rata basis among one or more series of such securities and the Debentures, (h) any repurchase of pari passu securities (including the junior subordinated debentures initially included in the Equity Units) in exchange for Common Stock in connection with a failed remarketing or similar event, or any payment of deferred interest on any pari passu securities (including such junior subordinated debentures) in the form of additional debentures that will rank pari passu with the Debentures and any repayment of any such additional debentures at maturity or (i) any repayment or redemption of a security necessary to avoid a breach of the instrument governing that security.
     (h) Payment of Deferred Interest. The Company shall not pay deferred interest (including compounded interest thereon) on the Debentures on any Interest Payment Date during any Deferral Period prior to the Final Maturity Date from any source other than Eligible APM Proceeds unless (x) required by an applicable regulatory authority, (y) permitted under clause (vi) of Section 2.1(g) or (z) an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Company may pay current interest during a Deferral Period from any available funds. To the extent that the Company is able to raise some, but not all, Eligible APM Proceeds to pay accrued and unpaid interest on the applicable Interest Payment Date, such Eligible APM

Proceeds shall be allocated first to deferred payments of accrued and unpaid interest in chronological order based on the date each payment was first deferred. If any Indebtedness of the Company that ranks pari passu with the Debentures is outstanding in addition to the Debentures under which the Company is obligated to sell APM Qualifying Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of Eligible APM Proceeds received by the Company from such sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and such pari passu securities on a pro rata basis up to, in the case of Common Stock, the Stock and Warrant Issuance Cap and the Maximum Share Number, in the case of Qualifying Warrants, the Stock and Warrant Issuance Cap and the Maximum Warrant Number, in the case of Mandatorily Convertible Preferred Stock, the Maximum Share Number and the Preferred Stock Issuance Cap, and, in the case of Qualifying Non-Cumulative Preferred Stock, the Preferred Stock Issuance Cap (or comparable provisions in the instruments governing such pari passu securities) in proportion to the total amounts that are due on the Debentures and such pari passu securities. The Company may make such pro rata payments on such pari passu securities so long as it shall have paid or deposited with the paying agent for the Debentures or shall have segregated and holds in trust for payment the pro rata proceeds applicable to the Debentures that have not been paid.
          The “Maximum Share Number” will equal 200,000,000 and the “Maximum Warrant Number” will equal 200,000,000 (or 400,000,000 if the Company amends the definition of APM Qualifying Securities to eliminate Common Stock) if the shareholders of the Company approve an increase in the number of the authorized shares of Common Stock, which the Company will propose for shareholder vote at its annual shareholder meeting in 2009. Unless and until such time as the number of the authorized shares of Common Stock is increased by at least 1,225,000,000 shares, the Maximum Share Number is 95,000,000 and the Maximum Warrant Number is zero and, to the extent permitted by law, the Company shall use commercially reasonable efforts to obtain shareholder approval of such increase at future annual meetings of shareholders if approval is not obtained at the 2009 annual shareholder meeting. The Company will not be permitted to amend the definition of APM Qualifying Securities to eliminate Common Stock prior to such time as the number of the authorized shares of Common Stock is increased by at least 1,225,000,000 shares. On each Interest Payment Date during a Deferral Period, the Company will increase the Maximum Share Number, as necessary, for so long as such Deferral Period is continuing, such that it is at least equal to the number of shares of Common Stock that the Company would need to issue to raise sufficient proceeds to pay, assuming a price per share equal to the average of the Current Stock Market Price over the ten-trading day period preceding such Interest Payment Date, three times the then outstanding deferred interest on the Debentures (including compounded interest thereon) up to a maximum of 10 years’ of interest (including compounded interest thereon); provided that the Company will only be required to increase the Maximum Share Number to the extent that such increase does not result in a Maximum Share Number that is greater than the number of Available Shares. “Available Shares” shall mean, as of any date, the number of shares of Common Stock calculated by the Company by subtracting from the number of authorized and unissued shares of Common Stock on such date the maximum number of shares of Common Stock that can be issued under existing options, warrants, convertible securities, equity-linked contracts, equity compensation plans and other agreements of any type that requires the Company to issue a determinable maximum number of shares of Common Stock, including without limitation for the purpose of funding deferred distributions (such maximum number the “Fixed Commitments”). The Available Shares will be allocated on a pro rata basis to all of the Company’s obligations under any similar commitments under which the Company is required to increase its maximum obligation to issue shares of Common Stock in comparable circumstances. If the increase in the Maximum Share Number required by this paragraph is limited by the number of Available Shares, to the extent permitted by law, the Company will use commercially reasonable efforts to obtain shareholder consent at the next annual meeting of the Company’s shareholders to increase the number of shares of the authorized Common Stock so that it is no longer limited. If the Company amends the definition of APM Qualifying Securities to eliminate Common Stock, the foregoing obligations shall apply to the Maximum Warrant Number, assuming a price per qualifying warrant equal to 50% of the average of the Current Stock Market Price over the relevant period. For purposes of determining the amounts accruing during any period after May 22, 2018, the interest will be computed by reference to Three-month EURIBOR on the calculation date plus a margin equal to 4.450%. The Company will provide notice to the Trustee if the Company increases the Maximum Share Number or Maximum Warrant Number.
     If, as of a date no more than 15 and no less than 10 Business Days in advance of any Interest Payment Date, the Company has not raised sufficient Eligible APM Proceeds to pay all deferred interest (including compounded interest thereon) on the Debentures on such Interest Payment Date as a result of the foregoing limitation, the Company will provide written certification to the Trustee (which the Trustee will promptly forward upon receipt to each holder of record of Debentures) of the Company’s calculation of the Maximum Share Number or Maximum Warrant Number, as the case may be, the number of authorized and unissued shares of Common Stock, the Fixed Commitments and the number of shares of Common Stock issued (or issuable upon exercise of such Qualifying Warrants) that the Company has sold pursuant to Section 2.1(i) during the 180-day period preceding the date of such notice.
     (i) Alternative Payment Mechanism. Immediately following any APM Commencement Date and until the termination of the related Deferral Period, the Company will be required to use Commercially Reasonable Efforts to sell APM Qualifying Securities until the Company has raised an amount of Eligible APM Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the Debentures (including compounded interest thereon) and applied such Eligible APM Proceeds on the next Interest Payment Date to the payment of deferred interest (including compounded interest thereon) in accordance with Section 2.1(h); provided that:

     (1) the foregoing obligations shall not apply (i) to the issuance of Common Stock and Qualifying Warrants during the first five years of any Deferral Period to the extent the number of shares of Common Stock issued and the number of shares of Common Stock subject to such Qualifying Warrants, together with the number of shares of Common Stock previously issued, and the number of shares of Common Stock subject to Qualifying Warrants previously issued, during such Deferral Period to pay interest on the Debentures pursuant to this Section 2.1(i), would, in the aggregate, exceed 2% of the total number of issued and outstanding shares of Common Stock as of the date of the Company’s most recent publicly available consolidated financial statements on the date of determination (the “Stock and Warrant Issuance Cap”) or (ii) to the issuance of Qualifying Non-Cumulative Preferred Stock and Mandatorily Convertible Preferred Stock at any time to the extent the Eligible APM Proceeds raised from such issuance, together with the Eligible APM Proceeds of all prior issuances of Qualifying Non-Cumulative Preferred Stock and still outstanding Mandatorily Convertible Preferred Stock pursuant to this Section 2.1(i) applied to pay deferred interest on the Debentures, would exceed €187,500,000 plus 25% of the aggregate principal amount of any Additional Debentures at the time of their initial issuance pursuant to Section 2.1(b) (the “Preferred Stock Issuance Cap”);
     (2) the foregoing obligations shall not apply in respect of any Interest Payment Date if the Company shall have provided to the Trustee (which the Trustee will promptly forward upon receipt to each Holder of the Debentures whose name appears in the Security Register) no more than 30 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event occurred after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (B) the Market Disruption Event continued for only part of such period but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible APM Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered;
     (3) the sale of Mandatorily Convertible Preferred Stock to pay deferred interest is an option that may be exercised at the Company’s sole discretion, and the Company will not be obligated to sell Mandatorily Convertible Preferred Stock or to apply the proceeds of any such sale to pay deferred interest on the Debentures, and no class of investors of the Company’s securities or other obligations, or any other Person, may require the Company to issue Mandatorily Convertible Preferred Stock; and

     (4) to the extent that the Company has raised some but not all Eligible APM Proceeds necessary to pay all deferred interest on any Interest Payment Date, such Eligible APM Proceeds shall be applied in accordance with Section 2.1(h).
     Once the Company reaches the Stock and Warrant Issuance Cap for a Deferral Period, the Company will not be required to issue more shares of Common Stock or Qualifying Warrants under this Section 2.1(i) during the first five years of such Deferral Period even if the Stock and Warrant Issuance Cap subsequently increases because of a subsequent increase in the number of outstanding shares of Common Stock. The Stock and Warrant Issuance Cap will cease to apply after the fifth anniversary of the commencement of any Deferral Period, at which point the Company must pay any deferred interest, regardless of the time at which it was deferred pursuant to Section 2.1(h), subject to the limitations in Section 2.1(g), the Preferred Stock Issuance Cap, the Maximum Share Number, the Maximum Warrant Number and any Market Disruption Event. In addition, if the Stock and Warrant Issuance Cap is reached during a Deferral Period and the Company subsequently pays all deferred interest, the Stock and Warrant Issuance Cap will cease to apply at the termination of such Deferral Period, reset to zero and will not apply again unless and until the start of a new Deferral Period. The Preferred Stock Issuance Cap shall not reset to zero even if the Company pays all deferred interest for a Deferral Period, and the Eligible APM Proceeds from sales of Qualifying Non-Cumulative Preferred Stock and then outstanding Mandatorily Convertible Preferred Stock applied pursuant to Section 2.1(h) during such Deferral Period and all prior Deferral Periods cumulate as Qualifying Non-Cumulative Preferred Stock is issued or so long as Mandatorily Convertible Preferred Stock is outstanding, to pay deferred interest. The Company will not be excused from its obligations under this Section 2.1(i) if it determines not to pursue or complete the sale of APM Qualifying Securities due to pricing, dividend rate or dilution considerations.
     If the Company eliminates Common Stock from the definition of APM Qualifying Securities, the Company must use commercially reasonable efforts, subject to the Maximum Warrant Number, to set the terms of any Qualifying Warrants that the Company issues pursuant to this Section 2.1(i) so that the proceeds from the issuance of Qualifying Warrants, together with the proceeds from the sale of any other APM Qualifying Securities are sufficient proceeds to pay all deferred interest on the Debentures in accordance with this Section 2.1(i).
     (j) Events of Default. The Debentures shall not be entitled to the benefits of the Events of Default in clauses (1) through (4) of Section 501 of the Indenture. The Debentures shall be entitled to the benefits of the Events of Default in clauses (5) and (6) of Section 501 of the Indenture. The following events shall be Events of Default with respect to the Debentures (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen of the Indenture or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of interest, including compounded interest, in full on any Debenture for a period of 30 days after the tenth anniversary of the commencement of any Deferral Period if such Deferral Period has not ended prior to such tenth anniversary; and
     (2) default in the payment of the principal of the Debentures at the Final Maturity Date or upon a call for redemption.
Except as provided in this paragraph (j), no breach or default by the Company of any other covenant or obligation under the Indenture or the terms of the Debentures shall constitute an Event of Default.
     (k) Acceleration of Maturity; Rescission of Amendment. The remedies provided to the Trustee and Holders by Section 502 of the Indenture will apply only to an Event of Default under clause (1) of Section 2.1(j). If an Event of Default specified in Section 501(5) or 501(6) of the Indenture occurs, then in every such case the principal amount of all the Debentures shall automatically become due and payable immediately, without any declaration or other action on the part of the Trustee or any Holder. An Event of Default in clause (2) of Section 2.1(j) shall not entitle the Holders to the benefits of Section 502 of the Indenture.
     (l) Collection of Indebtedness and Suits From Enforcement by Trustee. The Debentures shall not have the benefits of the first paragraph of Section 503 of the Indenture.
     (m) Limitation on Suits. For purposes of the Debentures, Section 507 of the Indenture is hereby amended (i) by adding “or Enforcement Event” after “Event of Default” in clause (1) thereof, and (ii) by adding at the end of clause (2) thereof: “or the Holders of no less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Enforcement Event in its own name as Trustee hereunder;”
     (n) Unconditional Right of Holders to Receive Principal, Premium and Interest. For purposes of the Debentures, Section 508 of the Indenture is hereby amended and restated in its entirety:
“Notwithstanding any other provision in this Indenture or the Tenth Supplemental Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional (subject to withholding tax (if any) and backup withholding tax (if any)), to receive payment of the principal of and any premium and (subject to Section 2.1(g)(ii) of the Tenth Supplemental Indenture and Section 307 of the Indenture) interest on such Debenture when due, it being understood (i) that, in the case of a Deferral Period, interest shall only become due and payable at the time and in the manner provided for in Sections 2.1(g) and (h) of the Tenth Supplemental Indenture, and interest shall, in the case of Section 2.1(i) of the Tenth Supplemental Indenture, only become due and payable in the amount determined in accordance with such Section, and (ii) that the extent to which Holders have a right to receive payment of principal on any Repayment Date is determined in accordance with Section 2.1(d) of the Tenth Supplemental Indenture. Any Holder’s right to institute suit for the enforcement of any such payment, and such rights referred to in this Section 508 shall not be impaired without the consent of such Holder.”
For the purposes of Section 316(b) of the Trust Indenture Act, it is understood and agreed that no payment of principal or interest shall be deemed due and payable under the provisions of Sections 2.1(d), 2.1(g)(ii) and 2.1(h) until the Company has received Eligible Repayment Proceeds or Eligible APM Proceeds, respectively, to pay such principal or interest.
     (o) Waiver of Past Defaults. Notwithstanding anything to the contrary in Section 513 of the Indenture, for the purposes of the Debentures, a past default that is an Event of Default under Section 501(5) or 501(6) of the Indenture cannot be waived, with respect to the Debentures and its consequences, without the consent of each Holder of the Debentures.
     (p) Notice of Defaults and Enforcement Events. For purposes of the Debentures, Section 602 of the Indenture is hereby amended (i) by adding “and Enforcement Events” after “Defaults” in the header thereof, and (ii) by adding “or Enforcement Event” after “default” in the first and second line of such Section.
     (q) Redemption. The Debentures shall be redeemable in accordance with Article Eleven of the Indenture, provided that the Debentures shall be redeemable at the Company’s option, (i) on any Interest Payment Date on or after May 22, 2018, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, (ii) at any time prior to May 22, 2018, in whole but not in part, at the Make-Whole Redemption Price, (iii) at any time prior to May 22, 2018, in connection with a Tax Event or a Rating Agency Event, in whole but not in part, at the Make-Whole Redemption Price, and (iv) in whole but not in part, at any time at the option of the Company, if the Company becomes obligated to pay Additional Amounts pursuant to Section 2.1(x), other than as a result of an event that would, upon receipt of the Opinion of Counsel required under the definition of Tax Event, constitute a Tax Event, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date. For purposes of the Debentures, the first sentence of Section 1104 of the Indenture is replaced in its entirety with the following: “Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holders of Securities to be redeemed, at his address appearing in the Security Register.”

     (r) Replacement Capital Covenant. The Company shall not modify the Replacement Capital Covenant to (A) amend the definitions incorporated into this Tenth Supplemental Indenture pursuant to Section 1.2.3(b) in a manner adverse to the Holders or (B) impose additional restrictions on the type or amount of Qualifying Capital Securities that the Company may include for purposes of determining the extent to which repayment, redemption, defeasance or repurchase of the Debentures is permitted, except with the consent of the holders of a majority of the principal amount of Outstanding Debentures. Except as expressly provided in the preceding sentence, the Company may modify the Replacement Capital Covenant at any time and in any manner without the consent of the Holders of the Debentures.
     (s) Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. To the extent permitted by law, each Holder, by such Holder’s acceptance of the Debentures, agrees that if a Bankruptcy Event shall occur prior to the redemption, repayment or defeasance of such Debentures, such Holder shall only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Deferral Period for which interest has not been paid.
     (t) Sinking Fund; Holder Repurchase Right. The Debentures shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Holders. Article XII of the Indenture shall not be applicable to the Debentures.
     (u) Subordination. The Debentures shall be subject to Article XIV of the Indenture, subject to the following modifications:
     (i) For purposes of the Debentures, the “or” before clause (iii) of the definition of Senior Debt in the Indenture is deleted, and the following clauses are added to the definition of Senior Debt in the Indenture after the word “contracts,” in clause (iii) for purposes of the Debentures:
     “, (iv) any subordinated or junior subordinated debt that by its terms is not expressly pari passu or subordinated to the Debentures, (v) any Guarantee of any indebtedness, obligation or security issued by any Person that is an Affiliate of the Company and such Person is viewed by the Company as a vehicle to finance its operations, and (vi) Indebtedness of the Company to its Subsidiaries”; and
     (ii) For purposes of the Debentures, the following provision is added to the end of the definition of Senior Debt in the Indenture after the word “Securities”: “provided that (a) trade account payables and accrued liabilities arising in the ordinary course of the Company’s business, (b) the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures, 7.70% Series A-5 Junior Subordinated Debentures, 8.175% Series A-6 Junior Subordinated Debentures and 8.625% Series A-8 Junior Subordinated Debentures, (c) prior to the settlement of any successful remarketing of the junior subordinated debentures included in the Equity Units, such junior subordinated debentures and (d) any other indebtedness, Guarantee or other obligation that is specifically designated as being subordinate, or not superior, in right of payment to the Debentures, shall not be considered Senior Debt”.
     (iii) For purposes of the Debentures, the provisions of Section 1404 of the Indenture shall only apply in the case where (A) there has been an event of default with respect to Senior Debt within the meaning of clause (i) of the definition of Senior Debt, (B) the principal amount of such Senior Debt has been accelerated, (C) the outstanding principal amount of Senior Debt at the time of acceleration is at least $100,000,000 and (D) the event of default has not been cured, waived, or ceased to exist or the acceleration has not been rescinded. In no other case and to no other Senior Debt shall Section 1404 apply.
     (iv) The Debentures shall rank pari passu with the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures, 7.70% Series A-5 Junior Subordinated Debentures, 8.175% Series A-6 Junior Subordinated Debentures and 8.625% Series A-8 Junior Subordinated Debentures, and prior to the settlement of any successful remarketing of the junior subordinated debentures included in the Equity Units, such junior subordinated debentures.
     (v) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints The Bank of New York as Security Registrar, Authenticating Agent and Paying Agent with respect to the Debentures. The Debentures may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in The City of New York, New York and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the Debentures shall be the Paying Agent’s office in New York, New York.
     (w) Defeasance. Until May 22, 2018, the Debentures will be subject to Sections 1302 and 1303 of the Indenture except that all references to “U.S. Government Obligations” shall be replaced by “Federal Republic of Germany Obligations.”
     (x) Additional Amounts. The Company will, subject to the exceptions and limitations set forth below, pay additional amounts (“Additional Amounts”) on the Debentures, including payment of principal of and interest, with respect to any Beneficial Owner of the Debentures that is a Non-U.S. Person to ensure that each Net Payment by the Company or any Paying Agent to that Non-U.S. Person on the Debentures will not be less, due to the payment of U.S. withholding tax, than the amount otherwise then due and payable.
     Notwithstanding the foregoing, the Company’s foregoing obligations to pay Additional Amounts shall not apply:

     (i) if a payment on the Debentures is reduced as a result of any tax, assessment or governmental charge that is imposed or withheld solely by reason of the Beneficial Owner:
     A) having, having had or being considered as having had a relationship with the U.S. as a citizen or resident or otherwise;
     B) being treated as present in, or engaged in, or being treated as having in the past been present in or engaged in a trade or business in the U.S. or having or having had a permanent establishment in the U.S.;
     C) being or having been a personal holding company, a foreign private foundation or other foreign tax-exempt organization, a passive foreign investment company, a controlled foreign corporation, or a corporation that has accumulated earnings to avoid U.S. federal income tax;
     D) owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote; or
     E) being a bank (i) purchasing Debentures in the ordinary course of its lending business or (ii) that is neither (A) buying the Debentures for investment purposes only nor (B) buying the Debentures for resale to a third-party that either is not a bank or holding the Debentures for investment purposes only.
     For purposes of Section 2.1(x)(i), “Beneficial Owner” includes a fiduciary, settlor, partner, member, shareholder or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.
     (ii) to any Beneficial Owner that is a fiduciary, a partnership, a limited liability company, another fiscally transparent entity or that is not the sole Beneficial Owner of the Debentures or any portion of the Debentures, but only to the extent that a beneficiary or settlor in relation to the fiduciary, or a Beneficial Owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, Beneficial Owner, partner, or member received directly its beneficial or distributive share of the payment;
     (iii) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Beneficial Owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements, if compliance with these reporting requirements is required by statute or by regulation of the U.S. or by an applicable income tax treaty to which the U.S. is a party as a precondition to exemption from such tax, assessment or other governmental charge;

     (iv) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding by the Company or any withholding agent (within the meaning of the applicable rules) from a payment on such Debentures;
     (v) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the Beneficial Owner for payment more than 30 days after the date on which such payment became due or is duly provided for, whichever occurs later;
     (vi) if a payment on the Debentures is reduced as a result of any estate tax, inheritance tax, gift tax, sales tax, excise tax, transfer tax, wealth tax, personal property tax or any similar tax, assessment, withholding, deduction or other governmental charge;
     (vii) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge required to be withheld by any withholding agent (within the meaning of the applicable rules) from a payment of principal or interest on the Debentures, if that payment can be made without such withholding by any other withholding agent;
     (viii) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any EU Directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such Directive; or
     (ix) if a payment on the Debentures is reduced as a result of any combination of the above clauses (i) through (viii) of this Section 2.1(x).
     Except as provided in this Section 2.1(x), the Company shall have no obligation to make any payment with respect to any tax, assessment or other governmental charge imposed by any government, political subdivision or taxing authority.
Section 2.2 Transfers and Exchanges; Securities Act Legends
     (a) Certain Transfers and Exchanges. Transfers and exchanges of Debentures and beneficial interests in Global Securities of the kinds specified in this Section 2.2 shall be made only in accordance with this Section 2.2.
     (i) Restricted Global Security to Regulation S Global Security or Unrestricted Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security or the Unrestricted Global Security, such transfer may be effected only in accordance with the provisions of this Section 2.2(a)(i) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security or Unrestricted Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Security in an equal amount be debited from the same or another specified Agent Member’s account and (ii) an Unrestricted Securities Certificate, satisfactory to the Company and duly executed by the Holder of such Restricted Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of such Restricted Global Security and increase the principal amount of the Regulation S Global Security or the Unrestricted Global Security by such specified principal amount, provided that if the transfer is to occur during the Restricted Period, then such Person will take delivery in the form of a Regulation S Global Security.
     (ii) Regulation S Global Security to Restricted Global Security. If during the Restricted Period, the owner of a beneficial interest in the Regulation S Global Security wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Section 2.2(a)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from the same or another specified Agent Member’s account and (ii) a Restricted Securities Certificate, satisfactory to the Company and duly executed by the Holder of such Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of such Regulation S Global Security and increase the principal amount of such Restricted Global Security by such specified principal amount.
     (b) Securities Act Legends. Rule 144A Debentures shall bear the Restricted Securities Legend and Regulation S Debentures shall bear the Regulation S Legend.
ARTICLE THREE
REPAYMENT OF THE DEBENTURES
      3.1. Repayment
     The Company shall, not more than 30 nor less than 10 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of Debentures to be repaid on such date pursuant to Section 2.1(d).
      3.2. Selection of Securities to be Repaid

     If less than all the Debentures are to be repaid on any Repayment Date, the particular Debentures to be repaid shall be selected not more than 30 days prior to such Repayment Date by the Trustee, from the Outstanding Debentures not previously repaid or redeemed or as to which notice of repayment or redemption has been given, by such other method as the Trustee may deem fair and appropriate and which may provide for the selection for repayment of a portion of the principal amount of any Debenture, provided that the portion of the principal amount of any Debenture not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination).
     The Trustee shall promptly notify the Company in writing of the Debentures selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Debentures shall relate, in the case of any Debenture repaid or to be repaid only in part, to the portion of the principal amount of such Debenture which has been or is to be repaid.
      3.3. Notice of Repayment
     Notice of repayment shall be given by first-class mail, postage prepaid, mailed at least 10 calendar days, but no more than 15 calendar days, prior to the Repayment Date, to each Holder of Debentures to be repaid, at the address of such Holder as it appears in the Security Register.
     Each notice of repayment shall identify the Debentures to be repaid (including CUSIP number, if a CUSIP number has been assigned to the Debentures) and shall state:
     (a) the Repayment Date;
     (b) if less than all Outstanding Debentures are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Debentures to be repaid;
     (c) that on the Repayment Date, the principal amount of the Debentures or portions thereof to be repaid will become due and payable, and that interest thereon, if any, shall cease to accrue on and after said date;
     (d) whether any deferred interest shall remain outstanding on any Debentures to be repaid, and if so, the amount of such deferred interest and that compound interest thereon shall continue to accrue on and after said date until paid; and
     (e) the place or places where such Debentures are to be surrendered for payment of the principal amount thereof.
     Notice of repayment shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

      3.4. Deposit of Repayment Amount
     Prior to 10:00 a.m., New York City time, on the Repayment Date specified in the notice of repayment given as provided in Section 3.3, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to pay the principal amount of, and (except to the extent the payment of such accrued interest shall be prohibited pursuant to Section 2.1(h)) any accrued interest (including compounded interest) on, all the Debentures which are to be repaid on that date.
      3.5. Payment of Debentures Subject to Repayment
     If any notice of repayment has been given as provided in Section 3.3, the Debentures or portion of the Debentures with respect to which such notice has been given shall become due and payable on the Repayment Date. On presentation and surrender of such Debentures as provided in the notice of repayment, such Debentures or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest (including any compounded interest) to the Repayment Date (except to the extent the payment of such accrued interest shall be prohibited pursuant to Section 2.1(h)); provided that, except in the case of a repayment in full of all Outstanding Debentures, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Debentures, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307 of the Indenture and Section 2.1(g)(ii) of this Tenth Supplemental Indenture.
     Section 1107 of the Indenture shall apply to any Debenture repaid in part pursuant to this Article III.
     If any Debenture subject to repayment shall not be so repaid upon surrender thereof, the principal of such Debenture shall, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefore in the Debenture.
ARTICLE FOUR
MISCELLANEOUS
Section 4.1 Relationship to Existing Indenture
     The Tenth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture. The Indenture, as supplemented and amended by this Tenth Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Debentures, the Indenture, as supplemented and amended by this Tenth

Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
Section 4.2 Modification of the Existing Indenture
     Except as expressly modified by this Tenth Supplemental Indenture, the provisions of the Indenture shall govern the terms and conditions of the Debentures.
Section 4.3 Governing Law
     This instrument shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.4 Counterparts
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 4.5 Trustee Makes No Representation
     The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Tenth Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Debentures).

     In Witness Whereof, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed and attested all as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Robert A. Gender
	Name:	Robert A. Gender
	Title:	Vice President and Treasurer

Attest:
/s/ Kathleen E. Shannon

THE BANK OF NEW YORK, as Trustee
By:	/s/ Sherma Thomas
	Name:	Sherma Thomas
	Title:	Assistant Treasurer

ANNEX A
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     [INCLUDE IF SECURITY IS A RESTRICTED GLOBAL SECURITY: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR (3) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS, PURSUANT TO THE TERMS AND CONDITIONS OF REGULATION S UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]
     [INCLUDE IF SECURITY IS A REGULATION S GLOBAL SECURITY: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THESE SECURITIES WERE FIRST OFFERED AND (2) THE DATE OF ISSUANCE OF THESE SECURITIES, MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)

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PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A, OR (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]
     EACH PURCHASER AND TRANSFEREE OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT EITHER (A) IT IS NOT ACQUIRING THIS SECURITY WITH THE ASSETS OF (1) ANY “EMPLOYEE BENEFIT PLAN” (SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS OR ACCOUNTS THEREIN OR (2) ANY GOVERNMENTAL OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY DOES NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, THE CODE, OR ANY SIMILAR LAWS. SUCH HOLDER FURTHER REPRESENTS AND COVENANTS THAT THROUGHOUT THE PERIOD IT HOLDS THIS SECURITY, THE FOREGOING REPRESENTATIONS SHALL BE TRUE.
     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
AMERICAN INTERNATIONAL GROUP, INC.

No.	ISIN No.: [XS0365324838 (144A) / XS0365323608 (REG S)]

€
     American International Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby

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promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of                 euros (€               ) on May 22, 2068 (or, if this day is not a Business Day, the following Business Day) (the “Final Maturity Date”); provided that the principal amount of, and all accrued and unpaid interest on, this Security shall be payable in full on May 22, 2038, or if such day is not a Business Day, the next Business Day (the “Scheduled Maturity Date”), or any subsequent Interest Payment Date (as hereinafter defined) to the extent set forth in the Indenture hereinafter referred to. As provided in the Indenture, the principal of this Security is payable on the Scheduled Maturity Date only to the extent the Company has raised sufficient Eligible Repayment Proceeds during the relevant period. The Company’s obligation to raise Eligible Repayment Proceeds is subject to certain limitations and restrictions described in the Tenth Supplemental Indenture hereinafter referred to. In connection with the issuances of this Security, the Company has entered into a Replacement Capital Covenant that contains restrictions on the Company’s ability to repay the principal of this Security.
     This Security shall bear interest (i) from and including May 22, 2008 to but excluding May 22, 2018, payable (subject to deferral as set forth herein and in the Indenture) at the rate of 8.000% per annum annually in arrears on May 22 in each year, beginning on May 22, 2009 (computed on the basis of Actual/Actual (ICMA), as defined in the Tenth Supplemental Indenture), and (ii) from and including May 22, 2018, at an annual rate equal to Three-month EURIBOR (as defined in the Indenture) plus 4.450% (computed on the basis of a 360-day year and the actual number of days elapsed), payable (subject to deferral as set forth herein and in the Indenture) quarterly in arrears on February 22, May 22, August 22 and November 22 in each year, beginning on August 22, 2018, until the principal hereof is paid or made available for payment (each such date referred to in clause (i) or (ii), an “Interest Payment Date”). In the event that any Interest Payment Date on or before May 22, 2018 falls on a day that is not a Business Day, the interest payment due on that date shall be postponed to the next day that is a Business Day and no interest shall accrue as a result of that postponement. In the event that any Interest Payment Date after May 22, 2018 would otherwise fall on a day that is not a Business Day, that Interest Payment Date shall be postponed to the next day that is a Business Day and interest will accrue to the actual Interest Payment Date, unless such postponement would cause the day to fall in the next calendar month, in which case it shall be brought forward to the immediately preceding Business Day. Any installment of interest (or portion thereof) deferred in accordance with the Indenture or otherwise unpaid on the relevant Interest Payment Date shall bear additional interest, to the extent permitted by law, at the rate of interest then in effect on this Security, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with the Indenture.
     A “Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (ii) a day that is not a TARGET Settlement Day (as defined in the Tenth Supplemental Indenture).
     The interest (other than deferred interest) so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to

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the Person in whose name this Security (or one or more Predecessor Securities) is registered (i) at the close of business on the Business Day next preceding the Interest Payment Date if this Security is issued in the form of a Global Security, or (ii) at the close of business on the day 15 days prior to that Interest Payment Date (whether or not a Business Day), if this Security is not issued in the form of a Global Security. Any such interest not so punctually paid or duly provided for (other than deferred interest) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Any deferred interest shall be payable to the holder of record of this Security as provided below.
     The Company shall have the right, at any time and from time to time, prior to the Final Maturity Date to defer the payment of interest on this Security for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period shall extend beyond the Final Maturity Date or the earlier redemption of the Securities of this series. As provided in the Indenture, the payment of deferred interest is subject to the Company’s ability to raise Eligible APM Proceeds. The Company’s obligation to raise Eligible APM Proceeds is subject to certain limitations, restrictions and exceptions described in the Tenth Supplemental Indenture.
     At the end of any Deferral Period, the Company shall pay all deferred interest on this Security (together with compounded interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name this Security is registered at the close of business on the day preceding the Interest Payment Date, whether or not a Business Day, at the end of such Deferral Period or, in the event this Security ceases to be held in the form of a Global Security, at the close of business on the date 15 days prior to the end of the Deferral Period, whether or not a Business Day. Upon termination of any Deferral Period and upon the payment of all deferred interest and any compounded interest then due on any Interest Payment Date, the Company may elect to begin a new Deferral Period, subject to the above requirements and those in the Indenture. The Company may elect to pay deferred interest on any Interest Payment Date during any Deferral Period to the extent permitted, and shall pay deferred interest (including compounded interest thereon) to the extent required, by the Indenture.
     To the extent permitted by law, each Holder of this Security, by such Holder’s acceptance of this Security agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Security, such Holder shall only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Deferral Period for which interest has not so been paid.

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     The Company shall give written notice to the Trustee and the Holders of this Security of its election to begin any Deferral Period at least one Business Day prior to the Regular Record Date for that Interest Payment Date, provided, however, that the Company’s failure to pay any interest due within five Business Days after any Interest Payment Date shall automatically and without any further action by any Person be deemed to commence a Deferral Period.
     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and will be made in euros; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Security will be made in U.S. dollars until the euro is again available to the Company or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros as determined by the Calculation Agent. Any payment in U.S. dollars as described above will not be deemed a default or Enforcement Event under the Indenture.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

American International Group, Inc.
By:
Name:
Title:

Attest:

[Secretary or Assistant Secretary]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

The Bank of New York, as Trustee
By:
Name:
Title:

(Signature Page for Series A-7 Security)

A-6

REVERSE OF SECURITY
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Debt Indenture, dated as of March 13, 2007 (herein called the “Base Indenture”), which term shall have the meaning assigned to it in such instrument, as supplemented by a Tenth Supplemental Indenture, dated as of May 22, 2008 (herein called the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case, between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to €750,000,000 (except for Securities authenticated and delivered upon registration or transfer of, or exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, or 1107 of the Base Indenture or Section 3.5 of the Tenth Supplemental Indenture); provided, however, that the Company may from time to time authenticate and deliver under the Indenture up to €500,000,000 additional principal amount of Securities which may accrue interest from a different date than this Security, as may be specified pursuant to Section 301 of the Base Indenture, so long as the Company reasonably determines that the additional Securities so authenticated and delivered will be fungible with the Securities for all United States federal income tax purposes.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Securities of this series are subject to redemption upon not less than 10 days nor more than 60 days’ prior notice by first class mail, postage pre-paid, to each Holder of Securities to be redeemed, at the option of the Company, (i) on any Interest Payment Date on or after May 22, 2018, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, (ii) at any time prior to May 22, 2018, in whole but not in part, at the Make-Whole Redemption Price, (iii) at any time prior to May 22, 2018, in whole but not in part, in connection with a Tax Event or a Rating Agency Event, at the Make-Whole Redemption Price and (iv) in whole but not in part, at any time at the option of the Company, if the Company becomes obligated to pay Additional Amounts, other than as a result of an event that would, upon receipt of the Opinion of Counsel required under the definition of Tax Event, constitute a Tax Event, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and of an authorized denomination for the

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unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Company will, subject to the exceptions and limitations set forth in the Tenth Supplemental Indenture, pay Additional Amounts on this Security with respect to any Beneficial Owner of all or any portion of this Security that is a Non-U.S. Person to ensure that each Net Payment by the Company or Paying Agent on such portion of this Security, including payment of principal and interest, that it beneficially owns will not be less, due to any present or future tax, assessment or governmental charge of the U.S. or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, than the amount that would have been payable in respect of such portion of this Security had no withholding been required. For all purposes of this Security, any Additional Amounts that are payable shall be treated as interest on this Security.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or Guaranteed, and waives reliance by each such holder of Senior Debt upon said provisions.
     The Indenture contains provisions for defeasance of the entire indebtedness of this Security at any time prior to May 22, 2018 upon compliance with certain conditions set forth in the Indenture.
     The Securities of this series are entitled to the benefits of the Events of Default described in Section 2.1(j) of the Tenth Supplemental Indenture and the Enforcement Events as defined in the Tenth Supplemental Indenture. The Holder of this Security and the Trustee shall be entitled to the remedies provided by Section 502 of the Base Indenture only if an Event of Default specified in clause (1) of Section 2.1(j) of the Tenth Supplemental Indenture shall occur with respect to the Securities of this series. If an Event of Default specified in Section 501(5) or Section 501(6) of the Base Indenture shall occur with respect to the Securities of this series, then in every such case the principal amount of all the Securities of this series shall become automatically due and payable immediately, without any declaration or other action on the part of the Trustee or any Holder. An Event of Default specified in clause (2) of Section 2.1(j) of the Tenth Supplemental Indenture shall not entitle the Holders to the benefits of Section 502 of the Base Indenture.

A-8

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Enforcement Event with respect to the Securities of this series, the Holders of not less than 25% (or, in the case of an Enforcement Event, a majority) in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Enforcement Event, as the case may be, as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates to the extent provided by Section 2.1(n) of the Tenth Supplemental Indenture.
     As provided in the Indenture and subject to the transfer restrictions and limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer and any other written certification required by the Indenture, in each case in a form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of €50,000.00 and even multiples thereof. As provided in the Indenture

A-9

and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness of the Company.
     THE BASE INDENTURE, THE TENTH SUPPLEMENTAL INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

A-10

ANNEX B — Form of Restricted Securities Certificate
RESTRICTED SECURITIES CERTIFICATE
The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attn: Corporate Trust Administration

Re:	8.000% Series A-7 Junior Subordinated Debentures of American International Group, Inc. (the “Securities”)
     Reference is made to the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between American International Group, Inc. (the “Company”) and The Bank of New York, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to €                     principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
     ISIN
     COMMON CODE
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being

B-1

effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies the transfer is being effected in accordance with Rule 144A:
     (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
     (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Dated:

(Print the name of the Undersigned, as such term is
defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX C — Form of Unrestricted Securities Certificate

B-2

UNRESTRICTED SECURITIES CERTIFICATE
The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attn: Corporate Trust Administration

Re:	8.000% Series A-7 Junior Subordinated Debentures of American International Group, Inc. (the “Securities”)
     Reference is made to the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between American International Group, Inc. (the “Company”) and The Bank of New York, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Regulation S, Rule 144 or Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to €                     principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
     ISIN
     COMMON CODE
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the` Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Global Security (if certification is given during the Restricted Period pursuant to paragraph (1) below) or an Unrestricted Global Security (if certification is given (a) after the Restricted Period pursuant to paragraph (1) below or (b) pursuant to paragraph (2) below). In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:
     (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904 of Regulation S:
     (A) the Owner is not a Distributor of the Securities, an affiliate of the Company or any such Distributor or a person acting on behalf of any of the foregoing;
     (B) the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;
     (C) either:
     (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
     (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
     (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and
     (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
provided that if the transfer is to occur during the Restricted Period, then the Transferee will take delivery in the form of a Regulation S Global Security.

     (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
     (A) the transfer is occurring after a holding period of at least six months has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance the requirements of Rule 144; and
     (B) if the transfer is occurring prior to the first anniversary of the date of issuance of the Securities, the Company is, and has been for a period of at least 90 days immediately before the transfer, subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Dated:

(Print the name of the Undersigned, as such term is
defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXECUTION COPY

AMERICAN INTERNATIONAL GROUP, INC.

Eleventh Supplemental Indenture
Dated as of May 22, 2008

(Supplemental to the Junior Subordinated Debt Indenture Dated as of March 13, 2007)

THE BANK OF NEW YORK,
as Trustee

     ELEVENTH SUPPLEMENTAL INDENTURE, dated as of May 22, 2008, between American International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (herein called “Trustee”);
RECITALS:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Junior Subordinated Debt Indenture, dated as of March 13, 2007 (the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Indenture;
     WHEREAS, Section 901 of the Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form and terms of a series of Securities;
     WHEREAS, Section 201 of the Indenture permits the form of Securities of a series to be established in an indenture supplemental to the Indenture;
     WHEREAS, Section 301 of the Indenture permits certain terms of a series of Securities to be established pursuant to an indenture supplemental to the Indenture;
     WHEREAS, pursuant to Sections 201 and 301 of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Eleventh Supplemental Indenture;
     WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;
     NOW, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities of the series established by this Eleventh Supplemental Indenture by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.1 Relation to Indenture
     This Eleventh Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Eleventh Supplemental Indenture, shall apply to the Debentures) in respect of the Debentures but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.
Section 1.2 Definitions
     For all purposes of this Eleventh Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned hereto in this Section 1.2 and (ii) which are defined in the Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Indenture. For all purposes of this Eleventh Supplemental Indenture:
     1.2.1 Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this Eleventh Supplemental Indenture;
     1.2.2 The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Eleventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
     1.2.3 (a) The terms defined in this Section 1.2.3 have the meanings assigned to them in this Section and include the plural as well as the singular:
     “Actual/Actual (ICMA)” means, (a) if the Interest Period is not a full semi-annual Interest Period, the number of days in such period divided by the product of (x) the number of days in the Interest Period in which it falls and (y) two; and (b) if the Interest Period is longer than one full semi-annual Interest Period, the sum of (x) the number of days in such period falling in the Interest Period in which it begins divided by the product of (1) the number of days in such Interest Period and (2) two; and (y) the number of days in such period falling in the next Interest Period divided by the product of (1) the number of days in such Interest Period and (2) two.
     “Additional Amounts” has the meaning set forth in Section 2.1(x).
     “Agent Member” means any member of, or participant in, Euroclear or Clearstream.

     “APM Commencement Date” means, with respect to any Deferral Period, the earlier of (i) the Business Day following the fifth anniversary of the commencement of such Deferral Period and (ii) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the Debentures.
     “APM Common Stock” means shares of Common Stock, including any shares of Common Stock held in treasury, and any shares of Common Stock sold pursuant to the Company’s dividend reinvestment or similar plan or sold pursuant to any Employee Benefit Plan.
     “APM Qualifying Securities” means APM Common Stock, Qualifying Warrants, Qualifying Non-Cumulative Preferred Stock and Mandatorily Convertible Preferred Stock; provided that, subject to Section 2.1(h), the Company may amend the definition of APM Qualifying Securities to eliminate APM Common Stock, Qualifying Warrants or Mandatorily Convertible Preferred Stock (but not both APM Common Stock and Qualifying Warrants) from the definition if, after May 15, 2008, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Company’s earnings per share as calculated for financial reporting purposes.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Debenture, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.
     “Assurance Agreement” means the agreement of the Company, dated as of June 27, 2005, in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time).
     “Available Shares” has the meaning set forth in Section 2.1(h).
     “Bankruptcy Event” means an Event of Default set forth in Sections 501(5) or (6) of the Indenture.
     “Beneficial Owner” means a beneficial owner of the Debentures for U.S. federal income tax purposes.
     “Business Combination” means a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other Person or a similar transaction.

     “Business Day” is any day, other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (ii) a day that is not a London Banking Day.
     “Calculation Agent” means AIG Financial Products Corp., or any other firm appointed by the Company, acting as calculation agent for the Debentures. Any successor or substitute Calculation Agent may be an Affiliate of the Company.
     “Capital Stock” for any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.
     “Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor securities clearing agency).
     “Closing Date” means May 22, 2008.
     “Commercially Reasonable Efforts” means, for purposes of selling APM Qualifying Securities or Qualifying Capital Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities or Qualifying Capital Securities, as applicable, to third parties that are not Subsidiaries of the Company in public offerings or private placements. The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of APM Qualifying Securities or Qualifying Capital Securities, as applicable, if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.
     “Common Stock” means the common stock, par value $2.50 per share, of the Company.
     “Continuing Director” means a director who was a director of the Company at the time of the initial approval of the definitive agreement relating to a Business Combination transaction by the Company’s Board of Directors.
     “Current Stock Market Price” of the APM Common Stock on any date shall mean (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded, or (ii) if the Common Stock is not listed on any U.S. securities exchange on the relevant date, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Debentures” has the meaning set forth in Section 2.1(a).

     “Deferral Period” means each period beginning on an Interest Payment Date with respect to which the Company either (A) elects pursuant to Section 2.1(g) to defer all or part of any interest payment due on an Interest Payment Date or (B) fails to pay all or any part of any interest payment due on an Interest Payment Date within five Business Days after the Interest Payment Date and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and previously unpaid interest on the Debentures.
     “Depositary” means, with respect to the Debentures issuable or issued in whole or in part in the form of one or more Global Securities, The Bank of New York Depository (Nominees) Limited, as depositary for Euroclear and Clearstream, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor depositary as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.
     “Eligible APM Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that the Company has received during the 180-days prior to the related Interest Payment Date from the issuance or sale of APM Qualifying Securities to Persons that are not Subsidiaries, up to the Maximum Share Number in the case of APM Qualifying Securities that are APM Common Stock or Mandatorily Convertible Preferred Stock, up to the Maximum Warrant Number in the case of APM Qualifying Securities that are Qualifying Warrants, and up to the Preferred Stock Issuance Cap in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock. This includes, without limitation, sales pursuant to any dividend reinvestment or similar plan and sales made pursuant to any Employee Benefit Plan.
     “Eligible Repayment Proceeds” means, with respect to any Repayment Date, the Applicable Percentage of the net proceeds the Company has received from the issuance of Qualifying Capital Securities that the Company has sold during a 180-day period ending on a notice date not more than 30 or less than 10 Business Days prior to such Repayment Date.
     “Employee Benefit Plan” means any written purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan or arrangement or any written compensatory contract or arrangement.
     “Enforcement Event” means any one of the following events:
     (1) failure by the Company to observe, satisfy or perform any of the covenants or agreements contained in this Eleventh Supplemental Indenture or the Indenture (other than (i) any covenant or agreement in the Indenture expressly declared inapplicable herein, (ii) a covenant or agreement in respect of the Debentures a default in whose observance, satisfaction or performance is elsewhere specifically dealt with in this Eleventh Supplemental Indenture or the Indenture (including without limitation Article X of the Indenture), or (iii) an event which is, or with the passage of time and/or giving of notice would result in, an Event of Default) on the part of the Company in respect of the Debentures that continues following a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that it is a notice with respect to an Enforcement Event hereunder, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of at least a majority in the aggregate principal amount of the Debentures at the time Outstanding; or
     (2) unless otherwise provided for in Section 2.1(d), the Company’s failure to use Commercially Reasonable Efforts to raise sufficient Eligible Repayment Proceeds as required by Section 2.1(d); or
     (3) the Company’s failure (a) to use Commercially Reasonable Efforts to raise Eligible APM Proceeds, or (b) to pay deferred interest on the Debentures, in either case as required by Section 2.1(h) or (i).
     “Equity Units” means the units, initially consisting of contracts to purchase shares of Common Stock and junior subordinated debentures, issued by the Company and as described in the Company’s prospectus supplement dated May 12, 2008.
     “Euroclear” means the Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear System.
     “Final Maturity Date” has the meaning set forth in Section 2.1(d)(iii).
     “Fixed Commitments” has the meaning set forth in Section 2.1(h).
     “Global Security” means any certificated Debenture in global form evidencing all or part of the Debentures, issued to the Depositary, and registered in the name of the Depositary or its nominee. The Restricted Global Security, the Regulation S Global Security and the Unrestricted Global Security shall each be a Global Security.
     “Indebtedness” means all indebtedness and obligations (other than the Debentures) of, or Guaranteed or assumed by, the Company that (i) are for borrowed money or (ii) are evidenced by bonds, debentures, notes or other similar instruments.
     “Indenture” has the meaning set forth in the Recitals.
     “Initial Purchasers” means Citigroup Global Markets Limited, J.P. Morgan Securities Ltd., HSBC Bank plc, The Royal Bank of Scotland plc, Barclays Bank PLC and RBC Capital Markets Corporation.
     “Interest Payment Date” has the meaning set forth in Section 2.1(e).

     “Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, May 22, 2008) to but excluding the next Interest Payment Date.
     “London Banking Day” means any day on which dealings in pounds Sterling are transacted in the London interbank market.
     “Make-Whole Redemption Price” means:
     (a) 100% of the principal amount of the Debentures to be redeemed; or
     (b) if greater, the sum, as determined by the Calculation Agent, of the present values of the remaining scheduled payments of principal (assuming for this purpose that the Debentures are to be redeemed at their principal amount on May 22, 2018) discounted from May 22, 2018, and interest thereon that would have been payable to and including May 22, 2018 (not including any portion of any payment of interest accrued to the Redemption Date) discounted from the relevant Interest Payment Date to the Redemption Date at the Sterling Gross Redemption Yield (determined by reference to the middle market price) at 11:00 am, London time, on the reference date of the Sterling Reference Bond plus 0.50%;
plus, in either case, accrued and unpaid interest on the Debentures to be redeemed to the Redemption Date.
     “Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the Company, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.
     “Market Disruption Event” means, for purposes of sales of APM Qualifying Securities pursuant to Section 2.1(h) or sales of Qualifying Capital Securities pursuant to Section 2.1(d), as applicable (collectively, the “Permitted Securities”), the occurrence or existence of any of the following events or sets of circumstances:
     (a) trading in securities generally (or in the Company’s Capital Stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which the Company’s Capital Stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant regulatory body or governmental agency having jurisdiction that materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Permitted Securities;

     (b) the Company would be required to obtain the consent or approval of its stockholders or the consent or approval of, license from, or registration with, a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue and sell Permitted Securities, and the Company fails to obtain that consent or approval or to receive such license or effect such registration notwithstanding its commercially reasonable efforts to obtain that consent, approval, license or registration;
     (c) an event occurs and is continuing as a result of which the offering document for the offer and sale of Permitted Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading, provided that (i) one or more events described under this clause (c) shall not constitute a Market Disruption Event with respect to a period of more than 90 days in any 180-day period and (ii) multiple suspension periods contemplated by this clause (c) shall not exceed an aggregate of 180 days in any 360-day period;
     (d) the Company reasonably believes that the offering document for the offer and the sale of Permitted Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in clause (c) of this definition) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that (i) one or more events described under this clause (d) shall not constitute a Market Disruption Event with respect to a period of more than 90 days in any 180-day period and (ii) multiple suspension periods contemplated by this clause (d) shall not exceed an aggregate of 180 days in any 360-day period;
     (e) a banking moratorium shall have been declared by the federal or state authorities of the United States that results in a material disruption of any of the markets on which Permitted Securities are trading;
     (f) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;
     (g) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis, such that market trading in the Company’s Capital Stock has been materially disrupted; or
     (h) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, that materially disrupts the capital markets such as to make it, in the Company’s judgment, impracticable or inadvisable to proceed with the offer and sale of Permitted Securities.

     “Maximum Share Number” has the meaning set forth in Section 2.1(h).
     “Maximum Warrant Number” has the meaning set forth in Section 2.1(h).
     “Net Payment” means a payment by the Company or any Paying Agent on the Debentures, including payment of principal and interest, after deduction for any present or future U.S. tax, assessment, or other governmental charge on the Additional Amounts.
     “Non-U.S. Person” means any Person who, for U.S. federal income tax purposes is (a) an individual that is a nonresident alien, (b) a corporation organized or created under non-U.S. law, (c) a foreign partnership, one or more members of which, for U.S. federal income tax purposes, is a corporation organized or created under non-U.S. law, a nonresident alien individual or a nonresident alien fiduciary of a non-U.S. estate or trust or (d) a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from a Debenture.
     “Outstanding” has the meaning set forth in Section 2.1(d)(iv).
     “pari passu”, as applied to the ranking of any obligation of a Person in relation to any other obligation of such Person, means in any bankruptcy, insolvency or receivership proceeding that each such obligation either (i) is not subordinated or junior in right of payment to any other obligation or (ii) is subordinate or junior in right of payment to the same obligations as is the other, and is so subordinate or junior to the same extent, and is not subordinate or junior in right of payment to each other or to any obligation as to which the other is not so subordinate or junior.
     “Preferred Stock Issuance Cap” has the meaning set forth in Section 2.1(i)(1).
     “Qualifying Non-Cumulative Preferred Stock” means the Company’s non-cumulative perpetual preferred stock that (i) contains no remedies other than Permitted Remedies and (ii)(a) is redeemable, but is subject to Intent-Based Replacement Disclosure, and has a provision that provides for mandatory suspension of distributions upon its failure to satisfy one or more financial tests set forth therein or (b) is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant.
     “Qualifying Warrants” means net share settled warrants to purchase shares of APM Common Stock that (i) have an exercise price per share greater than the Current Stock Market Price as of the date of pricing thereof, and (ii) the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to repurchase for cash in any circumstances.
     “Rating Agency” means any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act (or any successor provision), that publishes a rating for the Company on the relevant date.

     “Rating Agency Event” means that any Rating Agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in:
     (a) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on May 22, 2008; or
     (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on May 22, 2008.
     “Regular Record Date” for the payment of any current interest payable on any Interest Payment Date, the date specified in Section 2.1(f) and for the payment of deferred interest, the date specified in Section 2.1(g)(ii).
     “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Regulation S Debentures” means all Debentures initially distributed in connection with the offering of the Debentures by the Initial Purchasers in reliance upon Regulation S.
     “Regulation S Global Security” has the meaning specified in Section 2.1(c).
     “Regulation S Legend” means a legend substantially in the form of the legend required in the form of Debenture set forth in Annex A to be placed upon each Regulation S Debenture.
     “Repayment Date” means the Scheduled Maturity Date and each Interest Payment Date thereafter until the Company shall have repaid, redeemed, defeased or otherwise acquired all of the Debentures.
     “Replacement Capital Covenant” means the replacement capital covenant, dated as of May 22, 2008, of the Company, as the same may be amended or supplemented from time to time in accordance with the provisions hereof and thereof.
     “Restricted Global Security” has the meaning specified in Section 2.1(c).
     “Restricted Period” means the period of 41 consecutive days beginning on the later of (i) the day on which Debentures are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date, except that any offer or sale by a distributor (as defined in Regulation S) of an unsold allotment shall be deemed to be made during the Restricted Period.

     “Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.
     “Restricted Security Legend” means a legend substantially in the form of the legend required in the form of Debenture set forth in Annex A to be placed upon each Rule 144A Debenture.
     “Reuters Screen LIBOR01” means the display designated on Reuters Screen LIBOR01 or any successor service or page for the purpose of displaying LIBOR offered rates of major banks, as determined by the Calculation Agent.
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A Debentures” means all Debentures initially distributed in connection with the offering of the Debentures by the Initial Purchasers in reliance upon Rule 144A.
     “Scheduled Maturity Date” has the meaning set forth in Section 2.1(d).
     “Securities” has the meaning set forth in the Recitals.
     “Securities Act Legend” means the Restricted Securities Legend and/or the Regulation S Legend, as applicable.
     “Sterling Gross Redemption Yield” means the gross redemption yield on such security (as calculated by the Calculation Agent on the basis set out in the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields” page 4, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published on June 8, 1998 and updated on March 15, 2002 and as further updated or amended) on a semi-annual compounding basis (converted on an annualized yield and rounded up (if necessary) to four decimal places)).
     “Sterling Reference Bond” means the UK gilt-edged securities 5.00% due March 7, 2018, or if such stock is no longer in issue such other United Kingdom government stock with a maturity date as near as possible to May 22, 2018, as the Calculation Agent may, with the advice of the Sterling Reference Market Makers, determine to be appropriate by way of substitution for the UK gilt-edged securities 5.00% due March 7, 2018.
     “Sterling Reference Market Makers” means three brokers or market makers of gilts selected by the Calculation Agent.
     “Stock and Warrant Issuance Cap” has the meaning set forth in Section 2.1(i)(1).

     “Tax Event” means that the Company has requested and received an Opinion of Counsel (which counsel need not be satisfactory to the Trustee) experienced in such matters to the effect that, as a result of any:
     (a) amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after May 15, 2008;
     (b) proposed change in those laws or regulations that is announced after May 15, 2008;
     (c) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after May 15, 2008; or
     (d) threatened challenge asserted in connection with an audit of the Company, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures;
there is more than an insubstantial risk that interest payable by the Company on the Debentures is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
     “Three-month Sterling LIBOR” means, with respect to any quarterly Interest Period, the rate (expressed as a percentage per annum) for deposits in pounds Sterling for a three-month period that appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the first day of such Interest Period. If Three-month Sterling LIBOR cannot be determined as described above, the rate for such Interest Period will be determined on the basis of the rates at which deposits in pounds Sterling are offered by four leading banks selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the first day of such Interest Period, to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period. These quotations will be based upon a principal amount that is representative of a single transaction in pounds Sterling in such market at the time. If two or more quotations are provided, Three-month Sterling LIBOR for the Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, Three-month Sterling LIBOR will be the arithmetic mean of the rates quoted by major banks in London, selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the first day of such Interest Period. The rates quoted will be for loans in pounds Sterling for a three-month period to leading European banks commencing on the first day of such Interest Period. Rates quoted must be based on a principal amount that is representative of a single transaction in pounds Sterling in such market at that time. If fewer than three banks are quoting rates, Three-month Sterling LIBOR for the applicable period will be the same as for the immediately preceding Interest Period, or, in the case of the quarterly Interest Period beginning on May 22, 2018, Three-month Sterling LIBOR will be 5.840%.

     “United Kingdom Obligation” means any security which is (i) a direct obligation of the United Kingdom for the payment of which the full faith and credit of the United Kingdom is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency of instrumentality of the United Kingdom the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United Kingdom, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof.
     “Unrestricted Debenture” means any Debenture represented by the Unrestricted Global Security.
     “Unrestricted Global Security” means a Global Security that does not contain a Securities Act Legend. On the Closing Date, the Unrestricted Global Security will have an initial principal amount of zero.
     “Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex C.
     “U.S.” means (except for purposes of the term “U.S. person,” as used in Annex C to this Eleventh Supplemental Indenture) the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.
     “Voting Stock” means equity securities which ordinarily have voting power for the election of directors, whether at all times or only so long as no senior class of equity securities has such voting power by reason of any contingency.
     (b) “Applicable Percentage”, “Intent-Based Replacement Disclosure”, “Permitted Remedies” and “Qualifying Capital Securities” shall have the respective meanings set forth in the Replacement Capital Covenant as in effect on the date hereof and as it may be amended pursuant to its terms consistent with Section 2.1(r).
ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.1 Terms of Debentures
     Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:
     (a) Designation. The Securities of this series shall be known and designated as the “8.625% Series A-8 Junior Subordinated Debentures” of the Company (the “Debentures”). The ISIN numbers for the Debentures are XS0365314284 (Reg S) and XS0365317113 (144A).

     (b) Aggregate Principal Amount. The maximum aggregate principal amount of the Debentures that may be authenticated and delivered under the Indenture and this Eleventh Supplemental Indenture is £900,000,000 (except for Debentures authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture or Section 3.5 of this Eleventh Supplemental Indenture).
     (c) Form and Denominations. The Debentures will be issued only in fully registered form, and the authorized denominations of the Debentures shall be £50,000 principal amount and even multiples thereof. The Debentures will initially be issued in the form of one or more Global Securities substantially in the form of Annex A (attached hereto), with such modifications thereto as may be approved by the authorized officer executing the same. The Debentures will be denominated in Sterling and payments of principal and interest will be made in Sterling. If Sterling is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or Sterling is no longer used by the United Kingdom as its currency, then all payments in respect of the Debentures will be made in U.S. dollars until Sterling is again available to the Company or so used. The amount payable on any date in Sterling will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Sterling as determined by the Calculation Agent. Any payment in U.S. dollars pursuant to this Section 2.1(c) will not be deemed a default or Enforcement Event under the Indenture.
     Upon their original issuance, the Rule 144A Debentures and the Regulation S Debentures shall be issued in the form of separate Global Securities registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Debentures represented thereby (or such other accounts as they may direct). Each such Global Security will constitute a single Security for all purposes of the Indenture. The Global Securities representing Rule 144A Debentures are collectively herein called the “Restricted Global Securities.” The Global Securities representing Regulation S Debentures are collectively herein called the “Regulation S Global Securities.”
     (d) Scheduled Maturity Date.
     (i) The principal amount of, and all accrued and unpaid interest on, the Outstanding Debentures shall be payable in full on May 22, 2038, or if such day is not a Business Day, the next Business Day (the “Scheduled Maturity Date”); provided that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vi) of this Section 2.1(d) in connection with the Scheduled Maturity Date, (A) the principal amount of Debentures payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment accompanying such Officers’ Certificate, (B) such specified principal amount of Debentures shall be repaid on the Scheduled Maturity Date pursuant to Article III, and (C) subject to clause (ii) of this Section 2.1(d), the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 2.1(q) or shall become due and payable pursuant to Section 502 of the Indenture or clause (iii) of this Section 2.1(d). The Outstanding Debentures shall be due and payable on the Scheduled Maturity Date except to the extent otherwise specified in an Officers’ Certificate delivered to the Trustee not more than 30 and not less than 10 Business Days immediately preceding the Scheduled Maturity Date.
     (ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vi) of this Section 2.1(d) in connection with any Repayment Date, the principal amount of Debentures payable on such Repayment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, such principal amount of Debentures shall be repaid on such Repayment Date pursuant to Article III, and the remaining Debentures shall remain Outstanding and shall be payable on the immediately succeeding Repayment Date or such earlier date on which they are redeemed pursuant to Section 2.1(q) or shall become due and payable pursuant to Section 502 of the Indenture or clause (iii) of this Section 2.1(d). The Outstanding Debentures shall be due and payable on any Repayment Date except to the extent otherwise specified in an Officers’ Certificate delivered to the Trustee not more than 30 and no less than 10 Business Days immediately preceding such Repayment Date.
     (iii) Notwithstanding anything to the contrary set forth in this Eleventh Supplemental Indenture, the principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on the Final Maturity Date. The “Final Maturity Date” means May 22, 2068 (or, if this day is not a Business Day, the following Business Day).
     (iv) Any repayment of principal and current interest on the Debentures pursuant to this Section 2.1(d) on any date prior to the Final Maturity Date shall not affect the Company’s obligations under Section 2.1(h) with respect to the payment of deferred interest on the Debentures. For the purpose of clarity, it is possible that the Company may repay the principal and current interest on a Debenture pursuant to this Section 2.1(d) but still be obligated to pay deferred interest on the Debenture. For the purposes of the definition of “Outstanding” in the Indenture, a Debenture, as to which principal and current interest has been repaid, redeemed or otherwise satisfied by the Company, shall for all purposes of the Indenture and this Eleventh Supplemental Indenture, other than for purposes of Article XI of the Indenture and this Section 2.1(d) and Article III of this Eleventh Supplemental Indenture, be deemed Outstanding so long as any deferred interest on such Debenture remains unpaid.

     (v) Until the principal of and current interest on all Outstanding Debentures are paid in full, the principal of all Outstanding Debentures is automatically accelerated as provided in Section 2.1(k) or a declaration of acceleration pursuant to Section 502 of the Indenture occurs, the Company shall use Commercially Reasonable Efforts, subject to a Market Disruption Event:
     (A) to raise sufficient Eligible Repayment Proceeds during a 180-day period ending on a date not more than 30 and not less than 10 Business Days prior to the Scheduled Maturity Date to permit repayment of the principal and current interest on all Outstanding Debentures in full on the Scheduled Maturity Date; and
     (B) if the Company is unable for any reason to raise sufficient Eligible Repayment Proceeds to permit repayment in full of the principal amount of and current interest on all the Outstanding Debentures on the Scheduled Maturity Date or any subsequent Interest Payment Date, to raise sufficient Eligible Repayment Proceeds to permit repayment of the principal and current interest on all Outstanding Debentures in full on the next Interest Payment Date pursuant to clause (ii) of this Section 2.1(d).
     (vi) The Company shall, if it has not raised sufficient Eligible Repayment Proceeds in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee no more than 30 and no less than 10 Business Days in advance of such Repayment Date stating the amount of Eligible Repayment Proceeds, if any, raised pursuant to clause (v) of this Section 2.1(d) in connection with such Repayment Date. Each Officers’ Certificate delivered pursuant to this clause (vi), unless no principal amount of Debentures is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 3.1 setting forth the principal amount of the Debentures to be repaid on such Repayment Date, which amount shall be determined after giving effect to clause (viii) of this Section 2.1(d).
     (vii) The Company shall be excused from its obligation to use Commercially Reasonable Efforts to sell Qualifying Capital Securities pursuant to clause (v) of this Section 2.1(d) if such Officers’ Certificate further certifies that: (A) a Market Disruption Event was existing at any time during the period commencing 180 days prior to the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity Date, the period commencing on the immediately preceding Interest Payment Date and ending on the Business Day immediately preceding the date of such Officers’ Certificate; and (B) either (1) the Market Disruption Event continued for the entire 180-day period or, in the case of any Repayment Date after the Scheduled Maturity Date, the period since the most recent Interest Payment Date, as the case may be, or (2) the Market Disruption Event continued for only part of the relevant period, but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible Repayment Proceeds during the rest of that period to permit repayment of the Debentures in full.
     (viii) Payments on the Debentures on any Repayment Date shall be applied, first, to the extent permitted by Section 2.1(i), to deferred interest to the extent of Eligible APM Proceeds raised pursuant to Section 2.1(i), second, to current interest and, third, to the repayment of the principal of Debentures; provided that if the Company is obligated to sell Qualifying Capital Securities and repay any outstanding pari passu securities in addition to the Debentures, then on any date and for any period such payments shall be applied (A) first, to any pari passu securities having an earlier scheduled maturity date than the Debentures, until the principal of and all accrued and unpaid interest on those securities has been paid in full, and (B) second, to the Debentures and any other pari passu securities having the same scheduled maturity date as the Debentures pro rata in accordance with their respective outstanding principal amounts. None of such payments shall be applied to any other pari passu securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full, except to the extent permitted by clause (vii) of Section 2.1(g) and the first sentence of Section 2.1(h). If the Company has raised less than $5,000,000 of Eligible Repayment Proceeds during the relevant 180-day or three-month period, the Company will not be required to repay any Debentures on the relevant Repayment Date. On the next Interest Payment Date as of which the Company has raised at least $5,000,000 of Eligible Repayment Proceeds during the 180-day period preceding the applicable notice date (or, if shorter, the period since the Company last repaid any principal amount of the Debentures), the Company shall repay a principal amount of Debentures equal to the Eligible Repayment Proceeds from the sale of Qualifying Capital Securities during such 180-day or shorter period.
     (e) Rate of Interest. The Debentures shall bear interest on their principal amount (i) from and including May 22, 2008 to but excluding May 22, 2018 at the rate of 8.625% per annum, payable semi-annually in equal installments; for any such Interest Period, which is not a full semi-annual Interest Period, the amount of interest payable will be computed on the basis of Actual/Actual (ICMA), and (ii) thereafter at an annual rate equal to Three-month Sterling LIBOR plus 4.400%, computed on the basis of a 365-day year (or in the case of an Interest Payment Date falling in a leap year, 366 days) and the actual number of days elapsed. All percentages resulting from any calculation of Three-month Sterling LIBOR will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. Subject to Sections 2.1(g) and (h): in the case of Section 2.1(e)(i), interest on the Debentures shall be payable semi-annually in equal installments in arrears on May 22 and November 22 of each year, beginning on November 22, 2008 and in the case of Section 2.1(e)(ii), interest on the Debentures shall be payable quarterly in arrears on February 22, May 22, August 22 and November 22 of each year, beginning on August 22, 2018 (each such date, an “Interest Payment Date”). In the event any Interest Payment Date on or before May 22, 2018 falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day and no interest shall accrue as a result of such postponement. If any Interest Payment Date after May 22, 2018 would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the following Business Day and interest will accrue to the actual Interest Payment Date, unless such postponement would cause the day to fall in the next calendar month, in which case it shall be brought forward to the immediately preceding Business Day. Any installment of interest (or portion thereof) deferred in accordance with Section 2.1(g) or otherwise unpaid shall bear additional interest, to the extent permitted by law, at the rate of interest then in effect from time to time on the Debentures, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with Section 2.1(h).
     (f) To Whom Interest is Payable. Interest (other than deferred interest which shall be payable to the Persons specified pursuant to Section 2.1(g)(ii)) shall be payable to the Person in whose name the Debentures are registered at the close of business on the Business Day next preceding the Interest Payment Date, or in the event the Debentures cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to that Interest Payment Date, whether or not a Business Day.
     (g) Option to Defer Interest Payments.
     (i) The Company shall have the right, at any time and from time to time prior to the Final Maturity Date, to defer the payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period shall extend beyond the Final Maturity Date or the earlier redemption of the Debentures. If an Event of Default has occurred and is continuing or the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary, subject to the exceptions specified in clause (vii) of this Section 2.1(g), to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of Capital Stock of the Company, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any debt securities of the Company that rank pari passu with or junior to the Debentures or (c) make any payments with respect to any Guarantee by the Company of securities of any Subsidiary if such Guarantee ranks pari passu with, or junior to, the Debentures.
     (ii) At the end of any Deferral Period, the Company shall pay all deferred interest on the Debentures (together with compounded interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name the Debentures are registered at the close of business on the Business Day next preceding the Interest Payment Date at the end of such Deferral Period or, in the event the Debentures cease to be held in the form of one or more Global

Securities, at the close of business on the date 15 days prior to the end of the Deferral Period, whether or not a Business Day.
     (iii) Upon termination of any Deferral Period and upon the payment of all deferred interest and any compounded interest then due on any Interest Payment Date, the Company may elect to begin a new Deferral Period pursuant to clause (i) of this Section 2.1(g).
     (iv) The Company may elect to pay deferred interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 2.1(h).
     (v) The Company shall give written notice to the Trustee and the Holders of the Debentures of its election to begin any Deferral Period at least one Business Day prior to the Regular Record Date for that Interest Payment Date. Notwithstanding the previous sentence, the Company’s failure to pay any interest due within five Business Days after any Interest Payment Date shall automatically and without any further action by any Person be deemed to commence a Deferral Period.
     (vi) If any Deferral Period lasts longer than one year, the Company shall not, and shall cause its Subsidiaries not to, purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to pay deferred interest during such Deferral Period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions set forth in clause (vii) below. If the Company is involved in a Business Combination where immediately after the consummation of the Business Combination more than 50% of the surviving or resulting entity’s Voting Stock is owned by the shareholders of the other party to the Business Combination or Continuing Directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity, then neither the restrictions set forth in this clause (vi) nor the provisions of Section 2.1(h) shall apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the Business Combination.
     (vii) The restrictions in clauses (i) and (vi) of this Section 2.1(g) do not apply to (a) purchases, redemptions or other acquisitions of shares of the Company’s Capital Stock in connection with (1) any Employee Benefit Plan or the Assurance Agreement or (2) a dividend reinvestment, stock purchase plan or other similar plan, (b) any exchange or conversion of any class or series of the Company’s Capital Stock (or the Capital Stock of any Subsidiary) for any class or series of the Company’s Capital Stock or of any class or series of Indebtedness of the Company for any class or series of the Company’s Capital Stock, (c) the purchase of fractional interests in shares of the Capital Stock of the Company in accordance with the conversion or exchange provisions of the Company’s Capital

Stock or the security or instrument being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders’ right plan, or the issuance of rights, equity securities or other property under any stockholders’ right plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan, (e) any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such equity securities, (f) any payment during a Deferral Period of current or deferred interest in respect of any debt securities of the Company that rank pari passu with the Debentures that is made pro rata to the amounts due on pari passu securities and the Debentures (provided that such payments are made in accordance with Section 2.1(h) to the extent it applies) and any payments of deferred interest on such pari passu securities that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu securities, (g) any payment of principal in respect of any pari passu securities having an earlier scheduled maturity date than the Debentures, as required under a provision of such pari passu securities that is substantially the same as Section 2.1(d) or any such payment in respect of any pari passu securities having the same scheduled maturity date as the Debentures that is made on a pro rata basis among one or more series of such securities and the Debentures, (h) any repurchase of pari passu securities (including the junior subordinated debentures initially included in the Equity Units) in exchange for Common Stock in connection with a failed remarketing or similar event, or any payment of deferred interest on any pari passu securities (including such junior subordinated debentures) in the form of additional debentures that will rank pari passu with the Debentures and any repayment of any such additional debentures at maturity or (i) any repayment or redemption of a security necessary to avoid a breach of the instrument governing that security.
          (h) Payment of Deferred Interest. The Company shall not pay deferred interest (including compounded interest thereon) on the Debentures on any Interest Payment Date during any Deferral Period prior to the Final Maturity Date from any source other than Eligible APM Proceeds unless (x) required by an applicable regulatory authority, (y) permitted under clause (vi) of Section 2.1(g) or (z) an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Company may pay current interest during a Deferral Period from any available funds. To the extent that the Company is able to raise some, but not all, Eligible APM Proceeds to pay accrued and unpaid interest on the applicable Interest Payment Date, such Eligible APM Proceeds shall be allocated first to deferred payments of accrued and unpaid interest in chronological order based on the date each payment was first deferred. If any Indebtedness of the Company that ranks pari passu with the Debentures is outstanding in addition to the Debentures under which the Company is obligated to sell APM Qualifying Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of Eligible APM Proceeds received by the Company from such sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and such pari passu securities on a pro rata basis up to, in the case of Common Stock, the Stock and Warrant Issuance Cap and the Maximum Share Number, in the case of Qualifying Warrants, the Stock and Warrant Issuance Cap and the Maximum Warrant Number, in the case of Mandatorily Convertible Preferred Stock, the Maximum Share Number and the Preferred Stock Issuance Cap, and, in the case of Qualifying Non-Cumulative Preferred Stock, the Preferred Stock Issuance Cap (or comparable provisions in the instruments governing such pari passu securities) in proportion to the total amounts that are due on the Debentures and such pari passu securities. The Company may make such pro rata payments on such pari passu securities so long as it shall have paid or deposited with the paying agent for the Debentures or shall have segregated and holds in trust for payment the pro rata proceeds applicable to the Debentures that have not been paid.
          The “Maximum Share Number” will equal 200,000,000 and the “Maximum Warrant Number” will equal 200,000,000 (or 400,000,000 if the Company amends the definition of APM Qualifying Securities to eliminate Common Stock) if the shareholders of the Company approve an increase in the number of the authorized shares of Common Stock, which the Company will propose for shareholder vote at its annual shareholder meeting in 2009. Unless and until such time as the number of the authorized shares of Common Stock is increased by at least 1,225,000,000 shares, the Maximum Share Number is 95,000,000 and the Maximum Warrant Number is zero and, to the extent permitted by law, the Company shall use commercially reasonable efforts to obtain shareholder approval of such increase at future annual meetings of shareholders if approval is not obtained at the 2009 annual shareholder meeting. The Company will not be permitted to amend the definition of APM Qualifying Securities to eliminate Common Stock prior to such time as the number of the authorized shares of Common Stock is increased by at least 1,225,000,000 shares. On each Interest Payment Date during a Deferral Period, the Company will increase the Maximum Share Number, as necessary, for so long as such Deferral Period is continuing, such that it is at least equal to the number of shares of Common Stock that the Company would need to issue to raise sufficient proceeds to pay, assuming a price per share equal to the average of the Current Stock Market Price over the ten-trading day period preceding such Interest Payment Date, three times the then outstanding deferred interest on the Debentures (including compounded interest thereon) up to a maximum of 10 years’ of interest (including compounded interest thereon); provided that the Company will only be required to increase the Maximum Share Number to the extent that such increase does not result in a Maximum Share Number that is greater than the number of Available Shares. “Available Shares” shall mean, as of any date, the number of shares of Common Stock calculated by the Company by subtracting from the number of authorized and unissued shares of Common Stock on such date the maximum number of shares of Common Stock that can be issued under existing options, warrants, convertible securities, equity-linked contracts, equity compensation plans and other agreements of any type that requires the Company to issue a determinable maximum number of shares of Common Stock, including without limitation for the purpose of funding deferred distributions (such maximum number the

“Fixed Commitments”). The Available Shares will be allocated on a pro rata basis to all of the Company’s obligations under any similar commitments under which the Company is required to increase its maximum obligation to issue shares of Common Stock in comparable circumstances. If the increase in the Maximum Share Number required by this paragraph is limited by the number of Available Shares, to the extent permitted by law, the Company will use commercially reasonable efforts to obtain shareholder consent at the next annual meeting of the Company’s shareholders to increase the number of shares of the authorized Common Stock so that it is no longer limited. If the Company amends the definition of APM Qualifying Securities to eliminate Common Stock, the foregoing obligations shall apply to the Maximum Warrant Number, assuming a price per qualifying warrant equal to 50% of the average of the Current Stock Market Price over the relevant period. For purposes of determining the amounts accruing during any period after May 22, 2018, the interest will be computed by reference to Three-month Sterling LIBOR on the calculation date plus a margin equal to 4.400%. The Company will provide notice to the Trustee if the Company increases the Maximum Share Number or Maximum Warrant Number.
     If, as of a date no more than 15 and no less than 10 Business Days in advance of any Interest Payment Date, the Company has not raised sufficient Eligible APM Proceeds to pay all deferred interest (including compounded interest thereon) on the Debentures on such Interest Payment Date as a result of the foregoing limitation, the Company will provide written certification to the Trustee (which the Trustee will promptly forward upon receipt to each holder of record of Debentures) of the Company’s calculation of the Maximum Share Number or Maximum Warrant Number, as the case may be, the number of authorized and unissued shares of Common Stock, the Fixed Commitments and the number of shares of Common Stock issued (or issuable upon exercise of such Qualifying Warrants) that the Company has sold pursuant to Section 2.1(i) during the 180-day period preceding the date of such notice.
     (i) Alternative Payment Mechanism. Immediately following any APM Commencement Date and until the termination of the related Deferral Period, the Company will be required to use Commercially Reasonable Efforts to sell APM Qualifying Securities until the Company has raised an amount of Eligible APM Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the Debentures (including compounded interest thereon) and applied such Eligible APM Proceeds on the next Interest Payment Date to the payment of deferred interest (including compounded interest thereon) in accordance with Section 2.1(h); provided that:
     (1) the foregoing obligations shall not apply (i) to the issuance of Common Stock and Qualifying Warrants during the first five years of any Deferral Period to the extent the number of shares of Common Stock issued and the number of shares of Common Stock subject to such Qualifying Warrants, together with the number of shares of Common Stock previously issued, and the number of shares of Common Stock subject to Qualifying Warrants previously issued, during such Deferral Period to pay interest on the Debentures pursuant to this Section 2.1(i), would, in the aggregate, exceed 2% of the total number of issued and outstanding shares of Common Stock as of the date of the Company’s most recent publicly available consolidated financial statements on the date of determination (the “Stock and Warrant Issuance Cap”) or (ii) to the issuance of Qualifying Non-Cumulative Preferred Stock and Mandatorily Convertible Preferred Stock at any time to the extent the Eligible APM Proceeds raised from such issuance, together with the Eligible APM Proceeds of all prior issuances of Qualifying Non-Cumulative Preferred Stock and still outstanding Mandatorily Convertible Preferred Stock pursuant to this Section 2.1(i) applied to pay deferred interest on the Debentures, would exceed £225,000,000 (the “Preferred Stock Issuance Cap”);
     (2) the foregoing obligations shall not apply in respect of any Interest Payment Date if the Company shall have provided to the Trustee (which the Trustee will promptly forward upon receipt to each Holder of the Debentures whose name appears in the Security Register) no more than 30 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event occurred after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (B) the Market Disruption Event continued for only part of such period but the Company was unable after Commercially Reasonable Efforts to raise sufficient Eligible APM Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered;
     (3) the sale of Mandatorily Convertible Preferred Stock to pay deferred interest is an option that may be exercised at the Company’s sole discretion, and the Company will not be obligated to sell Mandatorily Convertible Preferred Stock or to apply the proceeds of any such sale to pay deferred interest on the Debentures, and no class of investors of the Company’s securities or other obligations, or any other Person, may require the Company to issue Mandatorily Convertible Preferred Stock; and
     (4) to the extent that the Company has raised some but not all Eligible APM Proceeds necessary to pay all deferred interest on any Interest Payment Date, such Eligible APM Proceeds shall be applied in accordance with Section 2.1(h).
     Once the Company reaches the Stock and Warrant Issuance Cap for a Deferral Period, the Company will not be required to issue more shares of Common Stock or Qualifying Warrants under this Section 2.1(i) during the first five years of such Deferral Period even if the Stock and Warrant Issuance Cap subsequently increases because of a subsequent increase in the number of outstanding shares of Common Stock. The Stock and Warrant Issuance Cap will cease to apply after the fifth anniversary of the commencement of any Deferral Period, at which point the Company must pay any deferred interest, regardless of the time at which it was deferred pursuant to Section 2.1(h), subject to the limitations in Section 2.1(g), the Preferred Stock Issuance Cap, the Maximum Share Number, the Maximum Warrant Number and any Market Disruption Event. In addition, if the Stock and Warrant Issuance Cap is reached during a Deferral Period and the Company subsequently pays all deferred interest, the Stock and Warrant Issuance Cap will cease to apply at the termination of such Deferral Period, reset to zero and will not apply again unless and until the start of a new Deferral Period. The Preferred Stock Issuance Cap shall not reset to zero even if the Company pays all deferred interest for a Deferral Period, and the Eligible APM Proceeds from sales of Qualifying Non-Cumulative Preferred Stock and then outstanding Mandatorily Convertible Preferred Stock applied pursuant to Section 2.1(h) during such Deferral Period and all prior Deferral Periods cumulate as Qualifying Non-Cumulative Preferred Stock is issued or so long as Mandatorily Convertible Preferred Stock is outstanding, to pay deferred interest. The Company will not be excused from its obligations under this Section 2.1(i) if it determines not to pursue or complete the sale of APM Qualifying Securities due to pricing, dividend rate or dilution considerations.
     If the Company eliminates Common Stock from the definition of APM Qualifying Securities, the Company must use commercially reasonable efforts, subject to the Maximum Warrant Number, to set the terms of any Qualifying Warrants that the Company issues pursuant to this Section 2.1(i) so that the proceeds from the issuance of Qualifying Warrants, together with the proceeds from the sale of any other APM Qualifying Securities are sufficient proceeds to pay all deferred interest on the Debentures in accordance with this Section 2.1(i).
     (j) Events of Default. The Debentures shall not be entitled to the benefits of the Events of Default in clauses (1) through (4) of Section 501 of the Indenture. The Debentures shall be entitled to the benefits of the Events of Default in clauses (5) and (6) of Section 501 of the Indenture. The following events shall be Events of Default with respect to the Debentures (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen of the Indenture or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of interest, including compounded interest, in full on any Debenture for a period of 30 days after the tenth anniversary of the commencement of any Deferral Period if such Deferral Period has not ended prior to such tenth anniversary; and
     (2) default in the payment of the principal of the Debentures at the Final Maturity Date or upon a call for redemption.

Except as provided in this paragraph (j), no breach or default by the Company of any other covenant or obligation under the Indenture or the terms of the Debentures shall constitute an Event of Default.
     (k) Acceleration of Maturity; Rescission of Amendment. The remedies provided to the Trustee and Holders by Section 502 of the Indenture will apply only to an Event of Default under clause (1) of Section 2.1(j). If an Event of Default specified in Section 501(5) or 501(6) of the Indenture occurs, then in every such case the principal amount of all the Debentures shall automatically become due and payable immediately, without any declaration or other action on the part of the Trustee or any Holder. An Event of Default in clause (2) of Section 2.1(j) shall not entitle the Holders to the benefits of Section 502 of the Indenture.
     (l) Collection of Indebtedness and Suits From Enforcement by Trustee. The Debentures shall not have the benefits of the first paragraph of Section 503 of the Indenture.
     (m) Limitation on Suits. For purposes of the Debentures, Section 507 of the Indenture is hereby amended (i) by adding “or Enforcement Event” after “Event of Default” in clause (1) thereof, and (ii) by adding at the end of clause (2) thereof: “or the Holders of no less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Enforcement Event in its own name as Trustee hereunder;”
     (n) Unconditional Right of Holders to Receive Principal, Premium and Interest. For purposes of the Debentures, Section 508 of the Indenture is hereby amended and restated in its entirety:
“Notwithstanding any other provision in this Indenture or the Eleventh Supplemental Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional (subject to withholding tax (if any) and backup withholding tax (if any)), to receive payment of the principal of and any premium and (subject to Section 2.1(g)(ii) of the Eleventh Supplemental Indenture and Section 307 of the Indenture) interest on such Debenture when due, it being understood (i) that, in the case of a Deferral Period, interest shall only become due and payable at the time and in the manner provided for in Sections 2.1(g) and (h) of the Eleventh Supplemental Indenture, and interest shall, in the case of Section 2.1(i) of the Eleventh Supplemental Indenture, only become due and payable in the amount determined in accordance with such Section, and (ii) that the extent to which Holders have a right to receive payment of principal on any Repayment Date is determined in accordance with Section 2.1(d) of the Eleventh Supplemental Indenture. Any Holder’s right to institute suit for the enforcement of any such payment, and such rights referred to in this Section 508 shall not be impaired without the consent of such Holder.”

For the purposes of Section 316(b) of the Trust Indenture Act, it is understood and agreed that no payment of principal or interest shall be deemed due and payable under the provisions of Sections 2.1(d), 2.1(g)(ii) and 2.1(h) until the Company has received Eligible Repayment Proceeds or Eligible APM Proceeds, respectively, to pay such principal or interest.
     (o) Waiver of Past Defaults. Notwithstanding anything to the contrary in Section 513 of the Indenture, for the purposes of the Debentures, a past default that is an Event of Default under Section 501(5) or 501(6) of the Indenture cannot be waived, with respect to the Debentures and its consequences, without the consent of each Holder of the Debentures.
     (p) Notice of Defaults and Enforcement Events. For purposes of the Debentures, Section 602 of the Indenture is hereby amended (i) by adding “and Enforcement Events” after “Defaults” in the header thereof, and (ii) by adding “or Enforcement Event” after “default” in the first and second line of such Section.
     (q) Redemption. The Debentures shall be redeemable in accordance with Article Eleven of the Indenture, provided that the Debentures shall be redeemable at the Company’s option, (i) on any Interest Payment Date on or after May 22, 2018, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, (ii) at any time prior to May 22, 2018, in whole but not in part, at the Make-Whole Redemption Price, (iii) at any time prior to May 22, 2018, in connection with a Tax Event or a Rating Agency Event, in whole but not in part, at the Make-Whole Redemption Price, and (iv) in whole but not in part, at any time at the option of the Company, if the Company becomes obligated to pay Additional Amounts pursuant to Section 2.1(x), other than as a result of an event that would, upon receipt of the Opinion of Counsel required under the definition of Tax Event, constitute a Tax Event, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date. For purposes of the Debentures, the first sentence of Section 1104 of the Indenture is replaced in its entirety with the following: “Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holders of Securities to be redeemed, at his address appearing in the Security Register.”
     (r) Replacement Capital Covenant. The Company shall not modify the Replacement Capital Covenant to (A) amend the definitions incorporated into this Eleventh Supplemental Indenture pursuant to Section 1.2.3(b) in a manner adverse to the Holders or (B) impose additional restrictions on the type or amount of Qualifying Capital Securities that the Company may include for purposes of determining the extent to which repayment, redemption, defeasance or repurchase of the Debentures is permitted, except with the consent of the holders of a majority of the principal amount of Outstanding Debentures. Except as expressly provided in the preceding sentence, the Company may modify the Replacement Capital Covenant at any time and in any manner without the consent of the Holders of the Debentures.

     (s) Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. To the extent permitted by law, each Holder, by such Holder’s acceptance of the Debentures, agrees that if a Bankruptcy Event shall occur prior to the redemption, repayment or defeasance of such Debentures, such Holder shall only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Deferral Period for which interest has not been paid.
     (t) Sinking Fund; Holder Repurchase Right. The Debentures shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Holders. Article XII of the Indenture shall not be applicable to the Debentures.
     (u) Subordination. The Debentures shall be subject to Article XIV of the Indenture, subject to the following modifications:
     (i) For purposes of the Debentures, the “or” before clause (iii) of the definition of Senior Debt in the Indenture is deleted, and the following clauses are added to the definition of Senior Debt in the Indenture after the word “contracts,” in clause (iii) for purposes of the Debentures:
     “, (iv) any subordinated or junior subordinated debt that by its terms is not expressly pari passu or subordinated to the Debentures, (v) any Guarantee of any indebtedness, obligation or security issued by any Person that is an Affiliate of the Company and such Person is viewed by the Company as a vehicle to finance its operations, and (vi) Indebtedness of the Company to its Subsidiaries”; and
     (ii) For purposes of the Debentures, the following provision is added to the end of the definition of Senior Debt in the Indenture after the word “Securities”: “provided that (a) trade account payables and accrued liabilities arising in the ordinary course of the Company’s business, (b) the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures, 7.70% Series A-5 Junior Subordinated Debentures, 8.175% Series A-6 Junior Subordinated Debentures and 8.000% Series A-7 Junior Subordinated Debentures, (c) prior to the settlement of any successful remarketing of the junior subordinated debentures included in the Equity Units, such junior subordinated debentures and (d) any other indebtedness, Guarantee or other obligation that is specifically designated as being subordinate, or not superior, in right of payment to the Debentures, shall not be considered Senior Debt”.
     (iii) For purposes of the Debentures, the provisions of Section 1404 of the Indenture shall only apply in the case where (A) there has been an event of default with respect to Senior Debt within the meaning of clause (i) of the definition of Senior Debt, (B) the principal amount of such Senior Debt has been accelerated, (C) the outstanding principal amount of Senior Debt at the time of acceleration is at least $100,000,000 and (D) the event of default has not been cured, waived, or ceased to exist or the acceleration has not been rescinded. In no other case and to no other Senior Debt shall Section 1404 apply.
     (iv) The Debentures shall rank pari passu with the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures, 7.70% Series A-5 Junior Subordinated Debentures, 8.175% Series A-6 Junior Subordinated Debentures and 8.000% Series A-7 Junior Subordinated Debentures, and prior to the settlement of any successful remarketing of the junior subordinated debentures included in the Equity Units, such junior subordinated debentures.
     (v) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints The Bank of New York as Security Registrar, Authenticating Agent and Paying Agent with respect to the Debentures. The Debentures may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in The City of New York, New York and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the Debentures shall be the Paying Agent’s office in New York, New York.
     (w) Defeasance. Until May 22, 2018, the Debentures will be subject to Sections 1302 and 1303 of the Indenture except that all references to “U.S. Government Obligations” shall be replaced by “United Kingdom Obligations.”
     (x) Additional Amounts. The Company will, subject to the exceptions and limitations set forth below, pay additional amounts (“Additional Amounts”) on the Debentures, including payment of principal of and interest, with respect to any Beneficial Owner of the Debentures that is a Non-U.S. Person to ensure that each Net Payment by the Company or any Paying Agent to that Non-U.S. Person on the Debentures will not be less, due to the payment of U.S. withholding tax, than the amount otherwise then due and payable.
     Notwithstanding the foregoing, the Company’s foregoing obligations to pay Additional Amounts shall not apply:
     (i) if a payment on the Debentures is reduced as a result of any tax, assessment or governmental charge that is imposed or withheld solely by reason of the Beneficial Owner:
     A) having, having had or being considered as having had a relationship with the U.S. as a citizen or resident or otherwise;
     B) being treated as present in, or engaged in, or being treated as having in the past been present in or engaged in a trade or business in the U.S. or having or having had a permanent establishment in the U.S.;

     C) being or having been a personal holding company, a foreign private foundation or other foreign tax-exempt organization, a passive foreign investment company, a controlled foreign corporation, or a corporation that has accumulated earnings to avoid U.S. federal income tax;
     D) owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote; or
     E) being a bank (i) purchasing Debentures in the ordinary course of its lending business or (ii) that is neither (A) buying the Debentures for investment purposes only nor (B) buying the Debentures for resale to a third-party that either is not a bank or holding the Debentures for investment purposes only.
     For purposes of Section 2.1(x)(i), “Beneficial Owner” includes a fiduciary, settlor, partner, member, shareholder or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.
     (ii) to any Beneficial Owner that is a fiduciary, a partnership, a limited liability company, another fiscally transparent entity or that is not the sole Beneficial Owner of the Debentures or any portion of the Debentures, but only to the extent that a beneficiary or settlor in relation to the fiduciary, or a Beneficial Owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, Beneficial Owner, partner, or member received directly its beneficial or distributive share of the payment;
     (iii) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Beneficial Owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements, if compliance with these reporting requirements is required by statute or by regulation of the U.S. or by an applicable income tax treaty to which the U.S. is a party as a precondition to exemption from such tax, assessment or other governmental charge;
     (iv) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding by the Company or any withholding agent (within the meaning of the applicable rules) from a payment on such Debentures;
     (v) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the Beneficial Owner for payment more than 30 days after the date on which such payment became due or is duly provided for, whichever occurs later;

     (vi) if a payment on the Debentures is reduced as a result of any estate tax, inheritance tax, gift tax, sales tax, excise tax, transfer tax, wealth tax, personal property tax or any similar tax, assessment, withholding, deduction or other governmental charge;
     (vii) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge required to be withheld by any withholding agent (within the meaning of the applicable rules) from a payment of principal or interest on the Debentures, if that payment can be made without such withholding by any other withholding agent;
     (viii) if a payment on the Debentures is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any EU Directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such Directive; or
     (ix) if a payment on the Debentures is reduced as a result of any combination of the above clauses (i) through (viii) of this Section 2.1(x).
     Except as provided in this Section 2.1(x), the Company shall have no obligation to make any payment with respect to any tax, assessment or other governmental charge imposed by any government, political subdivision or taxing authority.
Section 2.2 Transfers and Exchanges; Securities Act Legends
     (a) Certain Transfers and Exchanges. Transfers and exchanges of Debentures and beneficial interests in Global Securities of the kinds specified in this Section 2.2 shall be made only in accordance with this Section 2.2.
     (i) Restricted Global Security to Regulation S Global Security or Unrestricted Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security or the Unrestricted Global Security, such transfer may be effected only in accordance with the provisions of this Section 2.2(a)(i) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security or Unrestricted Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Security in an equal amount be debited from the same or another specified Agent Member’s account and (ii) an Unrestricted Securities Certificate, satisfactory to the Company and duly executed by the Holder of such Restricted Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of such Restricted Global Security and increase the principal amount of the Regulation S Global Security or the Unrestricted Global Security by such specified principal amount, provided that if the transfer is to occur during the Restricted Period, then such Person will take delivery in the form of a Regulation S Global Security.
     (ii) Regulation S Global Security to Restricted Global Security. If during the Restricted Period, the owner of a beneficial interest in the Regulation S Global Security wishes to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Section 2.2(a)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from the same or another specified Agent Member’s account and (ii) a Restricted Securities Certificate, satisfactory to the Company and duly executed by the Holder of such Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of such Regulation S Global Security and increase the principal amount of such Restricted Global Security by such specified principal amount.
     (b) Securities Act Legends. Rule 144A Debentures shall bear the Restricted Securities Legend and Regulation S Debentures shall bear the Regulation S Legend.
ARTICLE THREE
REPAYMENT OF THE DEBENTURES
     3.1. Repayment
     The Company shall, not more than 30 nor less than 10 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of Debentures to be repaid on such date pursuant to Section 2.1(d).
     3.2. Selection of Securities to be Repaid
     If less than all the Debentures are to be repaid on any Repayment Date, the particular Debentures to be repaid shall be selected not more than 30 days prior to such Repayment Date by the Trustee, from the Outstanding Debentures not previously repaid or redeemed or as to which notice of repayment or redemption has been given, by such other method as the Trustee may deem fair and appropriate and which may provide for the selection for repayment of a portion of the principal amount of any Debenture, provided that the portion of the principal amount of any Debenture not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination).

     The Trustee shall promptly notify the Company in writing of the Debentures selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Debentures shall relate, in the case of any Debenture repaid or to be repaid only in part, to the portion of the principal amount of such Debenture which has been or is to be repaid.
     3.3. Notice of Repayment
     Notice of repayment shall be given by first-class mail, postage prepaid, mailed at least 10 calendar days, but no more than 15 calendar days, prior to the Repayment Date, to each Holder of Debentures to be repaid, at the address of such Holder as it appears in the Security Register.
     Each notice of repayment shall identify the Debentures to be repaid (including CUSIP number, if a CUSIP number has been assigned to the Debentures) and shall state:
     (a) the Repayment Date;
     (b) if less than all Outstanding Debentures are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Debentures to be repaid;
     (c) that on the Repayment Date, the principal amount of the Debentures or portions thereof to be repaid will become due and payable, and that interest thereon, if any, shall cease to accrue on and after said date;
     (d) whether any deferred interest shall remain outstanding on any Debentures to be repaid, and if so, the amount of such deferred interest and that compound interest thereon shall continue to accrue on and after said date until paid; and
     (e) the place or places where such Debentures are to be surrendered for payment of the principal amount thereof.
     Notice of repayment shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.
     3.4. Deposit of Repayment Amount
     Prior to 10:00 a.m., New York City time, on the Repayment Date specified in the notice of repayment given as provided in Section 3.3, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to pay the principal amount of, and (except to the extent the payment of such accrued interest shall be prohibited pursuant to

Section 2.1(h)) any accrued interest (including compounded interest) on, all the Debentures which are to be repaid on that date.
     3.5. Payment of Debentures Subject to Repayment
     If any notice of repayment has been given as provided in Section 3.3, the Debentures or portion of the Debentures with respect to which such notice has been given shall become due and payable on the Repayment Date. On presentation and surrender of such Debentures as provided in the notice of repayment, such Debentures or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest (including any compounded interest) to the Repayment Date (except to the extent the payment of such accrued interest shall be prohibited pursuant to Section 2.1(h)); provided that, except in the case of a repayment in full of all Outstanding Debentures, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Debentures, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307 of the Indenture and Section 2.1(g)(ii) of this Eleventh Supplemental Indenture.
     Section 1107 of the Indenture shall apply to any Debenture repaid in part pursuant to this Article III.
     If any Debenture subject to repayment shall not be so repaid upon surrender thereof, the principal of such Debenture shall, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefore in the Debenture.
ARTICLE FOUR
MISCELLANEOUS
Section 4.1 Relationship to Existing Indenture
     The Eleventh Supplemental Indenture is a supplemental indenture within the meaning of the Indenture. The Indenture, as supplemented and amended by this Eleventh Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Debentures, the Indenture, as supplemented and amended by this Eleventh Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
Section 4.2 Modification of the Existing Indenture
     Except as expressly modified by this Eleventh Supplemental Indenture, the provisions of the Indenture shall govern the terms and conditions of the Debentures.

Section 4.3 Governing Law
     This instrument shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.4 Counterparts
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 4.5 Trustee Makes No Representation
     The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Eleventh Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Debentures).

     In Witness Whereof, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed and attested all as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Robert A. Gender
	Name:	Robert A. Gender
	Title:	Vice President and Treasurer
Attest:

/s/ Kathleen E. Shannon

THE BANK OF NEW YORK, as Trustee
By:	/s/ Sherma Thomas
	Name:	Sherma Thomas
	Title:	Assistant Treasurer

ANNEX A
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     [INCLUDE IF SECURITY IS A RESTRICTED GLOBAL SECURITY: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR (3) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS, PURSUANT TO THE TERMS AND CONDITIONS OF REGULATION S UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]
     [INCLUDE IF SECURITY IS A REGULATION S GLOBAL SECURITY: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THESE SECURITIES WERE FIRST OFFERED AND (2) THE DATE OF ISSUANCE OF THESE SECURITIES, MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)

PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A, OR (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]
     EACH PURCHASER AND TRANSFEREE OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT EITHER (A) IT IS NOT ACQUIRING THIS SECURITY WITH THE ASSETS OF (1) ANY “EMPLOYEE BENEFIT PLAN” (SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS OR ACCOUNTS THEREIN OR (2) ANY GOVERNMENTAL OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY DOES NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, THE CODE, OR ANY SIMILAR LAWS. SUCH HOLDER FURTHER REPRESENTS AND COVENANTS THAT THROUGHOUT THE PERIOD IT HOLDS THIS SECURITY, THE FOREGOING REPRESENTATIONS SHALL BE TRUE.
     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
AMERICAN INTERNATIONAL GROUP, INC.

No.	ISIN No.: [XS0365317113 (144A) / XS0365314284 (REG S)]
£
     American International Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby

promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of                 Sterling (£          ) on May 22, 2068 (or, if this day is not a Business Day, the following Business Day) (the “Final Maturity Date”); provided that the principal amount of, and all accrued and unpaid interest on, this Security shall be payable in full on May 22, 2038, or if such day is not a Business Day, the next Business Day (the “Scheduled Maturity Date”), or any subsequent Interest Payment Date (as hereinafter defined) to the extent set forth in the Indenture hereinafter referred to. As provided in the Indenture, the principal of this Security is payable on the Scheduled Maturity Date only to the extent the Company has raised sufficient Eligible Repayment Proceeds during the relevant period. The Company’s obligation to raise Eligible Repayment Proceeds is subject to certain limitations and restrictions described in the Eleventh Supplemental Indenture hereinafter referred to. In connection with the issuances of this Security, the Company has entered into a Replacement Capital Covenant that contains restrictions on the Company’s ability to repay the principal of this Security.
     This Security shall bear interest (i) from and including May 22, 2008 to but excluding May 22, 2018, payable (subject to deferral as set forth herein and in the Indenture) at the rate of 8.625% per annum semi-annually in equal installment in arrears on May 22 and November 22 in each year, beginning on November 22, 2008 (computed on the basis of Actual/Actual (ICMA), as defined in the Eleventh Supplemental Indenture, if such Interest Period (as defined in the Indenture) is not a full semi-annual Interest Period), and (ii) from and including May 22, 2018, at an annual rate equal to Three-month Sterling LIBOR (as defined in the Indenture) plus 4.400% (computed on the basis of a 365-day year (or in the case of an Interest Payment Date falling in a leap year, 366 days) and the actual number of days elapsed), payable (subject to deferral as set forth herein and in the Indenture) quarterly in arrears on February 22, May 22, August 22 and November 22 in each year, beginning on August 22, 2018, until the principal hereof is paid or made available for payment (each such date referred to in clause (i) or (ii), an “Interest Payment Date”). In the event that any Interest Payment Date on or before May 22, 2018 falls on a day that is not a Business Day, the interest payment due on that date shall be postponed to the next day that is a Business Day and no interest shall accrue as a result of that postponement. In the event that any Interest Payment Date after May 22, 2018 would otherwise fall on a day that is not a Business Day, that Interest Payment Date shall be postponed to the next day that is a Business Day and interest will accrue to the actual Interest Payment Date, unless such postponement would cause the day to fall in the next calendar month, in which case it shall be brought forward to the immediately preceding Business Day. Any installment of interest (or portion thereof) deferred in accordance with the Indenture or otherwise unpaid on the relevant Interest Payment Date shall bear additional interest, to the extent permitted by law, at the rate of interest then in effect on this Security, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with the Indenture.
     A “Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (ii) a day that is not a London Banking Day (as defined in the Eleventh Supplemental Indenture).

     The interest (other than deferred interest) so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered (i) at the close of business on the Business Day next preceding the Interest Payment Date if this Security is issued in the form of a Global Security, or (ii) at the close of business on the day 15 days prior to that Interest Payment Date (whether or not a Business Day), if this Security is not issued in the form of a Global Security. Any such interest not so punctually paid or duly provided for (other than deferred interest) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Any deferred interest shall be payable to the holder of record of this Security as provided below.
     The Company shall have the right, at any time and from time to time, prior to the Final Maturity Date to defer the payment of interest on this Security for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period shall extend beyond the Final Maturity Date or the earlier redemption of the Securities of this series. As provided in the Indenture, the payment of deferred interest is subject to the Company’s ability to raise Eligible APM Proceeds. The Company’s obligation to raise Eligible APM Proceeds is subject to certain limitations, restrictions and exceptions described in the Eleventh Supplemental Indenture.
     At the end of any Deferral Period, the Company shall pay all deferred interest on this Security (together with compounded interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name this Security is registered at the close of business on the Business Day next preceding the Interest Payment Date at the end of such Deferral Period or, in the event this Security ceases to be held in the form of a Global Security, at the close of business on the date 15 days prior to the end of the Deferral Period, whether or not a Business Day. Upon termination of any Deferral Period and upon the payment of all deferred interest and any compounded interest then due on any Interest Payment Date, the Company may elect to begin a new Deferral Period, subject to the above requirements and those in the Indenture. The Company may elect to pay deferred interest on any Interest Payment Date during any Deferral Period to the extent permitted, and shall pay deferred interest (including compounded interest thereon) to the extent required, by the Indenture.
     To the extent permitted by law, each Holder of this Security, by such Holder’s acceptance of this Security agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Security, such Holder shall only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the Deferral Period for which interest has not so been paid.
     The Company shall give written notice to the Trustee and the Holders of this Security of its election to begin any Deferral Period at least one Business Day prior to the Regular Record Date for that Interest Payment Date, provided, however, that the Company’s failure to pay any interest due within five Business Days after any Interest Payment Date shall automatically and without any further action by any Person be deemed to commence a Deferral Period.
     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and will be made in Sterling; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If Sterling is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or Sterling is no longer used by the United Kingdom as its currency, then all payments in respect of this Security will be made in U.S. dollars until Sterling is again available to the Company or so used. The amount payable on any date in Sterling will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Sterling as determined by the Calculation Agent. Any payment in U.S. dollars as described above will not be deemed a default or Enforcement Event under the Indenture.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

American International Group, Inc.
By:
Name:
Title:

Attest:

[Secretary or Assistant Secretary]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

The Bank of New York, as Trustee
By:
Name:
Title:

(Signature Page for Series A-8 Security)

REVERSE OF SECURITY
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Debt Indenture, dated as of March 13, 2007 (herein called the “Base Indenture”), which term shall have the meaning assigned to it in such instrument, as supplemented by an Eleventh Supplemental Indenture, dated as of May 22, 2008 (herein called the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case, between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to £900,000,000 (except for Securities authenticated and delivered upon registration or transfer of, or exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, or 1107 of the Base Indenture or Section 3.5 of the Eleventh Supplemental Indenture).
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Securities of this series are subject to redemption upon not less than 10 days nor more than 60 days’ prior notice by first class mail, postage pre-paid, to each Holder of Securities to be redeemed, at the option of the Company, (i) on any Interest Payment Date on or after May 22, 2018, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, (ii) at any time prior to May 22, 2018, in whole but not in part, at the Make-Whole Redemption Price, (iii) at any time prior to May 22, 2018, in whole but not in part, in connection with a Tax Event or a Rating Agency Event, at the Make-Whole Redemption Price and (iv) in whole but not in part, at any time at the option of the Company, if the Company becomes obligated to pay Additional Amounts, other than as a result of an event that would, upon receipt of the Opinion of Counsel required under the definition of Tax Event, constitute a Tax Event, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and of an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Company will, subject to the exceptions and limitations set forth in the Eleventh Supplemental Indenture, pay Additional Amounts on this Security with respect to any Beneficial Owner of all or any portion of this Security that is a Non-U.S. Person to ensure that each Net Payment by the Company or Paying Agent on such portion of this Security, including payment of principal and interest, that it beneficially owns will not be less, due to any present or future tax, assessment or governmental charge of the U.S. or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, than the amount that would have been payable in respect of such portion of this Security had no withholding been required. For all purposes of this Security, any Additional Amounts that are payable shall be treated as interest on this Security.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or Guaranteed, and waives reliance by each such holder of Senior Debt upon said provisions.
     The Indenture contains provisions for defeasance of the entire indebtedness of this Security at any time prior to May 22, 2018 upon compliance with certain conditions set forth in the Indenture.
     The Securities of this series are entitled to the benefits of the Events of Default described in Section 2.1(j) of the Eleventh Supplemental Indenture and the Enforcement Events as defined in the Eleventh Supplemental Indenture. The Holder of this Security and the Trustee shall be entitled to the remedies provided by Section 502 of the Base Indenture only if an Event of Default specified in clause (1) of Section 2.1(j) of the Eleventh Supplemental Indenture shall occur with respect to the Securities of this series. If an Event of Default specified in Section 501(5) or Section 501(6) of the Base Indenture shall occur with respect to the Securities of this series, then in every such case the principal amount of all the Securities of this series shall become automatically due and payable immediately, without any declaration or other action on the part of the Trustee or any Holder. An Event of Default specified in clause (2) of Section 2.1(j) of the Eleventh Supplemental Indenture shall not entitle the Holders to the benefits of Section 502 of the Base Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Enforcement Event with respect to the Securities of this series, the Holders of not less than 25% (or, in the case of an Enforcement Event, a majority) in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Enforcement Event, as the case may be, as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates to the extent provided by Section 2.1(n) of the Eleventh Supplemental Indenture.
     As provided in the Indenture and subject to the transfer restrictions and limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer and any other written certification required by the Indenture, in each case in a form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of £50,000.00 and even multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness of the Company.
     THE BASE INDENTURE, THE ELEVENTH SUPPLEMENTAL INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ANNEX B — Form of Restricted Securities Certificate
RESTRICTED SECURITIES CERTIFICATE
The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attn: Corporate Trust Administration
Re:	8.625% Series A-8 Junior Subordinated Debentures of American International Group, Inc. (the “Securities”)
     Reference is made to the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between American International Group, Inc. (the “Company”) and The Bank of New York, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to £                          principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
     ISIN
     COMMON CODE
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being

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effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies the transfer is being effected in accordance with Rule 144A:
     (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
     (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)
By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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ANNEX C — Form of Unrestricted Securities Certificate
UNRESTRICTED SECURITIES CERTIFICATE
The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attn: Corporate Trust Administration
Re:	8.625% Series A-8 Junior Subordinated Debentures of American International Group, Inc. (the “Securities”)
     Reference is made to the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between American International Group, Inc. (the “Company”) and The Bank of New York, as Trustee, as supplemented (the “Indenture”). Terms used herein and defined in the Indenture or in Regulation S, Rule 144 or Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to £                      principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
     ISIN
     COMMON CODE
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the` Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Global Security (if certification is given during the Restricted Period pursuant to paragraph (1) below) or an Unrestricted Global Security (if certification is given (a) after the Restricted Period pursuant to paragraph (1) below or (b) pursuant to paragraph (2) below). In connection

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with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:
     (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904 of Regulation S:
     (A) the Owner is not a Distributor of the Securities, an affiliate of the Company or any such Distributor or a person acting on behalf of any of the foregoing;
     (B) the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;
     (C) either:
     (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
     (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
     (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and
     (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
provided that if the transfer is to occur during the Restricted Period, then the Transferee will take delivery in the form of a Regulation S Global Security.

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     (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
     (A) the transfer is occurring after a holding period of at least six months has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance the requirements of Rule 144; and
     (B) if the transfer is occurring prior to the first anniversary of the date of issuance of the Securities, the Company is, and has been for a period of at least 90 days immediately before the transfer, subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)
By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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